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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

United Continental Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 21, 2017

Dear Stockholder:

        On behalf of our Board of Directors, we are pleased to invite you to the 2017 Annual Meeting of Stockholders of United Continental Holdings, Inc. (the "Company") to be held on May 24, 2017. A notice of the 2017 Annual Meeting and proxy statement follows. Please read the enclosed information and our 2016 Annual Report carefully before voting your proxy.

        Your vote is important. Even if you plan to attend the Annual Meeting in person, please authorize your proxy or direct your vote by following the instructions on each of your voting options described in the proxy statement. You may vote your shares by Internet, telephone or mail pursuant to the instructions included on the proxy card or voting instruction card. We encourage you to use the first option and vote by Internet.

        Thank you for your continued support of United. We look forward to seeing you at the 2017 Annual Meeting.

Sincerely,

Oscar Munoz Chief Executive Officer

UNITED CONTINENTAL HOLDINGS, INC.
233 South Wacker Drive
Chicago, Illinois 60606

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 24, 2017

DATE:	Wednesday, May 24, 2017
TIME:	9:00 a.m., Central Time
PLACE:	Willis Tower
233 South Wacker Drive
Chicago, Illinois 60606

RECORD DATE:	March 29, 2017

MATTERS TO BE VOTED ON:

  1.
  Election of nominees to the Board of Directors, as follows:

  •
  Thirteen directors, to be elected by the holders of Common Stock;

  •
  One ALPA director, to be elected by the holder of Class Pilot MEC Junior Preferred Stock; and

  •
  One IAM director, to be elected by the holder of Class IAM Junior Preferred Stock.

  2.
  Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and its subsidiaries for the fiscal year ending December 31, 2017.

  3.
  An advisory vote to approve the compensation of the Company's named executive officers as presented in the proxy statement.

  4.
  An advisory vote to approve the frequency of future advisory votes on the compensation of the Company's named executive officers.

  5.
  Approval of the United Continental Holdings, Inc. 2017 Incentive Compensation Plan.

  6.
  Any other matters that may be properly brought before the Annual Meeting.

Jennifer L. Kraft Deputy General Counsel and Secretary

Chicago, Illinois
April 21, 2017

Even if you plan to attend the Annual Meeting in person, please authorize your proxy or direct your vote as promptly as possible. You may vote your shares by Internet, telephone or mail pursuant to the instructions included on the proxy card or voting instruction card. If you mail the proxy or voting instruction card using the envelope provided, no postage is required if mailed in the United States. If you attend the Annual Meeting in person and want to withdraw your proxy, you may do so as described in the attached proxy statement and vote in person on all matters properly brought before the Annual Meeting.

        You can find detailed information regarding voting in the section entitled "General Information" in the attached proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2017. The Company's Notice of Annual Meeting, Proxy Statement and 2016 Annual Report to Stockholders are available on the Internet at http://www.envisionreports.com/ual.

PROXY STATEMENT

i

UNITED CONTINENTAL HOLDINGS, INC.
233 South Wacker Drive
Chicago, Illinois 60606

PROXY STATEMENT
2017 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 24, 2017

GENERAL INFORMATION

Purpose, Place, Date and Time

        This proxy statement is furnished to you by the board of directors (the "Board") in connection with the solicitation of your proxy to be voted at the 2017 annual meeting of stockholders of United Continental Holdings, Inc., which we refer to as the "Annual Meeting," to be held on Wednesday, May 24, 2017, at 9:00 a.m., Central Time, at the Willis Tower, 233 South Wacker Drive, Chicago, Illinois 60606. This proxy statement and the accompanying proxy card are being made available to you on approximately April 21, 2017.

        In this proxy statement, the terms "we," "our," "us," "UAL" and the "Company" refer to United Continental Holdings, Inc.

Householding

        The rules of the SEC allow us to deliver a single set of proxy materials and annual report to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials and annual report to multiple stockholders who share an address, unless we have received different instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate set of proxy materials and annual report, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Annual Meeting materials, contact Broadridge Financial Solutions, Inc. ("Broadridge") by telephone at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

        If you are currently a stockholder sharing an address with another stockholder and are receiving multiple copies of our proxy materials and wish to receive only one copy of future proxy materials and annual reports for your household, please contact Broadridge at the above telephone number or address.

Voting Rights and Proxy Information

Who is entitled to vote?

        If you are a stockholder with shares of our voting stock, including our common stock, $0.01 par value per share ("Common Stock"), registered in your name with Computershare Investor Services ("Computershare"), the Company's transfer agent and registrar, then you are considered a "stockholder of record." Stockholders of record at the close of business on March 29, 2017, which is known as the "record date" for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

        The following chart shows the number of shares of each class of our voting stock outstanding as of the record date, the number of record holders of each class as of the record date entitled to vote at the Annual Meeting, the votes per share for each class for all matters on which the shares vote, and the directors each class is entitled to elect. The aggregate number of votes to which a class is entitled is equal to the number of shares outstanding of such class.

Title of Class	Shares Outstanding	Holders of Record(a)	Votes per Share	Voting for Directors
Common Stock	314,518,909	7,865	1	Class elects 13 directors
Class Pilot MEC Junior Preferred Stock	1	1	1	Class elects 1 director
Class IAM Junior Preferred Stock	1	1	1	Class elects 1 director

(a)
The holder of record of Class Pilot MEC Junior Preferred Stock is the United Airlines Pilots Master Executive Council of Air Line Pilots Association, International ("ALPA"). The holder of record of Class IAM Junior Preferred Stock is the International Association of Machinists and Aerospace Workers ("IAM").

How do I vote if I am a stockholder of record?

        If you are a stockholder of record that holds shares as of the record date, you have three options for delivering your proxy to vote your shares:

  •
  Vote by Internet

        You can vote via the Internet by logging onto http://www.envisionreports.com/ual and following the prompts using the control number located on your proxy card. This vote will be counted immediately, and there is no need to mail your proxy card.

  •
  Vote by Telephone

        To use the telephone voting procedure, dial (800) 652-8683 and listen for further directions. You must use a touch-tone telephone in order to respond to the questions. This vote will be counted immediately, and there is no need to mail your proxy card.

  •
  Vote by Mail

        Shares eligible to be voted, and for which a properly signed proxy card is returned, will be voted in accordance with the instructions specified on the proxy card.

        Proxies submitted by Internet or telephone must be received by 11:59 p.m., Central Time, on Tuesday, May 23, 2017, the day before the Annual Meeting.

        Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. If you vote in person at the Annual Meeting, your previously submitted proxy will be disregarded, but simply attending the Annual Meeting will not revoke a previously submitted proxy. See "Can I attend the Annual Meeting?" below for information regarding how to attend the Annual Meeting.

  We encourage you to vote by Internet as instructed on the proxy card.

How are my shares voted if I do not indicate how to vote on the proxy card?

        If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of the Board, including FOR the election of each of the nominees for director (Proposal No. 1), FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal No. 2), FOR the advisory vote to approve the compensation of the Company's named executive officers (Proposal No. 3), ONE YEAR on the advisory vote to approve the frequency of future advisory votes on the compensation of the Company's named executive officers (Proposal No. 4) and FOR the approval of the United Continental Holdings, Inc. 2017 Incentive Compensation Plan (Proposal No. 5).

How do I vote if I hold my shares through an account at a broker, bank, trust or other nominee?

        If you hold your shares in an account at a broker, bank, trust or other nominee, you are considered the "beneficial owner" of shares held in "street name," and you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. To ensure that your vote is counted, follow the directions set forth on the voting instruction card and the voting instructions that you receive. To vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank, trust or other nominee. Follow the instructions from your broker, bank, trust or other nominee included with the proxy materials, or contact your broker, bank, trust or other nominee to request a legal proxy.

How do I vote my shares if I participate in one of the United 401(k) plans?

        If you hold shares in an account under the United Airlines 401(k) Savings Plan or the United Airlines Flight Attendant 401(k) Plan (each a "Plan," and collectively, the "United 401(k) Plans"), Computershare is sending you the Company's proxy materials directly, including the voting instruction card. You may direct the trustee of the United 401(k) Plans, Evercore Trust Company, N.A., on how to vote your Plan shares by directing the voting of your Plan shares by Internet, telephone or mail pursuant to the instructions included on the proxy card. Please note that, in order to permit the trustee for the United 401(k) Plans to tally and vote all of the shares of Common Stock held in the United 401(k) Plans, your instructions, whether by Internet, telephone or proxy card, must be completed and received prior to 5:00 a.m., Central Time, on Monday, May 22, 2017. You may not change your vote related to such Plan shares after this deadline.

        If you do not provide voting instructions to the trustee, your Plan shares will be voted by the trustee in the same proportion that it votes shares in other Plan accounts for which it did receive timely voting instructions. The proportional voting policy is detailed under the terms of each Plan and trust agreement.

What does it mean if I receive more than one set of proxy materials?

        If you receive more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all of the shares that you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive.

Who counts the votes?

        Representatives of Computershare will tabulate the votes and act as Inspector of Election at the Annual Meeting.

How is a quorum determined?

        A quorum is necessary for conducting a valid Annual Meeting. The presence in person or represented by proxy of the holders of outstanding shares representing at least a majority of the total voting power entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Where a separate vote of a class or series of stock is required, the presence in person or represented by proxy of the holders of outstanding shares representing at least a majority of the total voting power of all outstanding shares of such class or series is necessary to constitute a quorum thereof entitled to take action with respect to such separate vote.

What are "broker non-votes"?

        Under the rules of the New York Stock Exchange ("NYSE"), brokers, banks, trusts or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain "routine" matters even if they do not receive timely voting instructions from the beneficial owner. With respect to "non-routine" matters, the broker, bank, trust or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions.

        A broker non-vote occurs when a beneficial owner of shares held by a broker, bank, trust or other nominee fails to provide the record holder with specific instructions concerning how to vote on any "non-routine" matters brought to a vote at a stockholders meeting. At the Annual Meeting, brokers will have discretionary authority to vote shares on the ratification of the appointment of the independent registered public accounting firm (Proposal No. 2), which is the only "routine" matter presented at the Annual Meeting. If brokers exercise this discretionary voting authority on Proposal No. 2, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the Annual Meeting (Proposal Nos. 1, 3, 4 and 5), which are considered "non-routine."

How are abstentions and broker non-votes treated for quorum purposes, and how do they impact the voting results?

        Abstentions are counted for purposes of determining whether a quorum is present. Abstentions will have the effect of a vote against the matters presented for a vote of the stockholders, other than the election of directors and the advisory vote to approve the frequency of future advisory votes on the compensation of the Company's named executive officers. Abstentions have no effect with respect to the election of directors or the advisory vote to approve the frequency of future advisory votes on the compensation of the Company's named executive officers (Proposal Nos. 1 and 4).

        As explained above under "What are 'broker non-votes'?," if brokers exercise their discretionary voting authority on Proposal No. 2, such shares will be considered present at the meeting for quorum purposes and broker non-votes will occur as to each of the other proposals presented at the meeting (Proposal Nos. 1, 3, 4 and 5), which are considered "non-routine." Broker non-votes will have no impact on the voting results on the election of directors (Proposal No. 1), the advisory vote to approve the compensation of the Company's named executive officers (Proposal No. 3), the advisory vote to approve the frequency of future advisory votes on the compensation of the Company's named executive officers (Proposal No. 4) and the approval of the United Continental Holdings, Inc. 2017 Incentive Compensation Plan (Proposal No. 5).

        If you are a beneficial owner of shares held by a broker, bank, trust or other nominee holding shares on your behalf, we urge you to submit your voting instructions to your broker, bank, trust or other nominee in advance of the Annual Meeting. Please see "How do I vote if I hold my shares through an account at a broker, bank, trust or other nominee?" above for a discussion of the procedures.

What classes of stock vote on each proposal, and what is the vote required?

        The holders of Common Stock, Class Pilot MEC Junior Preferred Stock and Class IAM Junior Preferred Stock will vote together as a single class on all proposals presented at the Annual Meeting other than the election of directors (Proposal No. 1).

  Election of Directors (Proposal No. 1)

        Each director will be elected by vote of a majority of the votes cast with respect to that director's election in person or represented by proxy and entitled to vote on the election of directors. "Majority of the votes cast" means that the number of shares voted FOR a director exceeds the number of shares voted AGAINST that director (with abstentions and broker non-votes not counted as a vote cast either FOR or AGAINST that director's election). Any incumbent director who is not reelected in an election in which majority voting applies is required to tender his or her resignation promptly following certification of the stockholders' vote. The Nominating/Governance Committee will then consider the tendered resignation and recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. The Board is expected to act on the recommendation within 120 days following certification of the stockholders' vote and will promptly disclose its decision regarding whether to accept the director's resignation offer. The director who tenders his or her resignation will not participate in the recommendation of the Nominating/Governance Committee or the decision of the Board with respect to his or her resignation.

  Proposal Nos. 2, 3 and 5

        The affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter will be required to approve the ratification of the appointment of the independent registered public accounting firm (Proposal No. 2), the advisory vote to approve the compensation of the Company's named executive officers (Proposal No. 3) and the approval of the United Continental Holdings, Inc. 2017 Incentive Compensation Plan (Proposal No. 5).

  Proposal No. 4

        The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be considered by the Board as the stockholders' recommendation as to the frequency of future advisory votes on the compensation of the Company's named executive officers.

How does the proxy voting process work?

        If you vote using the Internet or telephone procedures specified in the proxy card, or your proxy card is properly dated, signed and returned by mail, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated by it (or if there are no such instructions, then in accordance with the recommendation of the Board).

        If a quorum is not present at the time the Annual Meeting is convened for any particular purpose, or if for any other reason we believe that additional time should be allowed for the solicitation of proxies, we may adjourn the Annual Meeting with the vote of the stockholders then present.

How do I revoke a proxy?

        Any proxy may be revoked by the person giving it at any time before it is voted (except as discussed above with respect to shares held in a United 401(k) Plan account). A proxy may be revoked by a later proxy delivered using the Internet or telephone voting procedures or by written notice mailed to the Secretary prior to the Annual Meeting. If you hold your shares through a broker, bank, trust or other nominee, you should follow their instructions as to how you can revoke a proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a holder of Common Stock who is in attendance and entitled to vote at the Annual Meeting may request a ballot and vote in person, which revokes a previously granted proxy.

How are proxies being solicited and who pays solicitation expenses?

        Proxies are being solicited by the Board on behalf of the Company. All expenses of the solicitation, including the cost of preparing and mailing this proxy statement, will be borne by us. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of Common Stock and voting preferred stock held of record, and we may reimburse these individuals for their reasonable expenses. In addition to mailed proxy materials and proxy materials available over the Internet, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. These individuals will not be additionally compensated, but may be reimbursed for out-of-pocket expenses associated with solicitation. To help assure the presence in person or representation by proxy of the largest number of stockholders possible, we have engaged Georgeson LLC ("Georgeson"), a proxy solicitation firm, to solicit proxies on our behalf. We are paying Georgeson a proxy solicitation fee of $13,500 plus reimbursement for reasonable out-of pocket costs and expenses.

Can I attend the Annual Meeting?

        Admittance is limited to stockholders of the Company. The following procedures have been adopted to ensure that the Company's stockholders can check in efficiently when entering the Annual Meeting.

  Stockholders of Record

        If you are a stockholder of record on March 29, 2017 (the record date), you (or your duly appointed proxy holder) are entitled to attend the Annual Meeting. If you are a stockholder of record or you own shares through a Plan, there is an admission ticket located on your proxy card. You will be asked to present the admission ticket and valid picture identification to obtain admittance to the Annual Meeting.

        If you are a record holder (or a record holder's duly appointed proxy) and you do not bring an admission ticket with you to the Annual Meeting, you will be admitted upon verification of ownership at the stockholders' registration desk. Please be prepared to present valid picture identification.

  Beneficial Owners

        If you are a beneficial owner of Common Stock as of March 29, 2017, you may obtain admittance at the stockholders' registration desk by presenting evidence of your Common Stock ownership. This evidence could be a legal proxy from the institution that is the record holder of your shares, or your most recent account statement from your broker, bank, trust or other nominee that includes the record date, along with valid picture identification. Please note that in order to vote at the Annual Meeting, beneficial owners must present the legal proxy from the record holder.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Nominating/Governance Committee has recommended to the Board, and the Board has unanimously nominated, the individuals named below for election as directors at the Annual Meeting to hold office until the next annual meeting of stockholders, until their successors are elected and qualified, or until their earlier death, resignation or removal. Each of the nominees currently serves as a director of the Company. There is no family relationship between any of the nominees or between any nominee and any executive officer of the Company.

        Shares represented by executed proxy cards will be voted, except where directed otherwise, FOR the election of the 13 nominees. In the event that any nominee is unable to serve or for good cause will not serve, such shares will be voted FOR the election of such substitute nominee as the Board may propose. Each of the nominees has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unable to serve.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW, WHICH IS DESIGNATED AS PROPOSAL NO. 1.

Director Qualifications

        Set forth on the following pages is biographical and other information about each nominee for election as a director. This information includes, but is not limited to, the business experience and directorships on the boards of public companies and registered investment companies held by each nominee during at least the past five years. This information also includes a discussion of the specific experience, qualifications, attributes and skills of each nominee that led to the Board's determination that such nominee is qualified and should serve as a director.

        In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills, the Board believes that all of the nominees have demonstrated certain common attributes that the Board would generally expect any director nominee to possess. Those common attributes include an appropriate level of business, government or professional acumen, the capacity for strategic and critical thinking, leadership capabilities, a reputation for integrity and ethical conduct, and an ability to work collaboratively. Please see "Corporate Governance—Nominations for Directors" below for further discussion of the criteria considered by the Nominating/Governance Committee when identifying director nominees.

Directors to be Elected by the Holders of Common Stock

        Thirteen directors are to be elected by the holders of Common Stock. Each current director has served continuously since the date of his or her appointment. On April 19, 2016, the Company entered into an agreement (the "Settlement Agreement") with PAR Capital Management, Inc. ("PAR"), Altimeter Capital Management, LP ("Altimeter") and the other signatories listed on the signature page thereto, pursuant to which the Company, Altimeter and PAR settled a proxy contest for the election of directors. Pursuant to the Settlement Agreement, Edward M. Philip has been nominated for election at the Annual Meeting.

Nominee	(1) Business Experience (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
Carolyn Corvi	(1)	Retired Vice President and General Manager, Airplane Programs, Commercial Airplanes of Boeing Commercial Airplanes (commercial jet aircraft segment) of The Boeing Company ("Boeing") (2005-2008); Various other positions with Boeing for 34 years, including Vice President and General Manager of 737/757 Programs, Vice President of Aircraft Systems and Interiors, Vice President of the Propulsion Systems Division, Director of Quality Assurance for the Fabrication Division and Director of Program Management for 737/757 Programs.	65	2010
	(2)	Director—Allegheny Technologies Inc. (2012-present); Hyster-Yale Materials Handling, Inc. (2012-present); Goodrich Corporation (2009-2012); Continental Airlines, Inc. ("Continental") (2009-2010).
	(3)	Ms. Corvi provides extensive management expertise to the Board, having served in key management and operational oversight roles for Boeing during her 34 years of service. She also brings an expertise with respect to the manufacturing of commercial aircraft, which she developed through her management of commercial airplane production for Boeing as Vice President and General Manager, Airplane Programs, Commercial Airplanes, Vice President and General Manager of 737/757 Programs, Vice President of Aircraft Systems and Interiors, Vice President of the Propulsion Systems Division, and in the other positions indicated above. Ms. Corvi brings experience to the audit committee function of the Board through her previous service on the Audit Committees of Continental and Goodrich Corporation and her current service on the Audit Committees of Allegheny Technologies Inc. and Hyster-Yale Materials Handling, Inc. Her service on the Continental board of directors provided her with valuable experience in the airline industry.
Jane C. Garvey	(1)	Chairman of Meridiam, North America (infrastructure development fund) (2009-present); Vice President of U.S. Public Private Partnerships in Transportation at JPMorgan Chase (global financial services firm) (2008-2009); Executive Vice President and Chairman of Transportation Practice of APCO Worldwide (public affairs and strategic communications consulting firm) (2003-2008).	73	2009
	(2)	Director—Bombardier Inc. (2007-2008); Skanska (2003-2008).

Nominee	(1) Business Experience (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
	(3)	Ms. Garvey brings extensive management oversight experience to the Board as Chairman of Meridiam, North America. She also provides valuable leadership experience and knowledge of the airline industry from her past role as administrator of the Federal Aviation Administration ("FAA"), where she was the first administrator to serve a five-year term, and as the recipient of the National Air Transportation Association's Distinguished Service Award. Through her various professional responsibilities, Ms. Garvey has also gained experience in a broad range of industries, including infrastructure development, financial services, transportation, construction and consulting.
Barney Harford	(1)	Chief Executive Officer of Orbitz Worldwide, Inc. (online travel company) (2009-2015); multiple roles at Expedia, Inc. (online travel company) (1999-2006), including President of Expedia Asia Pacific (2004-2006).	45	2016
	(2)	Director—Orbitz Worldwide, Inc. (2009-2015); eLong, Inc. (2004-2008).
	(3)	Mr. Harford brings travel industry and ecommerce insight, combined with a successful track record deploying large technology teams, having served as Chief Executive Officer of Orbitz Worldwide, Inc. He also provides experience with international markets, in particular the Asia Pacific region, having led Expedia's entry into China, Australia and Japan. He serves as Non-Executive Chairman of the board of directors of Lola, the mobile hotel booking service that provides personalized and curated hotel recommendations (2016-present), and as a director of LiquidPlanner, Inc., an online project management software company (2007-present). He previously served as a director of GlobalEnglish Corporation (2008-2011) and Crystal Orange Hotel Group (formerly Mandarin Holdings) (2009-2012).
Walter Isaacson	(1)	President and Chief Executive Officer of The Aspen Institute (international education and leadership institute) (2003-present); Chairman and Chief Executive Officer of CNN (2001-2003).	64	2006
	(2)	Chairman—CNN (July 2001-January 2003).

Nominee	(1) Business Experience (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
	(3)	Mr. Isaacson provides valuable business operations expertise and extensive management knowledge, having served as President and Chief Executive Officer of The Aspen Institute. Prior to that position, he gained leadership experience and strategic development and implementation skills as Chairman and Chief Executive Officer of CNN. Mr. Isaacson has also served as the editor of Time Magazine. In 2009, Mr. Isaacson was appointed by President Obama to be Chairman of the Broadcasting Board of Governors, which runs international broadcasts for the U.S. government. He served in this role until January 2012. Through his various professional positions, Mr. Isaacson has gained experience in a broad range of industries, including education, economics, communications and broadcasting.
James A. C. Kennedy	(1)	President and Chief Executive Officer of T. Rowe Price Group, Inc. ("T. Rowe Price") (global investment management organization) (2007-2015).	63	2016
	(2)	Director—T. Rowe Price (1996-April 2016).
	(3)	Mr. Kennedy brings to the Board a stockholders' perspective and his expertise in management and finance, particularly as result of his tenure as President and Chief Executive Officer of T. Rowe Price, a global investment management organization which provides mutual fund, sub-advisory and institutional asset management. Prior to his appointment as President and Chief Executive Officer of T. Rowe Price, Mr. Kennedy served in roles of increasing responsibility since 1978, including equity analysis, Director of Equity Research as of 1987, and Head of U.S. Equities (1997-2006). Mr. Kennedy also brings executive compensation experience to the Board, having served as the Chairman of the Management Compensation Committee at T. Rowe Price for nine years.
Robert A. Milton	(1)	Chairman and Chief Executive Officer of ACE Aviation Holdings Inc. (holding company for Air Canada and other aviation interests) (2011-2012); Chairman, President and Chief Executive Officer of ACE Aviation Holdings Inc. (2004-2011); Chairman of Air Canada (2004-2007); President and Chief Executive Officer of Air Canada (1999-2004); Executive Vice-President and Chief Operating Officer of Air Canada (1996-1999); Chairman of the Board of Governors of IATA (The International Air Transport Association) (2005-2006).	56	2016

Nominee	(1) Business Experience (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
	(2)	Lead Director—Air Lease Corporation (2010-present); AirAsia Berhad (June 2013-June 2015); Director—US Airways, Inc. (2005-2006).
	(3)	Mr. Milton brings extensive airline industry experience to the Board, providing deep industry experience in management and operations relevant to the Company. Mr. Milton has spent his entire career in the airline industry, most recently as Chairman and Chief Executive Officer of ACE Aviation Holdings Inc., and previously as Chairman, President and Chief Executive Officer of Air Canada. Having joined Air Canada in 1992 in a consulting capacity, Mr. Milton also held previous roles including Senior Director of Scheduling, Vice President, Scheduling and Product Management, Senior Vice President, Marketing and In-Flight Service and Executive Vice President and Chief Operating Officer. Further, Mr. Milton brings corporate governance expertise to the Board, having served as the lead independent director of Air Lease Corporation since 2010. Mr. Milton also brings executive compensation experience and financial expertise to the Board, enhanced by his service on the Audit and Compensation Committees of Air Lease Corporation.
Oscar Munoz	(1)	Chief Executive Officer of the Company (Sept. 2015-present); President of the Company (Sept. 2015-Aug. 2016); President and Chief Operating Officer of CSX Corporation ("CSX") (railroad and intermodal transportation services company) (Feb. 2015-Sept. 2015); Executive Vice President and Chief Operating Officer of CSX (2012-2015); Executive Vice President and Chief Financial Officer of CSX (2003-2012).	58	2010
	(2)	Director—CSX (Feb. 2015-Sept. 2015); Continental (2004-2010).

Nominee	(1) Business Experience (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
	(3)	Mr. Munoz provides valuable expertise in management, finance, accounting and auditing to the Board. He developed this expertise during his more than 25 years of service prior to joining the Company in key executive positions within the telecommunications, beverage and transportation industries. As our Chief Executive Officer, Mr. Munoz is responsible for, and has extensive familiarity with, the Company's ongoing operations and management's efforts to implement the strategic priorities identified by the Board. Mr. Munoz is uniquely suited to inform the Board with respect to these matters. Prior to joining the Company, Mr. Munoz served as the President and Chief Operating Officer of CSX from February 2015 until September 2015, with responsibility for managing all aspects of CSX's operations across its 21,000-mile network, including transportation, service design, customer service, engineering, mechanical and technology. In this role, Mr. Munoz also oversaw sales and marketing, human resources and information technology. Immediately prior to this role, Mr. Munoz served as Executive Vice President and Chief Operating Officer of CSX. Mr. Munoz also previously served as Executive Vice President and Chief Financial Officer of CSX, with responsibility for management and oversight of all financial, strategic planning, information technology, purchasing and real estate activities of CSX. In addition, he developed extensive experience in the airline industry during his six years of service on the Continental board of directors.
William R. Nuti	(1)	Chairman and Chief Executive Officer of NCR Corporation (global technology) (2007-present); President of NCR Corporation (2007-September 2016); Chief Executive Officer and President of NCR Corporation (2005-2007).	53	2013
	(2)	Director—NCR Corporation (2005-present); Coach, Inc. (2014-present); Sprint Nextel Corporation (2008-2013).

Nominee	(1) Business Experience (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
	(3)	Mr. Nuti provides the Board with valuable expertise in management, finance and technology, developed during his years of service in the technology industry. Mr. Nuti has extensive experience in key management and operational oversight roles, including serving as Chairman, Chief Executive Officer and President of NCR Corporation, and President, Chief Executive Officer and Chief Operating Officer of Symbol Technologies. Mr. Nuti also brings to the Board the perspective of an active chief executive officer with primary responsibility for the oversight of all aspects of a publicly traded, global technology company with international operations. Mr. Nuti also brings executive compensation and financial experience to the Board, enhanced by his service on the Compensation Committee of Coach, Inc., having previously served on its Audit Committee and having served on the Compensation and Finance Committees of Sprint Nextel Corporation.
Edward M. Philip	(1)	Chief Operating Officer of Partners in Health (non-profit healthcare organization) (Jan. 2013-present); Special Partner of Highland Consumer Fund (consumer oriented investment fund) (2013-present); Managing General Partner of Highland Consumer Fund (2006-2013); President and Chief Executive Officer of Decision Matrix Group (management consulting firm) (2004-2005); Senior Vice President of Terra Networks, S.A. (Spanish internet multinational company) (Oct. 2000-Jan. 2004).	51	2016
	(2)	Director—Hasbro, Inc. (2002-present); BRP Inc. (2005-present); Trupanion, Inc. (July 2014-Dec. 2014)
	(3)	Mr. Philip brings to the Board nearly three decades of leadership across the technology, health care and financial services sectors. Mr Philip was also one of the founding members of the internet search company, Lycos, Inc. During his tenure with Lycos, Mr. Philip held the positions of President, Chief Operating Officer and Chief Financial Officer at different times. Prior to joining Lycos, he spent time as the Vice President of Finance for The Walt Disney Company and a number of years in investment banking.

Nominee	(1) Business Experience (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
Edward L. Shapiro	(1)	Retired Managing Partner of PAR (investment management firm) since December 31, 2016; retirement followed a leave of absence from PAR upon joining the Board in April 2016, which continued until his retirement; multiple roles at PAR, including Managing Partner (2014-April 25, 2016); Partner (1999-2013); and Portfolio Manager at PAR (1997-April 25, 2016).	52	2016
	(2)	Chairman—Global Eagle Entertainment, Inc. (2013-present); Director—LodgeNet Interactive Corporation (2010-2012); US Airways (2005-2008).
	(3)	Mr. Shapiro brings to the Board financial expertise and an investor's perspective, having served in various capacities at PAR, an investment management firm specializing in investments in travel, media and Internet-related companies, from 1997 to present. Mr. Shapiro serves as Chairman of Global Eagle Entertainment, Inc., a provider of a wide range of connectivity solutions, including portable entertainment solutions. He also formerly served as Chairman of the board of directors of Lumexis Corporation, an in-seat, inflight entertainment company, and as a member of the board of directors of Sonifi Solutions (formerly LodgeNet Interactive Corporation).
Laurence E. Simmons	(1)	Chairman of SCF Partners (private equity investment management) (1989-present).	70	2010
	(2)	Director—Zions Bancorporation (1978-Sept. 2016); Continental (2009-2010); Oil States International, Inc. (2001-2007).
	(3)	Mr. Simmons provides the Board his extensive expertise in finance, corporate strategic transactions and the energy industry. Mr. Simmons is the founder and Chairman of SCF Partners, a firm providing equity capital and strategic growth assistance to build energy service and equipment companies. Mr. Simmons also brings to the Board his experience in both the airline industry and the audit committee function, having served on the Boards of Directors and Audit Committees of Continental and ExpressJet Holdings, Inc. In addition, he serves in leadership roles in a number of civic and community organizations in the Houston area, the location of one of the Company's hub airports.

Nominee	(1) Business Experience (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
David J. Vitale	(1)	Chair of the Urban Partnership Bank (2010-present); Chairman of Duff & Phelps Global Utility Income Fund (2011-present), DNP Select Income Fund, Inc. (2009-present), DTF Tax-Free Income Inc. (2015-present) and Duff & Phelps Utility and Corporate Bond Trust (investment companies) (2015-present); President, Chicago Board of Education (education) (2011-2015); Senior Advisor to the Chief Executive Officer of the Chicago Public Schools (education) (2007-2008); Chief Administrative Officer of the Chicago Public Schools (2003-2007).	70	2006
	(2)	Director—Duff & Phelps Global Utility Income Fund (2011-present); DTF Tax-Free Income Inc. (2005-present); Duff & Phelps Utility and Corporate Bond Trust (2005-present); DNP Select Income Fund, Inc. (2000-present); Alion Science & Technology Corporation (2009-2014).
	(3)	Mr. Vitale provides valuable financial and management expertise to the Board through many years of experience in significant business roles. Mr. Vitale served as President of the Chicago Board of Education, with responsibility for the governance, organizational and financial oversight of the Chicago Public Schools. Mr. Vitale has acted both as Chief Administrative Officer of the Chicago Public Schools and Senior Advisor to the Chief Executive Officer of the Chicago Public Schools, where he provided oversight for all educational departments, including finance, operations, human resources, technology and procurement. He brings to the Board expertise on the audit committee function, having served on the Audit Committee of Alion Science & Technology Corporation. He brings additional leadership experience to the Board by serving as Chairman of Duff & Phelps Global Utility Income Fund, DNP Select Income Fund, Inc., DTF Tax-Free Income Inc. and Duff & Phelps Utility and Corporate Bond Trust. Through his extensive professional roles, Mr. Vitale gained experience in a number of industries, including education, banking, financial services and investment management.

Nominee	(1) Business Experience (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
James M. Whitehurst	(1)	President and Chief Executive Officer of Red Hat, Inc. ("Red Hat") (provider of open source enterprise IT products and services) (2008-present); Chief Operating Officer of Delta Air Lines, Inc. ("Delta") (2005-2007); Chief Network and Planning Officer of Delta (2004-2005); Senior Vice President—Finance, Treasury, and Business Development of Delta (2002-2004).	49	2016
	(2)	Director—SecureWorks Corp. (2016-present); Red Hat (2008-present); DigitalGlobe, Inc. (2009-2016).
	(3)	Mr. Whitehurst provides valuable business expertise in addition to airline industry knowledge to the Board. Prior to Red Hat, Mr. Whitehurst spent six years at Delta, where he managed airline operations and drove significant international expansion as Chief Operating Officer. Mr. Whitehurst helped put the company back on firm footing as it emerged from bankruptcy in 2007. Before Delta, he held several corporate development leadership roles at The Boston Consulting Group, with clients across a wide range of industries.

Directors to be Elected by the Holders of Other Classes of Stock

        The following classes of directors are to be elected by the holders of certain classes of our stock other than Common Stock.

  THE HOLDERS OF COMMON STOCK DO NOT VOTE ON THE ELECTION OF THE FOLLOWING DIRECTORS.

        Each nominee was previously elected or appointed by the holder of the applicable class of our preferred stock and has served continuously as a director since the date of his first election or appointment. If a nominee unexpectedly becomes unavailable before election, or we are notified that a substitute nominee has been selected, votes will be cast pursuant to the authority granted by the proxies from the respective holder(s) for the person who may be designated as a substitute nominee.

  ALPA Director—Elected by the Holder of Class Pilot MEC Junior Preferred Stock

        One director (the "ALPA director") is to be elected by the United Airlines Pilots Master Executive Council of ALPA (the "ALPA MEC"), the holder of our Class Pilot MEC Junior Preferred Stock. The

ALPA MEC has nominated and intends to elect Todd M. Insler as the ALPA director. The Board has recommended that the ALPA MEC vote FOR Mr. Insler.

Nominee	(1) Business Experience (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
Todd M. Insler	(1)	Master Executive Council Chairman of ALPA MEC (2016-present); Captain, United Boeing 767 (2015-present); Captain, Airbus A320 Aircraft (2010-2015).	48	2016
	(2)	Not applicable.
	(3)	Captain Insler provides valuable management expertise and knowledge of aviation and airline services to the Board. Captain Insler has served in key labor union management positions within ALPA, including most recently Chairman of the MEC Grievance Committee, member of the United Pilots' System Board of Adjustment and member of the ALPA National Information Technology Advisory Committee. In addition, Captain Insler has served as a captain for Boeing 767 aircraft since October 2015 and previously as a captain for Airbus A320 aircraft.

  IAM Director—Elected by the Holder of Class IAM Junior Preferred Stock

        One director (the "IAM director") is to be elected by the IAM, the holder of our Class IAM Junior Preferred Stock. The IAM has nominated and intends to elect Sito Pantoja as the IAM director. The Board has recommended that the IAM vote FOR Mr. Pantoja.

Nominee	(1) Business Experience (2) Public Company and Registered Investment Company Directorships (3) Experience and Qualifications		Age	Director Since
Sito J. Pantoja	(1)	General Vice President of the IAM Transportation Department (2012-present); Transportation Department Chief of Staff (2005-2012).	60	2016
	(2)	Not applicable.
	(3)	Mr. Pantoja provides valuable management expertise and knowledge of aviation and airline services to the Board. In addition to his current position, Mr. Pantoja has served in key labor union management positions such as the IAM's representative to the Federal Aviation Administration's Rulemaking Advisory Committee and as a member of the IAM's National Pension Fund's Board of Trustees.

CORPORATE GOVERNANCE

        We are committed to high standards of corporate governance and to conducting our business ethically and with integrity and professionalism. In furtherance of these commitments, the Board has adopted Corporate Governance Guidelines developed and recommended by the Nominating/Governance Committee, which are available on the Company's website, ir.united.com, by following the link "Corporate Governance" and selecting "Corporate Governance Guidelines."

Corporate Governance Guidelines

        The Nominating/Governance Committee monitors developments in the laws, regulations and best practices relating to corporate governance and periodically recommends to the Board the adoption of amendments to the Corporate Governance Guidelines to reflect those developments. The current Corporate Governance Guidelines provide for the governance practices described below.

        Independence.    Our Corporate Governance Guidelines require that a majority of the Board be "independent" under the criteria for independence established by the NYSE, and the Board has adopted categorical standards to assist it in determining whether a director has any direct or indirect material relationship with the Company. Please see "Director Independence" below for a discussion of the Board's independence determinations.

        Limitation on Board Service.    None of our directors is permitted to serve on the board of directors of more than four other public companies. In addition, no director who is an active chief executive officer or the equivalent of another public company is permitted to serve on the boards of more than two other public companies. No member of the Company's management is permitted to serve on the board of directors of another company if an independent director of the Company serves as the chairman, chief executive officer or president of such other company.

        Mr. Nuti and Mr. Whitehurst each serve as chief executive officers of public companies while serving on a total of three public company boards, including our Board. In considering the re-nomination of Mr. Nuti and Mr. Whitehurst, the Nominating/Governance Committee considered the outside positions of each director together with their contributions to our Board and their other business and professional commitments to ensure that each director had sufficient capacity to serve on our Board. Mr. Nuti serves on only one committee of each of his outside boards: the executive committee of NCR Corporation and the human resources committee of Coach, Inc. Mr. Whitehurst serves on only one outside board committee: the compensation committee of SecureWorks Corp. In addition, SecureWorks Corp. is a "controlled company" under Nasdaq listing standards. Michael S. Dell serves as Chairman of the Board of SecureWorks Corp., and benefically owns approximately 87% of its outstanding shares of common stock (according to a Schedule 13G filed with the SEC on February 2, 2017). Neither of Mr. Nuti or Mr. Whitehurst serves on the boards of any privately held companies.

        Also, as described further under the heading "Directors to be Elected by the Holders of Common Stock," each of Mr. Nuti and Mr. Whitehurst continues to bring valuable experience and expertise to our Board, which is enhanced by their outside director positions. Mr. Nuti provides the Board with valuable expertise in management, finance and technology, developed during his years of service in the technology industry. Mr. Whitehurst provides valuable business expertise in addition to airline industry knowledge to the Board. Mr. Whitehurst spent six years at Delta, where he managed airline operations and drove significant international expansion as Chief Operating Officer.

        After such consideration, the Nominating/Governance Committee determined that each of Mr. Nuti and Mr. Whitehurst continues to be a valuable member of our Board with sufficient capacity to devote the necessary time and attention to matters concerning our Board.

        Retirement Age for Directors.    No candidate is eligible for election or reelection as a director if at the time of such election he or she is 75 or more years of age, unless the Board affirmatively determines otherwise.

        Changes in Business or Professional Affiliations or Responsibilities.    If a director experiences a substantial change in his or her principal business or professional affiliations or responsibilities from the time such individual was first elected to the Board, the director is required to volunteer to resign from the Board. The Board, through the Nominating/Governance Committee (excluding the director who volunteered to resign, if a member of the Nominating/Governance Committee), will have the opportunity to review the continued appropriateness of the director's Board membership under the particular circumstances, and shall determine whether to accept such resignation.

        Conflicts of Interest.    Our Corporate Governance Guidelines require any director with a potential conflict of interest to disclose the matter to the Chairman of the Board and the Lead Director (if appointed at the time, as defined below) before any decision is made related to the matter. If the Chairman of the Board and the Lead Director, in consultation with legal counsel, determine that a conflict exists, or that the perception of a conflict is likely to be significant, then the director is obligated to recuse himself or herself from any discussion or vote related to the matter.

        Lead Director.    Pursuant to our Corporate Governance Guidelines, in the event that the Chairman of the Board is not an independent director, the independent directors may designate a lead director from among the independent directors (the "Lead Director"). If the independent directors do not designate a Lead Director, then the Chairman of the Nominating/Governance Committee will become the Lead Director on an ex officio basis. The Lead Director's responsibilities include, but are not limited to, the following: consulting with the Chairman of the Board to determine the agenda for Board meetings; presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; serving as liaison between the Chairman of the Board and the independent directors; approving information sent to the Board; approving meeting agendas for the Board; approving meeting schedules to assure that there is sufficient time for discussion of all agenda items; having the authority to call meetings of the independent directors; coordinating the agenda for moderating sessions of the Board's independent directors; assisting the Board in assuring compliance with and implementation of the Corporate Governance Guidelines; and, if requested by major stockholders, ensuring that he or she is available for consultation and direct communication.

        Annual Performance Evaluation of the Board.    The Nominating/Governance Committee develops, recommends to the Board and coordinates the annual performance evaluation of the Board to determine whether the Board is functioning effectively and meeting its objectives and goals. Each of the Audit Committee, Compensation Committee, Executive Committee, Finance Committee, Nominating/Governance Committee and the Public Responsibility Committee separately perform annual self-evaluations. The collective evaluation results are reported by the committee chair to the full committee for discussion. In addition, the Nominating/Governance Committee periodically performs an evaluation of each director's individual performance.

        Annual Meeting Attendance.    Our directors are expected to attend each annual meeting of stockholders absent exceptional reasons. All of our directors then in office at the time attended the 2016 annual meeting of stockholders.

Bylaws, Committee Charters and Other Policies

        In addition to those practices established by our Corporate Governance Guidelines, our Amended and Restated Bylaws (the "Bylaws"), the charters of the Board committees and our other Company policies provide for the following significant corporate governance practices:

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  All of the members of the Board are elected annually by our stockholders.

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  Each of the Board and its committees have the authority to retain outside consultants or advisers at the Company's expense as the directors deem necessary or appropriate.

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  Our stockholders have the right to submit director nominees to the Board to be included in the Company's annual proxy statement, known as "proxy access." Stockholders are eligible to use proxy access if they (individually or together with a group of up to 20 stockholders) own 3% or more of the Company's capital stock entitled to vote in the election of directors. In addition, such stockholder (or group) must have owned such stock continuously for at least three years. Our proxy access allows any eligible stockholder (or group) to nominate director candidates constituting up to the greater of two or 20% of the Board elected by the holders of common stock (subject to reduction in certain circumstances), provided that the stockholder (or group) and each nominee satisfy the requirements specified in the Bylaws.

  •
  Our officers and directors are prohibited from engaging in speculative and derivative trading, short-selling, or otherwise hedging or pledging of our securities.

Director Independence

        In connection with the annual determination of director independence, the Board has adopted the following categorical standards as part of the Company's Corporate Governance Guidelines to assist the Board in determining whether a director has any direct or indirect material relationship with the Company.

        Under the categorical standards adopted by the Board, a director is not independent if:

  •
  The director is, or has been within the last three years, an employee of the Company, or any of the director's immediate family members is, or has been within the last three years, an executive officer of the Company;

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  The director, or any immediate family member of the director, has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees, and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  •
  (i) The director is a current partner or employee of a firm that is the internal or external auditor of the Company; (ii) the director has an immediate family member who is a current partner of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who personally works on the Company's audit; or (iv) the director, or any immediate family member of the director, was within the last three years a partner or employee of such a firm and personally worked on the Company's audit within that time;

  •
  The director, or any immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on the other company's compensation committee; or

  •
  The director is a current employee, or any immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the

    Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or two percent (2%) of such other company's consolidated gross revenues.

        The Board has also considered the purchase of the Company's air carrier services in the ordinary course by the employer of any director who is actively employed, and has determined that such purchases are immaterial in amount and significance, and therefore do not preclude a finding of independence for such director.

        For purposes of these categorical standards, (i) an "immediate family member" of a director includes a director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such director's home, and (ii) the "Company" means United Continental Holdings, Inc. and its direct and indirect subsidiaries.

        In connection with the determination of director independence, the Nominating/Governance Committee reviewed the categorical standards adopted by the Board together with the rules of the NYSE and other applicable legal requirements. The Nominating/Governance Committee also reviewed information compiled from the responses to questionnaires completed by each of the directors, information derived from the Company's corporate and financial records and information available from public records.

        Consistent with the recommendation of the Nominating/Governance Committee, the Board has applied these independence tests and standards to each of the current directors and nominees for director. The Board made a determination that: (i) each of Mmes. Corvi and Garvey, and Messrs. Harford, Isaacson, Kennedy, Milton, Nuti, Philip, Shapiro, Simmons, Vitale, and Whitehurst qualify as "independent" under the applicable independence tests and standards; and (ii) Messrs. Munoz, Insler and Pantoja do not qualify as "independent" under the applicable tests and standards. Mr. Munoz is not independent as he is an executive officer and employee of the Company. Mr. Insler is not independent because he is a current employee of United Airlines. Mr. Pantoja is not independent because he is affiliated with the IAM, a union that represents certain of the Company's employees. Please see "Proposal No. 1 Election of Directors" above for a list of all nominees, together with biographical summaries for the nominees, including each individual's business experience, directorships and qualifications.

        In addition, three directors who retired from the Board in 2016 but served on the Board for part of 2016, Mr. Henry L. Meyer, III, Mr. John H. Walker and Mr. Charles A. Yamarone, qualified as "independent" under the applicable tests and standards. Two directors who have departed the Company but served on the Board during 2016, Mr. Richard A. Delaney and Mr. James J. Heppner, did not qualify as "independent" under the applicable tests and standards. Mr. Delaney was not independent because he was employed by United Airlines during the last three years. Mr. Heppner was not independent because he was, and still is, an employee of United Airlines.

Majority Voting; Resignation Policy

        The Bylaws and the Corporate Governance Guidelines provide that directors will be elected by a majority vote in uncontested elections and a plurality vote in contested elections. When a majority vote standard applies, the Corporate Governance Guidelines require any incumbent director who fails to receive a majority of the votes cast in an uncontested election to immediately tender his or her resignation to the Board. The Nominating/Governance Committee will consider the tendered resignation, and recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. The Board will act on the recommendation of the Nominating/Governance Committee, and promptly disclose, through a press release, a Current Report on

Form 8-K, or other means of public disclosure deemed appropriate, its decision regarding whether to accept the director's resignation offer.

Board Meetings

        The Board meets regularly on previously determined dates, and special meetings are scheduled when required. The Board held 16 meetings in 2016. During 2016, each of the directors who served in 2016 attended at least 75% of the total number of meetings of the Board and each committee of which he or she was a member (during the period he or she was a member). As indicated above under "Corporate Governance Guidelines—Annual Meeting Attendance," our directors are also expected to attend each annual meeting of stockholders absent exceptional reasons.

Executive Sessions of Non-Management Directors

        Our non-management directors regularly meet separately in executive session outside the presence of management directors. Our Corporate Governance Guidelines currently provide that the independent Chairman of the Board or Lead Director (in the event the Chairman of the Board is not independent) preside over non-management director executive sessions. In addition, our Corporate Governance Guidelines require our independent directors to meet outside the presence of management and the other directors at least twice per year, with the independent Chairman or Lead Director, as applicable, also presiding over such sessions.

Board Leadership Structure

        The Board has the responsibility for selecting the appropriate leadership structure for the Company. Our Corporate Governance Guidelines state that the offices of the Chairman of the Board and Chief Executive Officer may be either combined or separated, in the Board's discretion.

        The Board is currently led by an independent Chairman, Mr. Milton. The Board believes that separating the roles of Chief Executive Officer and Chairman of the Board is the most appropriate structure at this time. Having an independent Chairman of the Board is a means to ensure that Mr. Munoz is able to more exclusively focus on his role as Chief Executive Officer. The Board also believes that an independent Chairman of the Board can effectively manage the relationship between the Board and the Chief Executive Officer.

Board Oversight of Risk Management

        The Board considers effective risk oversight an important priority. As we consider risks in connection with virtually every business decision, the Board discusses risk throughout the year generally and in connection with specific proposed actions. The Board's approach to risk oversight includes understanding the critical risks in the Company's business and strategy, evaluating the Company's risk management processes, allocating responsibilities for risk oversight among the full Board and its committees, and fostering an appropriate culture of integrity and compliance with legal and ethical responsibilities.

        The Board exercises its oversight of our risk management policies and practices primarily through its committees, as described below, which regularly report back to the Board regarding their risk oversight activities.

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  The Audit Committee oversees the Company's risk assessment and risk management policies and strategies with respect to major business risk exposures (taking into account the risk assessment and risk management policies and strategies managed through the Company's Finance Committee), including risks related to the Company's financial statements, the financial reporting process, accounting and certain legal and compliance matters and data privacy and network security. The Audit Committee also oversees the internal audit function and the Company's ethics and compliance program.

  •
  The Finance Committee oversees the Company's management of certain financial, operating and economic risks, including the Company's hedging strategies related to fuel, foreign currency and interest rates, various insurance programs, including coverage for property, casualty, fiduciary and political risk and directors and officers liability, and certain legal and regulatory matters that may have a material impact on the Company's financing or risk management activities (taking into account the review of the Company's risk assessment and risk management policies and strategies managed through the Company's Audit Committee).

  •
  The Compensation Committee periodically reviews the potential risks arising from our compensation policies, practices and programs in light of the Company's risk profile and risk management process, as well as risk-mitigating features and controls, to determine whether any such risks are material to the Company. In approving the 2016 compensation program design, the Compensation Committee engaged in discussions with its independent compensation consultant and management regarding any potential risks arising from our compensation programs, policies and practices. Compensation risk was assessed in the context of compensation program design, setting of performance targets, certifying performance against targets, compensation risk in the context of overall risk procedures and our broad-based compensation programs. Based on those discussions and a 2016 compensation risk assessment, the Compensation Committee determined that the structure of the Company's compensation policies, practices and programs in place at that time did not create any risks that were reasonably likely to have a material adverse effect on the Company. In reaching this determination, some of our compensation policies, practices and programs that were considered include: oversight by an independent compensation committee; our balance of base pay combined with short- and long-term incentives that reward both absolute and relative performance measures; our incentive awards include a cap on maximum payout opportunities; performance awards occur annually, resulting in overlapping performance periods that even out business cycles and introduce multiple-year incentive horizons; use of multiple performance metrics to create a further balance of rewards; payout timing over multi-year and overlapping performance periods; the use of consistent performance metrics and incentives across performance periods; the inclusion of a profitability gate for the annual incentive and a discretionary gate for the other incentives based on the Company's having an adequate cash balance; inclusion of equity incentives and stock ownership guidelines that discourage short-term risks that disadvantage long-term stock price; the inclusion of clawback provisions in our programs; and securities trading policies that prohibit pledging and hedging of our securities, including our Common Stock, by our officers and directors.

  •
  The Nominating/Governance Committee periodically reviews the risks arising from our corporate governance policies and practices, including the structure and performance of the Board, its committees and our individual directors. The Nominating/Governance Committee also reviews and oversees the Company's succession planning process for executive officers.

  •
  The Public Responsibility Committee oversees social, political, safety and environmental issues that could pose significant risk to the Company's reputation, business or performance.

        While the Board oversees risk management, the Company's management is charged with identifying and managing the risks. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board about these risks. These include an enterprise risk management program, an enterprise risk management committee, an ethics and compliance program, and comprehensive internal and external audit processes. The Board receives periodic reports on each of these aspects of the Company's risk management process. In addition, the Board, through the Audit and Finance Committees, participates in the enterprise risk management process by providing feedback on management's identification and assessment of the key risks facing the Company.

Communications with the Board

        Stockholders and other interested parties may contact the Board as a whole, or any individual member, including the Chairman or the non-management or independent directors as a group, by one of the following means: (i) writing to the Board of Directors, United Continental Holdings, Inc., c/o the Corporate Secretary's Office—233 S. Wacker Drive, Chicago, Illinois 60606; or (ii) emailing the Board at UALBoard@united.com.

        Stockholders may communicate with the Board on an anonymous or confidential basis. The Board has designated the General Counsel and the Corporate Secretary's Office as its agents for receipt of communications. All communications will be received, processed and initially reviewed by the Corporate Secretary's Office. The Corporate Secretary's Office generally does not forward communications that are not related to the duties and responsibilities of the Board, including junk mail, service complaints, employment issues, business suggestions, job inquiries, opinion surveys and business solicitations. The Corporate Secretary's Office maintains all communications and they are all available for review by any member of the Board at his or her request.

        The Chairman of the Audit Committee is promptly advised of any communication that alleges management misconduct or raises legal, ethical or compliance concerns about Company policies and practices. The Chairman of the Audit Committee receives periodic updates from the Corporate Secretary's Office on other communications from stockholders and determines which of these communications to review, respond to, or refer to another member of the Board.

Code of Ethics and Business Conduct

        The Company has adopted a code of ethics, the "Code of Ethics and Business Conduct," for directors, officers (including the Company's principal executive officer, principal financial officer and principal accounting officer), employees and third-party representatives such as contractors, consultants and agents of the Company and its subsidiaries. The code serves as a "Code of Ethics" as defined by SEC regulations, and as a "Code of Business Conduct and Ethics" under the Listed Company Manual of the NYSE. The code is available on the Company's website, ir.united.com, by following the link "Corporate Governance" and selecting "Code of Ethics and Business Conduct."

Nominations for Directors

        As described below, our Nominating/Governance Committee identifies and recommends for nomination individuals qualified to be Board members, other than directors elected by holders of preferred stock of the Company (the ALPA director and the IAM director). The Nominating/Governance Committee identifies directors through a variety of means, including suggestions from members of the Nominating/Governance Committee and the Board, as well as suggestions from Company officers, employees, stockholders and others. The Nominating/Governance Committee may retain a search firm to identify director candidates (other than those elected by holders of preferred stock of the Company). The Nominating/Governance Committee has retained Spencer Stuart, an executive search and leadership consulting firm, to assist with identifying potential director candidates. In addition, the Nominating/Governance Committee considers candidates for director positions suggested by stockholders. Pursuant to the Settlement Agreement, in April 2016, the Board appointed two new directors, Messrs. Harford and Shapiro, to the Board and, in July 2016, the Board appointed a third new mutually agreed independent director, Mr. Philip, to the Board. Under the terms of the Settlement Agreement, the Board has nominated Mr. Philip for election at the Annual Meeting.

        Holders of Common Stock may submit director candidates for consideration (other than those elected by holders of preferred stock of the Company) by writing to the Chairman of the Nominating/Governance Committee, United Continental Holdings, Inc., c/o the Corporate Secretary's Office—233 S. Wacker Drive, Chicago, Illinois 60606. Stockholders must provide the recommended candidate's name, biographical data, qualifications and other information required by Section 2.10 of the Bylaws with respect to director nominations by stockholders.

        A candidate for election as a director of the Board (other than those elected by holders of preferred stock of the Company) should possess a variety of characteristics. Candidates for director recommended by stockholders must be able to fulfill the independence standards established by the Board as set forth in the listing standards of the NYSE, any other applicable rules or regulations, and in the Company's Corporate Governance Guidelines as outlined above under "Director Independence."

        Submissions of candidates who meet the criteria for director nominees approved by the Board will be forwarded to the Chairman of the Nominating/Governance Committee for further review and consideration. The Nominating/Governance Committee reviews the qualifications of each candidate and makes a recommendation to the full Board. The Nominating/Governance Committee considers all potential candidates in the same manner and by the same standards regardless of the source of the recommendation and acts in its discretion in making recommendations to the full Board. Any invitation to join the Board (other than with respect to any director who is elected by holders of preferred stock of the Company) is extended by the entire Board through the Chairman of the Board or the Chairman of the Nominating/Governance Committee.

        In addition to recommending director candidates to the Nominating/Governance Committee, stockholders may also, pursuant to procedures established in the Bylaws, directly nominate one or more director candidates to stand for election at an annual or special meeting of stockholders. For an annual meeting of stockholders, a stockholder wishing to make such a nomination must deliver written notice of the proposed nomination to the Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. For a special meeting of stockholders, a stockholder wishing to make such a nomination must deliver written notice of the nomination to the Secretary of the Company not earlier than 120 days prior to the date of such special meeting and not later than the close of business on the later of: (x) 90 days prior to the date of such special meeting; and (y) 10 days following the day on which public announcement is first made of the date of such special meeting. In either case, a notice of nomination submitted by a stockholder must include information concerning the nominating stockholder and the stockholder's nominee(s) as required by the Bylaws.

        In accordance with the Bylaws, stockholders may also submit director nominees to the Board to be included in the Company's annual proxy statement, known as "proxy access." Stockholders who intend to submit director nominees for inclusion in the Company's proxy materials for the 2018 annual meeting of stockholders must comply with the requirements of proxy access as set forth in the Bylaws. The stockholder or group of stockholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to the Company not less than 120 days nor more than 150 days prior to the anniversary of the date that the Company first mailed its proxy materials for the annual meeting of the previous year.

        Although the Company does not have a formal policy on Board diversity, the Board seeks independent directors with diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. A candidate for director should have experience in positions with a high degree of responsibility and be selected based upon contributions he or she can make to the Board and upon his or her willingness to devote adequate time and effort to Board responsibilities. In making this assessment, the Nominating/Governance Committee will consider the number of other boards on which the candidate serves and the other business and professional commitments of the candidate. The candidate should also have the ability to exercise sound business judgment to act in what he or she reasonably believes to be in the best interests of the Company and its stockholders. No candidate is eligible for election or reelection as a director if at the time of such election he or she is 75 or more years of age, unless the Board affirmatively determines otherwise.

Committees of the Board

        The Board has six standing committees: Audit, Compensation, Executive, Finance, Nominating/Governance and Public Responsibility. The Audit Committee, Compensation Committee and Nominating/Governance Committee are comprised solely of independent directors. Below is a chart showing the current membership of each committee and a summary of the functions performed by each committee.

COMMITTEE MEMBERSHIP
	AUDIT	COMPENSATION	EXECUTIVE	FINANCE	NOMINATING/ GOVERNANCE	PUBLIC RESPONSIBILITY
Carolyn Corvi	M		M	C
Jane C. Garvey			M		M	C
Barney Harford	M				M	M
Todd M. Insler						M
Walter Isaacson		M			M	M
James A.C. Kennedy		C	M	M
Robert A. Milton	M		C		C
Oscar Munoz			M	M
William R. Nuti		M		M		M
Sito Pantoja						M
Edward M. Philip	M				M	M
Edward L. Shapiro		M		M		M
Laurence E. Simmons	M			M	M
David J. Vitale	C		M	M
James M. Whitehurst		M		M	M

Key:
M = Committee Member

C = Committee Chair

  Audit Committee

        The Audit Committee met eight times during 2016 and has a written charter adopted by the Board, which is available on the Company's website, ir.united.com, by following the link "Corporate Governance" and selecting "Audit" under the heading "Governance Documents." All of the members of the Audit Committee are independent as defined by the applicable NYSE and SEC standards. The Board has determined that each of the Audit Committee members is financially literate, and that each of Messrs. Philip and Vitale qualifies as an "audit committee financial expert" as defined by SEC regulations.

        The purpose of the Audit Committee is to: (i) oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements; (ii) assist the Board in fulfilling its responsibility to oversee: (a) the integrity of the Company's financial statements and the adequacy of the Company's system of disclosure controls and internal controls over financial reporting; (b) the Company's compliance with legal and regulatory requirements and ethical standards; (c) the independent auditors' qualifications and independence; and (d) the performance of the Company's internal audit function and independent auditors; (iii) provide an open avenue of communication between the independent auditors, the internal auditors, management and the Board; and (iv) prepare an audit committee report as required by the SEC, which is set forth in this proxy statement under "Audit Committee Report."

        In discharging its duties, the Audit Committee has the authority to conduct or authorize investigations or studies into any matters within the Audit Committee's scope of responsibilities. The Audit Committee can form and delegate authority to subcommittees. It also has the authority, without further Board approval, to obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting or other advisers as it deems advisable.

  Compensation Committee

        The Compensation Committee met 12 times during 2016 and has a written charter adopted by the Board, which is available on the Company's website, ir.united.com, by following the link "Corporate Governance" and selecting "Compensation" under the heading "Governance Documents." All of the members of the Compensation Committee are independent as defined by the NYSE's applicable listing standards.

        The Compensation Committee is responsible for, among other things: (i) overseeing the administration of the Company's compensation plans (other than plans covering only directors of the Company), including the equity-based plans and executive compensation programs of the Company; (ii) discharging the Board's responsibilities relating to the performance evaluation and compensation of the Company's officers, including the Company's Chief Executive Officer; and (iii) preparing the compensation committee report required by the SEC to be included in the annual proxy statement, which is set forth in this proxy statement under "Executive Compensation—Compensation Committee Report." The Compensation Committee also is responsible for reviewing and discussing with management the Compensation Discussion and Analysis ("CD&A"), and based on such discussions, determining whether to recommend to the Board that the CD&A be included in the Company's annual proxy statement or Form 10-K, as applicable. The Compensation Committee also reviews and makes recommendations to the Board with respect to the adoption (or submission to stockholders for approval) or amendment of such executive incentive compensation plans and all equity-based compensation plans for the Company (other than equity-based plans covering only directors of the Company). Furthermore, the Compensation Committee exercises the powers and performs the duties, if any, assigned to it from time to time under any compensation or benefit plan of the Company or any of its subsidiaries.

        The Compensation Committee performs a review, at least annually, of the goals and objectives of the Company and establishes the goals and objectives for the Chief Executive Officer. In addition, the Compensation Committee annually evaluates the performance of the Chief Executive Officer, including evaluating the Chief Executive Officer's performance in light of the goals and objectives relevant to his compensation and discusses that evaluation with the Board. The Compensation Committee has the sole authority to set the Chief Executive Officer's compensation based on this evaluation and the Company's compensation philosophy. The Compensation Committee also reviews and approves at least annually the compensation of each other executive officer of the Company. In addition to the Chief Executive Officer, the Compensation Committee oversees the annual performance evaluation process of the other executive officers of the Company.

        The Compensation Committee has delegated to the Chief Executive Officer the authority to grant stock awards to eligible participants (other than executive officers of the Company), the interpretative authority under the Company's incentive compensation plans for interpretations and determinations relating to the grant of stock awards to such eligible participants and the modification of the terms of such a participant's award following termination of employment. Additionally, the Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of the officers who report directly to him. His recommendations are based on input from the Executive Vice President Human Resources and Labor Relations and his staff, and the Compensation Committee's independent compensation consultant. The Compensation Committee has the authority to review, approve and revise these recommendations as it deems appropriate.

        The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser (each, a "compensation adviser"). The Compensation Committee may select a compensation adviser, to the extent required by applicable NYSE rules, only after taking into consideration all factors relevant to the compensation adviser's independence from management, including the factors specified by NYSE rules. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any compensation adviser retained by the Compensation Committee. It also has the authority, without further Board approval, to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisers as it deems advisable. The Compensation Committee is responsible for determining the scope of the executive compensation services provided by any consultant, including its fees. The Compensation Committee can also form and delegate authority to subcommittees.

  Role of Compensation Consultant in Determining Executive Compensation

        The Compensation Committee has retained Exequity LLP ("Exequity") as its independent compensation consultant since November 2010. A representative of Exequity regularly attends Compensation Committee meetings, participates in discussions regarding executive compensation issues, and, from time to time and in connection with the setting of incentive compensation targets, makes executive compensation recommendations to the Compensation Committee based on available marketplace compensation data for U.S. peer airlines and certain non-airline companies with comparable revenue and other characteristics. Exequity reports exclusively to the Compensation Committee and does not provide any additional services to the Company other than advice to the Nominating/Governance Committee with respect to director compensation.

        In November 2010, the Compensation Committee adopted a conflict of interest policy governing the relationship with its compensation consultant in order to ensure objectivity and minimize the potential for conflicts of interest in the delivery of executive compensation advice. The policy establishes management's obligation to report periodically to the Compensation Committee the scope and amount of work being performed by the consultant or its affiliates for the Company. The policy also specifies that the consultant reports directly to the Compensation Committee and has direct access to the Compensation Committee through its Chairman (or in the case of services being provided to the Board, through the Chairman of the Board or, as applicable, the Lead Director). The policy prohibits the consultant from soliciting business from the Company other than work on behalf of the Compensation Committee or the Board and requires the consultant to develop policies and procedures to prevent any employee of the consultant who advises the Compensation Committee or the Board from discussing such services with other employees of the consultant who currently provide other services to the Company or who were providing other services during the prior year. The Compensation Committee has assessed the independence of Exequity pursuant to NYSE rules and concluded that Exequity's work for the Compensation Committee does not raise any conflict of interest.

  Executive Committee

        The Executive Committee met 18 times during 2016 and has a written charter adopted by the Board, which is available on the Company's website, ir.united.com, by following the link "Corporate Governance" and selecting "Executive" under the heading "Governance Documents." The Executive Committee is authorized to exercise all of the powers of the Board, subject to certain limitations, in the management of the business and affairs of the Company, excluding any powers granted by the Board, from time to time, to any other committee of the Board. The Executive Committee can also form and delegate authority to subcommittees.

  Finance Committee

        The Finance Committee met six times during 2016 and has a written charter adopted by the Board, which is available on the Company's website, ir.united.com, by following the link "Corporate Governance" and selecting "Finance" under the heading "Governance Documents." The Finance Committee is responsible for, among other things: (i) reviewing financial plans and budgets and cash management policies and activities; (ii) evaluating and advising the Board on any proposed merger or consolidation, or any significant acquisition or disposition of assets; (iii) evaluating and advising the Board on business opportunities and financing transactions; (iv) evaluating capital structure and recommending certain proposed issuances of securities; and (v) reviewing strategies relating to financial, operating or economic risk. The Finance Committee can also form and delegate authority to subcommittees.

  Nominating/Governance Committee

        The Nominating/Governance Committee met 22 times during 2016 and has a written charter adopted by the Board, which is available on the Company's website, ir.united.com, by following the link "Corporate Governance" and selecting "Nominating/Governance" under the heading "Governance Documents." All of the members of the Nominating/Governance Committee are independent as defined by the NYSE's applicable listing standards.

        The Nominating/Governance Committee is responsible for, among other things: (i) identifying, evaluating and recommending for nomination individuals qualified to be Board members, other than directors appointed by holders of preferred stock of the Company; (ii) developing, recommending and periodically reviewing the Company's Corporate Governance Guidelines and overseeing corporate governance matters; (iii) reviewing and overseeing the Company's succession planning process for executive officers, including the Chief Executive Officer; (iv) overseeing an annual evaluation of the Board; and (v) reviewing and making recommendations to the Board with respect to director compensation. In discharging its duties, the Nominating/Governance Committee has the authority to conduct or authorize investigations into any matters within the Nominating/Governance Committee's scope of responsibilities. The Nominating/Governance Committee can form and delegate authority to subcommittees.

        The Nominating/Governance Committee has the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm's fees and other terms of engagement. It also has the authority, without further Board approval, to obtain, at the expense of the Company, advice and assistance from internal or external legal, accounting or other advisers as it deems advisable.

  Public Responsibility Committee

        The Public Responsibility Committee met four times during 2016 and has a written charter adopted by the Board, which is available on the Company's website, ir.united.com, by following the link "Corporate Governance" and selecting "Public Responsibility" under the heading "Governance Documents."

        The Public Responsibility Committee is responsible for oversight of: the Company's policies, positioning and practices concerning various broad public policy issues, including those that relate to safety (including workplace safety and security); environmental affairs; political and governmental affairs; consumer affairs; diversity, including, without limitation, employee diversity and supplier diversity; civic activities and business practices that impact communities in which the Company does business; and charitable, political, social and educational organizations. The Public Responsibility Committee can also form and delegate authority to subcommittees.

  Special Committee and Subcommittee

        In addition to the standing board committees, on March 2, 2015, the Board established a Special Committee in respect of the Port Authority matter, which is currently comprised of Mr. Vitale (Chair), Ms. Corvi, Mr. Harford, Mr. Isaacson, Mr. Kennedy, Mr. Milton, Mr. Nuti, Mr. Shapiro, Mr. Simmons and Mr. Whitehurst. As disclosed in the first quarter of 2015, the Company and certain of its current and former executive officers and employees received federal grand jury subpoenas requesting records and testimony related to certain individuals formerly associated with the Port Authority of New York and New Jersey and related operations of the Company. In addition, on March 2, 2015, the Special Committee formed a Subcommittee of the Special Committee, and authorized the Subcommittee to exercise certain authority of the Special Committee with respect to the investigation. The members of the Subcommittee currently are Mr. Vitale (Chair), Ms. Corvi, Mr. Kennedy and Mr. Milton. The Company cooperated with the investigation by the USAO in respect of the Port Authority matter and, as announced on July 14, 2016, the Company reached a resolution in the form of a Non-Prosecution Agreement with the USAO. As announced on December 2, 2016, the Company also resolved the previously disclosed related investigation by the SEC in respect of the Port Authority matter. The Special Committee was delegated oversight responsibility for the internal investigation related to the Port Authority matter, which includes oversight of compliance by the Company with agreements with government authorities.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is currently composed of Messrs. Isaacson, Kennedy, Nuti, Shapiro and Whitehurst, each of whom is an independent, non-management director, and no member of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries. None of our executive officers has served as a member of any board of directors or compensation committee of any other company for which any of our directors served as an executive officer at any time since January 1, 2016. In addition, no member of the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC.

Certain Relationships and Related Transactions

  Review, Approval or Ratification of Transactions with Related Parties

        The Board recognizes that transactions involving the Company and related parties present a heightened risk of conflicts of interest. In order to ensure that the Company acts in the best interests of its stockholders, the Board has adopted a written policy for the review and approval of any Related Party Transaction (as defined below). It is the policy of the Company that any Related Party Transaction must be approved or ratified by the Audit Committee or, if the Board determines that a transaction should instead be reviewed by all of the disinterested directors on the Board, by a majority of the disinterested directors on the Board. No director is permitted to participate in the review or approval of a Related Party Transaction if such director or his or her immediate family member is a Related Party (as defined below). In reviewing a proposed transaction, the Audit Committee or the disinterested directors, as applicable, must (i) satisfy themselves that they have been fully informed as to the Related Party's relationship and interest and as to the material facts of the proposed transaction, (ii) consider all of the relevant facts and circumstances available to them, including but not limited to: the benefits to the Company, the impact on a director's independence, the availability of other sources for comparable products or services, the terms of the transaction, and the terms available to unrelated third parties or to employees generally, and (iii) determine whether or not the proposed transaction is fair to the Company and is not inconsistent with the best interests of the Company and its stockholders.

        If the Company enters into a transaction that (i) the Company was not aware constituted a Related Party Transaction at the time it was entered into but which it subsequently determines is a Related Party Transaction or (ii) did not constitute a Related Party Transaction at the time such transaction was entered into but thereafter becomes a Related Party Transaction, then in either such case the Related Party Transaction shall be presented for ratification by the Audit Committee or a majority of the disinterested directors on the Board. If such Related Party Transaction is not ratified by the Audit Committee or a majority of the disinterested directors, then the Company shall take all reasonable actions to attempt to terminate the Company's participation in the transaction.

        As set forth in the policy, a "Related Party Transaction" is a transaction (including any financial transaction, arrangement or relationship (including an indebtedness or guarantee of indebtedness)), or series of similar transactions, or any material amendment to any such transaction, in which:

  (a)
  the aggregate amount involved exceeds or is expected to exceed $120,000;

  (b)
  a Related Party had, has or will have a direct or indirect material interest (other than solely as a result of being a director, limited partner or less than 10% beneficial owner (together with all other Related Parties) of another entity that is party to the transaction); and

  (c)
  the Company is a participant.

        For purposes of this definition, a "Related Party" means (i) an executive officer of the Company, (ii) a director of the Company or nominee for director of the Company, (iii) a person (including an entity or group) known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, or (iv) an individual who is an immediate family member (as defined below) of an executive officer, director, nominee for director or 5% stockholder of the Company.

        An "immediate family member" includes any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, and any person (other than a tenant or employee) sharing such person's home.

  Related Party Transactions

        The Company has not entered into any Related Party Transactions (as defined above) since January 1, 2016.

BENEFICIAL OWNERSHIP OF SECURITIES

Certain Beneficial Owners

        The following table shows the number of shares of our voting securities owned by any person or group known to us as of April 14, 2017, to be the beneficial owner of more than 5% of any class of our voting securities.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Ownership	Percent of Class
Berkshire Hathaway Inc.(1)	Common Stock	28,951,353	9.2%
3555 Farnam Street
Omaha, Nebraska 68131
BlackRock, Inc.(2)	Common Stock	22,376,202	7.1%
55 East 52nd Street
New York, NY 10055
The Vanguard Group(3)	Common Stock	21,637,724	6.9%
100 Vanguard Blvd.
Malvern, PA 19355
PRIMECAP Management Company(4)	Common Stock	19,727,254	6.3%
177 E. Colorado Blvd., 11th Floor
Pasadena, CA 91105
PAR Investment Partners, L.P.(5)	Common Stock	16,294,711	5.2%
200 Clarendon Street, 48th Floor
Boston, MA 02116
United Airlines Pilots Master Executive Council, Air Line Pilots Association, International(6)	Class Pilot MEC Junior	1	100%
9550 West Higgins Road, Suite 1000	Preferred Stock
Rosemont, IL 60018
International Association of Machinists and Aerospace Workers(6)	Class IAM Junior	1	100%
District #141	Preferred Stock
900 Machinists Place
Upper Marlboro, MD 20722

(1)
Based on Schedule 13G filed on February 14, 2017, in which Warren E. Buffet, on behalf of himself and Berkshire Hathaway, Inc. and certain subsidiaries named in the Schedule 13G, reported shared voting and dispositive power for a total of 28,951,353 shares.

(2)
Based on Schedule 13G/A (Amendment No. 4) filed on January 27, 2017, in which BlackRock, Inc. reported sole voting power for 20,401,901 shares, sole dispositive power for 22,354,074 shares and shared voting and dispositive power for 22,128 shares.

(3)
Based on Schedule 13G/A (Amendment No. 3) filed on February 10, 2017, in which The Vanguard Group reported sole voting power for 402,640 shares, shared voting power for 15,611 shares, sole dispositive power for 21,220,937 shares and shared dispositive power for 416,787 shares.

(4)
Based on Schedule 13G/A (Amendment No. 2) filed on February 9, 2017, in which PRIMECAP Management Company reported sole voting power for 6,499,827 shares and sole dispositive power for 19,727,254 shares.

(5)
Based on Schedule 13G filed on February 14, 2017, in which PAR Investment Partners, L.P. ("PAR Investment Partners"), PAR Group, L.P. ("PAR Group") and PAR reported sole voting and dispositive power for 16,294,711 shares. PAR Group is the sole general partner of PAR Investment Partners and PAR is the sole general partner of PAR Group. Each of PAR Group and PAR may be deemed to be the beneficial owner of all shares held directly by PAR Investment Partners.

(6)
Shares of Class Pilot MEC and Class IAM stock elect one ALPA and IAM director, respectively, and have one vote on all matters submitted to the holders of Common Stock other than the election of directors.

  Directors and Executive Officers

        The following table shows the number of shares of our voting securities owned by the named executive officers identified in this proxy statement (including two executive officers who have departed from the Company), our directors, and all of our directors and executive officers as a group as of April 14, 2017. The person or entities listed below have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them, except to the extent this power may be shared with a spouse, or as otherwise described in the footnotes following the table.

Name of Beneficial Owner	Title of Class	Amount and Nature of Ownership		Percent of Class
Directors
Carolyn Corvi	Common Stock	16,394	(2)(4)	*
Jane C. Garvey	Common Stock	5,141	(2)	*
Barney Harford	Common Stock	101,353	(2)	*
Todd M. Insler	Common Stock	0		*
Walter Isaacson	Common Stock	6,870	(2)(3)	*
James A. C. Kennedy	Common Stock	4,253	(2)	*
Robert A. Milton	Common Stock	3,087	(2)	*
Oscar Munoz(1)	Common Stock	228,772	(5)	*
William R. Nuti	Common Stock	3,991	(2)	*
Sito Pantoja	Common Stock	0		*
Edward M. Philip	Common Stock	32	(6)	*
Edward L. Shapiro	Common Stock	1,870	(2)(3)(7)	*
Laurence E. Simmons	Common Stock	20,068	(2)(3)(8)	*
David J. Vitale	Common Stock	13,991	(2)	*
James M. Whitehurst	Common Stock	11,870	(2)(3)	*
Named Executive Officers				*
James E. Compton	Common Stock	74,556	(9)	*
Brett J. Hart	Common Stock	73,783		*
Julia Haywood	Common Stock	842	(10)	*
J. Scott Kirby	Common Stock	115,294	(11)	*
Gerald Laderman	Common Stock	40,774		*
Andrew Levy	Common Stock	30,199		*
Directors and Executive Officers as a Group (26 persons)	Common Stock	840,834		*

*
Less than 1% of outstanding shares.

(1)
Mr. Munoz is also a named executive officer.

(2)
Includes the portion of the director's 2016 equity award that will be settled in Common Stock on June 9, 2017. For Mr. Milton, also includes the equity portion of the additional compensation paid to him in connection with his service as Non-Executive Chairman that will be settled in Common Stock on June 9, 2017.

(3)
Includes shares representing Board retainer and meeting fees that the Director elected to defer into a share account pursuant to the terms of the Company's 2006 Director Equity Incentive Plan, as amended and restated (the "DEIP"). The share units will be settled in Common Stock within 60 days following the Director's separation from service on the Board.

(4)
Includes 7,875 options to purchase shares of our Common Stock at $17.67 per share.

(5)
Includes 5,250 options to purchase shares of our Common Stock at $32.48 per share, 7,875 options to purchase shares of our Common Stock at $11.87 per share and 7,875 options to purchase shares of our Common Stock at $8.79 per share.

(6)
Includes shared voting and investment power for 6 shares of Common Stock.

(7)
Mr. Shapiro retired from PAR effective December 31, 2016 following a leave of absence from PAR upon joining the Board in April 2016.

(8)
Includes 7,875 options to purchase shares of our Common Stock at $14.25 per share.

(9)
Mr. Compton previously served as the Company's Vice Chairman and Chief Revenue Officer. Mr. Compton retired and separated from the Company on December 31, 2016. The ownership information for Mr. Compton is consistent with our records as of the date of his retirement and separation from the Company.

(10)
Ms. Haywood previously served as the Company's Executive Vice President and Chief Commercial Officer. Ms. Haywood separated from the Company on February 28, 2017. The ownership information for Ms. Haywood is consistent with our records as of the date of her separation from the Company.

(11)
Includes 5,000 shares of Common Stock held in a trust for the benefit of Mr. Kirby's children and other relatives in which Mr. Kirby serves as the trustee. Mr. Kirby disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

  Also includes 8,000 shares of Common Stock held in a trust for the benefit of Mr. Kirby's children in which Mr. Kirby's brother serves as the trustee. Mr. Kirby disclaims beneficial ownership of these securities.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, executive officers and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities. Such executive officers, directors and beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such reporting persons. Based solely on a review of such reports filed by or on behalf of such persons in this regard and written representations from them, all Section 16(a) reporting requirements were timely fulfilled during 2016.

Equity Compensation Plan Information

        The following table sets forth information as of December 31, 2016 regarding the number of shares of our Common Stock that may be issued under the Company's equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders
Options	484,738		$49.99
Restricted Stock Units	827,780		—

Subtotal	1,312,518	(1)	$18.46	2,134,266	(2)
Equity compensation plans not approved by security holders	52,875	(3)	$17.89	3,315,007	(4)

Total	1,365,393		$18.44	5,449,273

(1)
In addition to this amount, the Company has issued 482,961 restricted shares that were not vested as of December 31, 2016. These unvested restricted shares are included in the total number of outstanding shares at December 31, 2016. All stock-based compensation plans, including the stock-based compensation plans that were not approved by security holders, are discussed in Note 5—Share-Based Compensation Plans of the Combined Notes to the Consolidated Financial Statements included in "Item 8. Financial Statements and Supplementary Data" in the 2016 Form 10-K.

(2)
Includes 301,017 shares available under the amended and restated 2006 Director Equity Incentive Plan and 1,833,249 shares available under the 2008 Incentive Compensation Plan.

(3)
Represents shares issuable pursuant to non-employee director stock options assumed in connection with the merger transaction with Continental completed in October 2010 (the "Merger"), including stock options outstanding under the following pre-Merger plans: Continental Airlines, Inc. 1998 Incentive Plan (13,500

  shares); Continental Airlines, Inc. Incentive Plan 2000 (23,625 shares); and United Continental Holdings, Inc. Incentive Plan 2010 (the "Incentive Plan 2010") (15,750 shares).

(4)
Represents 3,315,007 shares available under the Incentive Plan 2010.

Incentive Plan 2010

        The Incentive Plan 2010 was adopted by the board of directors of Continental in December 2009 and approved by Continental stockholders in 2010, and was assumed by the Company in connection with the Merger on October 1, 2010. Stock options outstanding prior to the Merger that remain outstanding will vest on their original vesting schedule. The Incentive Plan 2010 provides for the grant of non-qualified stock options, incentive stock options, stock appreciation rights ("SARs"), restricted stock awards, performance awards, incentive awards and other stock awards. Employees who were employed by United Air Lines prior to the Merger closing date are not eligible to receive grants of equity-based awards under the Incentive Plan 2010.

        The Incentive Plan 2010 is administered by the Compensation Committee with respect to awards made to persons subject to Section 16 of the Exchange Act, and by the Compensation Committee or the Chief Executive Officer with respect to awards made to persons who are not subject to Section 16 of the Exchange Act, unless the Incentive Plan 2010 otherwise specifies that the Compensation Committee will take specific action or the Compensation Committee specifies that it will serve as administrator.

        Subject to adjustment for changes in capitalization, the aggregate number of shares which may be granted under the Incentive Plan 2010 is not to exceed 3,937,500 shares (which reflects the adjustment based on the exchange ratio that applied in connection with the Merger). To the extent that an award lapses, is terminated or is forfeited, or an award is paid in cash such that all or some of the shares of Common Stock covered by the award are not issued to the holder, any such forfeited or unissued shares of Common Stock then subject to such award will be added back to the number of shares available for issuance under the Incentive Plan 2010. No awards may be granted under the Incentive Plan 2010 after November 30, 2019. In addition, effective February 23, 2017, and in connection with the adoption of the 2017 Incentive Compensation Plan, the Board terminated the Company's ability to make any new equity award pursuant to the Incentive Plan 2010. See Proposal No. 5 and Appendix B to this proxy statement.

        The exercise price for all stock options and SARs under the Incentive Plan 2010 may not be less than the fair market value of a share of Common Stock on the date of grant. Stock options and SARs may not be exercisable after the expiration of 10 years following the date of grant. Performance awards and incentive awards may be granted in the form of restricted stock units or such other form as determined by the plan administrator.

        Vesting and exercisability of awards may be based on continued employment, the satisfaction of certain performance measures, such other factors as the administrator may determine or a combination of such factors. Awards granted under the Incentive Plan 2010 that vest based solely on the continued employment of the holder may not become exercisable or vest in full in less than three years from the date of grant, and awards that are based on the satisfaction of performance measures are subject to a minimum waiting period for vesting or exercise of one year from the date of grant. However, awards that have conditions related to both time and performance measures may vest or become exercisable upon the earlier satisfaction of the performance measures, subject to the one-year waiting period. The exercisability and vesting requirements set forth above are not applicable to: (i) acceleration of exercisability or vesting upon the death, disability or retirement of the holder and upon certain other terminations as provided pursuant to any employment agreement entered into prior to December 1, 2009; (ii) acceleration of exercisability or vesting upon a change in control or certain other corporate changes affecting the Company; and (iii) grants of awards made in payment of other earned cash-based incentive compensation. In addition, the plan administrator has the discretion to grant an award that does not contain the minimum exercisability and vesting requirements provided that the aggregate number of shares that may be subject to such awards may not exceed 5% of the aggregate maximum number of shares that may be issued pursuant to the plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Notice Regarding Adjustments to the 2017 Compensation Program in Response to Recent Events

        United's management and the Board take recent events extremely seriously, and are in the process of developing targeted compensation program design adjustments to ensure that employees' incentive opportunities for 2017 are directly and meaningfully tied to progress in improving the customer experience and in the necessary cultural and process change in support of this goal. While the basic framework for the 2017 incentive program was already approved in the normal course in early 2017, the Compensation Committee is working with management to revise the 2017 incentive structures to further drive improvements in customer centricity. Accordingly, while the initially developed 2017 bonus metrics that are tied to key financial and operating imperatives will continue to apply, the bonuses earned for 2017 in connection with achievement of these imperatives will be more thoroughly linked to demonstrable progress toward improvements in the customer experience and the implementation of necessary cultural and process changes across United.

        This proxy statement provides compensation information regarding: (i) each person who served as the Company's principal executive officer during 2016; (ii) each person who served as the Company's principal financial officer during 2016; and (iii) the three other most highly compensated executive officers in 2016 who were serving at year-end, determined in accordance with applicable SEC disclosure rules. This Compensation Discussion and Analysis, or CD&A, section of this proxy statement describes the 2016 compensation elements and decisions related to these "named executive officers" or "NEOs." Our 2016 named executive officers consist of:

  •
  Oscar Munoz, Chief Executive Officer;

  •
  Brett J. Hart, Acting Chief Executive Officer through March 13, 2016 (now, Executive Vice President and General Counsel);

  •
  Andrew Levy, Executive Vice President and Chief Financial Officer;

  •
  Gerald Laderman, Senior Vice President—Finance and Acting Chief Financial Officer through August 28, 2016 (now, Senior Vice President—Finance, Procurement and Treasurer);

  •
  James E. Compton, Vice Chairman and Chief Revenue Officer through December 31, 2016;

  •
  Scott Kirby, President; and

  •
  Julia Haywood, Executive Vice President and Chief Commercial Officer through February 28, 2017.

Executive Summary

        Below is a summary of certain 2016 Company highlights, changes in our leadership team that are important for an understanding of our 2016 compensation decisions, key objectives of our compensation philosophy, and our consideration of our prior say-on-pay vote.

        Certain 2016 Company Highlights.    In 2016, we focused on restoring trust and re-earning the loyalty of our employees and our customers. Below is an explanation of linkages between the Company's 2016 performance and our compensation programs and a discussion of some of our recent initiatives and accomplishments.

  •
  Safety is our top priority at United.  Every one of our employees is responsible for building and maintaining a safety culture. We proactively assess risks to our airline operations to enhance the safety of our employees and our customers.

  •
  Our 2016 pre-tax income was $3.8 billion, and we achieved pre-tax income of $4.462 billion for 2016, as measured under our Annual Incentive Program and adjusted for special items(1).  The pre-tax income financial metric represented 70% of the total target opportunity under the 2016 Annual Incentive Program. The $4.462 billion pre-tax income level represents performance at 98.12% of the target level under our 2016 Annual Incentive Program for the financial performance portion of the awards.

  •
  Substantially all of our employees participated in profit sharing plans in 2016 and the Company recorded profit sharing and related payroll tax expense of $628 million for the year. Profit sharing percentages range from 5% to 20% of pre-tax income (as adjusted) depending on the work group, and in some cases profit sharing percentages vary above and below certain pre-tax margin thresholds. Our officers and certain other management-level employees are not eligible to receive profit sharing.

  •
  The Company achieved top-tier on-time arrival performance for all 12 months of 2016. This represents our best full-year on-time performance, while reporting the lowest number of cancellations, delay minutes and mishandled bags in Company history. The on-time arrival metric represented 30% of the total target opportunity under the 2016 Annual Incentive Program. Our substantial improvement in 2016 on-time performance resulted in achievement at the stretch level for this portion of the awards. Top-Tier on-time arrival performance was measured by the number of months that we achieved #1 or #2 in on-time performance as compared to American Airlines Group, Inc. ("American"), Delta and Southwest Airlines Co. ("Southwest"). On-time arrival performance is viewed as a leading indicator of customer satisfaction in survey results.

  •
  In 2016, the Compensation Committee of the Board (referred to as the "Committee" throughout this Executive Compensation section of the proxy statement) adjusted the Annual Incentive Program structure to include an individual performance modifier feature to permit the Committee to adjust the award payment based on individual performance and contributions to the Company's success. The Committee may exercise discretion to reduce the payment or may increase the payment by up to 50%.

  •
  We earned a 19.3% return on invested capital ("ROIC") in 2016(2). Our long-term incentive compensation program during the 2014-2016 performance period included performance-based restricted stock unit ("Performance-Based RSU" or "PB RSU") awards with performance measured based on our three year ROIC achievement. For the 2014-2016 performance period, our ROIC (17.9%) exceeded the required stretch level of 11.0%. These 2014 awards were settled in cash during the first quarter of 2017.

  •
  Our long-term incentive compensation program during the 2014-2016 performance period included long-term relative performance awards that measure and reward performance based on our progress toward closing the pre-tax margin gap versus our industry peers. We did not achieve entry level performance under these 2014 long-term relative performance awards. Accordingly, based on the pay for performance requirements of these awards, no payments were

(1)
See the attached Appendix A for a reconciliation of our 2016 pre-tax income results to the most closely comparable GAAP result. See also "Note 16—Special Items" in the 2016 Form 10-K for information on the 2016 special items, which consisted of: an impairment of assets charge related to FAA designations with respect to our Newark slots; Cleveland airport lease restructuring; labor agreement and related items; severance costs; gain on the sale of an investment; Venezuela foreign exchange loss; mark-to-market gain on fuel hedges to coincide with their settlement date; gains and losses on sale of assets; and other miscellaneous items. Unless otherwise indicated, references to pre-tax income and earnings for purposes of our Annual Incentive Program exclude such special items.

(2)
See Appendix A for a reconciliation of our 2016 ROIC results.

    made for the performance period that ended December 31, 2016. We continue to focus on improvement in our relative pre-tax margin performance.

  •
  All of our long-term incentive compensation awards granted in 2016 are directly linked to our stock price performance. The 2016 long-term incentives are in the form of Performance-Based RSU awards and restricted shares. All of our long-term incentives have three-year performance or vesting periods.

  •
  During 2016, the Company reached new agreements with every domestic unionized work group.

  •
  For full-year 2016, the Company purchased $2.6 billion of its common shares, representing approximately 14% of shares outstanding, at an average price of $51.80 per share. As of December 31, 2016, the Company had approximately $1.8 billion remaining to purchase shares under its share repurchase program.

  •
  We ended 2016 with $5.8 billion in unrestricted liquidity, which consisted of unrestricted cash, cash equivalents, short-term investments and available borrowing capacity under the revolving credit facility of the Company's credit agreement.

  •
  The Company continues to focus on upgrading our customers' experience. In December 2016, the Company launched a reimagined international travel experience, United Polaris service, and opened the first premier United Polaris lounge in Chicago. Six other United Club lounges across the system also were redesigned and upgraded during the year. During the fourth quarter of 2016, automated screening lanes to increase efficiency and improve the screening experience were opened for our customers at hubs in Chicago, Los Angeles and Newark. We announced Basic Economy fares in 2016, introducing further choice for our customers. The Company also re-introduced free snacks and began offering premium coffee on board and in United Club lounges. For 2016, our MileagePlus® loyalty program was named best overall frequent flyer program in the world for the 13th consecutive year by Global Traveler. We also expanded the capabilities of United's award-winning mobile app, used on more than 28 million devices—enhancing the customer experience with new re-booking options and features to improve management of international travel documents. We believe that these and other enhancements are delivering operational benefits as well as continued improvement in customer satisfaction, employee pride, and financial performance.

  •
  Over the summer of 2016, United had the opportunity to fly 1,500 athletes, coaches and Team USA staff to the 2016 Rio Olympic and Paralympic Games as we celebrated more than 35 years partnering with Team USA. This partnership underscores the shared purpose of the new United: Connecting people. Uniting the world.

        Our Leadership Team.    As CEO, Mr. Munoz is focused on the core mission of driving our overall strategy, business innovation and financial performance. As the architect of our strategic vision, Mr. Munoz also retains overall supervision and authority over United's performance, including our employee and customer relationships, legal and regulatory strategy, technology programs, and our financial and accounting responsibilities. Prior to becoming CEO in September 2015, Mr. Munoz developed valuable expertise in management, finance, accounting and operations during his more than 25 years of service in key executive positions within the beverage, telecommunications and transportation industries.

        During 2016, with input, review and approval of the Committee and the Board, the Company made key adjustments to the executive leadership team. We believe these changes will advance our efforts to become the best airline for employees, customers and investors. In August 2016, Scott Kirby was hired as President of United. Mr. Kirby reports to Mr. Munoz and oversees the execution of United's strategy with regard to operations, marketing, sales, alliances, route planning and revenue management, with an aim to improve operations and strengthen our product revenue and global network. With over three-decades of experience in the airline industry, we believe that Mr. Kirby has valuable insight into all aspects of the airline business, from operations to customer service to employee development and Company leadership. Mr. Kirby previously served as president of American.

        In August 2016, we also welcomed Andrew Levy as Executive Vice President and Chief Financial Officer. Mr. Levy came to United following more than 13 years of leadership at Allegiant Travel Company, a low cost carrier. He brings a comprehensive airline background to United, having held the roles of president, chief operating officer and chief financial officer. We believe that Mr. Levy's experience in both finance and airline operations is valuable as United is reevaluating and redefining all aspects of our business. In August 2016, Julia Haywood, our former Executive Vice President and Chief Commercial Officer, joined United from The Boston Consulting Group ("BCG"). Ms. Haywood was a partner on BCG's revenue network team consulting for United and brought to the Company her expertise in global consumer travel. Upon the appointment of Mr. Kirby, the Company recognized certain leadership expertise redundancies and, following a transition period, Ms. Haywood separated from the Company, effective February 28, 2017. In addition, James Compton, our former Vice Chairman and Chief Revenue Officer retired and separated from the Company, effective December 31, 2016, after providing support for the transition in management and following significant contributions during his years of service and leadership with the Company.

        In addition to the above noted leadership changes, our 2016 named executive officer group includes Brett Hart, our Executive Vice President and General Counsel, who served as acting CEO for part of 2016, and Gerry Laderman, our Senior Vice President—Finance, Procurement and Treasurer, who served as acting CFO for part of 2016. Their leadership through the transition periods of the CEO and CFO roles was critical to the Company and both officers continue to serve as members of our executive leadership team.

        The membership of our Committee also changed in connection with Board committee membership rotations and adjustments that were made in June 2016, with four new Committee members, including a new Committee Chair. Certain elements of the 2016 compensation programs for the named executive officers were approved by the Committee prior to that membership rotation, while compensation terms for the new members of our management team were approved by the current members of the Committee.

        Our 2016 CD&A and the related tabular disclosures reflect the 2016 changes in our executive leadership team that are noted above. Many of the items discussed in our CD&A and the related executive compensation disclosures are, however, comparable to our discussions in prior years given that the elements of our annual and long-term compensation programs remain largely similar to those implemented in prior years.

        Executive Compensation Philosophy.    Our executive compensation philosophy continues to be based on achieving the following objectives:

  •
  aligning the interests of our stockholders and executives;

  •
  linking executive pay to Company performance; and

  •
  attracting, retaining and appropriately rewarding our executives in line with market practices.

        The 2016 executive compensation programs were designed to directly link compensation opportunities to the financial and operational performance metrics that we believe are appropriate measures of success in our business: annual pre-tax income; long-term pre-tax margin performance improvement relative to our industry peers; ROIC; stock price performance and customer satisfaction (as measured by on-time arrivals). In 2016, we included greater emphasis on individual performance contributions by including an "individual performance modifier" in our Annual Incentive Program. Our newly appointed officer compensation packages were evaluated based on external market benchmarking with an emphasis on individual duties and responsibilities.

        Consideration of Prior Say-on-Pay Vote.    A key objective of our executive compensation programs is linking the interests of our executives with the interests of our stockholders, and we place emphasis on maintaining executive compensation programs that address and satisfy the key concerns of our stockholders. Our "say-on-pay" proposal received approximately 97% approval from our stockholders at our 2016 annual meeting. The Committee considers this voting result to be a strong endorsement of our executive pay programs and has not made any changes to the executive compensation programs based on the results of the 2016 say-on-pay vote. The Committee considers stockholder interests and concerns relating to executive pay as it designs our executive compensation programs and implements specific compensation elements that represent what it believes to be best practices. The Committee will continue to consider stockholder feedback, including say-on-pay voting results, as part of its decision-making process.

Tight Linkage between Performance and Executive Pay

        The compensation opportunities of our executives are directly tied to the performance of the Company as outlined below. The charts below show the allocation of targeted pay across base salary, annual incentives, and long-term incentives as approved for: (i) Mr. Munoz pursuant to his employment agreement and (ii) the remaining named executive officers with respect to their 2016 targeted compensation levels. As reflected in the charts below, the percentages of our named executive officers' target compensation represented by annual and long-term incentives that are linked to Company performance and stock price are as follows: 91% for Mr. Munoz and an average of approximately 81% for our remaining named executive officers.

CEO Annual Target Compensation Chart

*
This chart represents the 2016 target compensation level for Mr. Munoz as reflected under the terms of his employment agreement. In addition to annual and long-term incentive levels, the agreement provided Mr. Munoz a one-time sign-on cash payment of $5.2 million (paid in 2015) and an initial equity award (granted in 2016) with a grant date value of $6.8 million. See "2016 Special Compensation Components" below.

 NEO Annual Target Compensation Chart

*
This chart includes 2016 target compensation for Mr. Hart in his role as Executive Vice President and General Counsel. Although Mr. Hart served as acting CEO during portions of 2015 and 2016, his targeted compensation was established by the Committee with respect to his role as Executive Vice President and General Counsel. In connection with Mr. Hart's appointment to serve as acting CEO and Mr. Laderman's appointment to serve as acting CFO, the Committee approved additional monthly cash payments of $100,000 and $40,000, respectively, for the duration of their service in such roles. These special monthly stipends are not included in the compensation chart above because they represent special assignment compensation expected to be of a limited duration. The chart also does not include special 2016 cash and equity awards granted to Messrs. Hart and Laderman in recognition of performance and for retention. With respect to Messrs. Levy and Kirby and Ms. Haywood, this chart is based on targeted 2016 compensation approved by the Committee in connection with their new hire with the Company and excludes the sign-on equity and cash awards, as applicable. See "2016 Special Compensation Components" below. With respect to Mr. Compton, the chart excludes amounts paid in connection with his retirement and separation from the Company at year-end. See "Potential Payments upon Termination or Change in Control" below.

        We believe that the charts above demonstrate our pay-for-performance philosophy as a significant portion of the targeted 2016 compensation opportunities are in the form of variable pay that is directly linked to Company performance and stock price. Specifically:

  •
  Long-term incentive compensation continues to represent the single largest component of our named executive officers' target compensation, representing approximately 74% of the 2016 target compensation for Mr. Munoz and an average of approximately 61% of 2016 target compensation for our other named executive officers.

  •
  Our 2016 incentive awards are directly tied to Company performance metrics that we believe are appropriate measures of our success and that will lead to value for our stockholders: annual pre-tax income; ROIC; long-term pre-tax margin performance improvement (measured on a relative basis versus our industry peers); stock price performance; and customer satisfaction (as measured by on-time arrivals).

  •
  We balance absolute financial goals with a relative performance goal that measures our improvement in long-term pre-tax margin performance as compared to our industry peers. This structure is designed to motivate a focus on performance versus our financial plan and as compared to our peers.

  •
  Two-thirds of our three-prong 2016 long-term incentive structure is delivered in the form of performance-based awards linked to absolute and relative financial metrics.

  •
  All of the targeted value of our 2016 long-term incentive awards is tied to our stock price performance, which links executives' pay directly to the creation of value for our stockholders.

Our 2016 Executive Compensation Governance Practices

        Our 2016 executive compensation policies and practices include the following features, which we believe illustrate our commitment to corporate governance "best practices" and the principles stated above:

  •
  Multiple performance metrics aimed at stockholder value.  We utilize multiple performance metrics (pre-tax income, customer satisfaction (as measured by on-time arrivals), ROIC, relative pre-tax margin, and stock price) to motivate and reward achievements that we believe are complementary of one another and that contribute to the long-term creation of stockholder value.

  •
  Focus on both relative and absolute performance goals.

  •
  Pay is targeted with reference to peer group median levels.

  •
  Balanced peer group companies.  We have maintained the same standards for our peer group since it was established in 2011. Our peer group for compensation benchmarking purposes was carefully selected to include well-run companies in general industry, with a primary focus on airlines, aerospace and transportation companies; companies of similar revenue size (i.e., 0.5-2.0 times UAL's revenue); and the largest U.S.-based airlines (regardless of revenue range).

  •
  "Double-triggers" on change in control.  Our annual long-term incentive grants have "double-trigger" accelerated vesting provisions. A "double-trigger" means that acceleration of vesting requires two events: first, the transaction that represents the change in control, and second, a qualified termination of service, such as an involuntary termination without "cause."

  •
  No change in control tax indemnity.  Company policy prohibits excise tax indemnity for change in control transactions.

  •
  Stock ownership guidelines.  Our named executive officers are subject to stock ownership guidelines based on a multiple of base salary. These guidelines were revised most recently in February 2017. The changes increased the target ownership levels and eliminated counting of cash-settled equity awards toward the specified ownership levels. The current ownership guidelines for our NEOs are as follows: CEO—6x base salary; President—4x base salary; Executive Vice President ("EVP")—3x base salary; and Senior Vice President ("SVP")—2x base salary. A newly hired or promoted executive has five years to achieve the stock ownership targets set forth in the guidelines.

  •
  Prohibition on pledging and hedging.  We maintain a securities trading policy, which prohibits pledging and hedging Company securities by our officers and directors.

  •
  "Claw-back" provision.  Our programs include claw-back provisions, requiring the return of incentive payments in certain financial restatement situations.

  •
  Profit sharing hurdle.  No annual incentives are paid to officers unless other employees receive a profit-sharing payment for the year.

  •
  Risk mitigation.  Our executive pay programs have been designed to discourage excessive risk-taking by our executives.

  •
  Standardized severance policies.  We maintain standardized severance policies for our officers, other than the CEO. We previously eliminated employment agreements for all officers other than our CEO.

  •
  Annual say-on-pay vote.  We have adopted an annual policy for our say-on-pay vote as recommended by our stockholders at our 2011 annual meeting. The say-when-on-pay proposal included in this proxy statement includes a recommendation to continue the annual vote for say-on-pay. See "Proposal 4."

  •
  Communication with investors.  We communicate with the investment community regarding our performance that is linked to our incentive awards.

  •
  Independent Compensation Committee.  The Committee is comprised solely of independent directors and approves all compensation for our Section 16 reporting officers.

  •
  Independent Compensation Consultant.  The Committee has retained an independent compensation consultant, who provides services directly to the Committee, and has adopted an "Independent Executive Compensation Consultant Conflict of Interest Policy," compliance with which is regularly monitored by the Committee.

Philosophy and Objectives of Our 2016 Executive Compensation Programs

        Aligning the interests of our stockholders and executives.    The elements of our 2016 executive compensation programs were aligned with the interests of our stockholders by linking our incentive compensation performance metrics to the following key indicators of the Company's financial performance: annual pre-tax income (70% of our 2016 Annual Incentive Program awards); long-term pre-tax margin performance improvement relative to our industry peers; and our level of ROIC achievement. All of the value of our 2016 long-term incentive awards is in the form of either Performance-Based RSUs or restricted share awards, both of which provide a direct link to our stock value.

        Furthermore, we believe that our executives should have a meaningful financial stake in our long-term success. As described in greater detail below, the Committee adopted stock ownership guidelines in 2011 that require covered executive officers, including the named executive officers, to maintain a stake in the long-term success of our business. These guidelines were enhanced in February 2017 to increase the target ownership levels and to eliminate counting cash-settled equity awards toward the specified ownership levels. In addition, the Company's Securities Trading Policy prohibits speculative and derivative trading and short selling with respect to our securities by all officers. The policy further prohibits pledging Company securities and hedging transactions with respect to Company securities. We believe these requirements, coupled with our long-term incentive program, effectively align the interests of our executives with those of our stockholders and motivate the creation of long-term stockholder value.

        Our broad-based employee incentive opportunities also are designed to further our objective of aligning the interests of our employees with those of our stockholders and customers. Our profit sharing plans provide eligible employees with incentives that are aligned with the interests of our stockholders through payout opportunities based on our annual pre-tax profit. The Company also rewards employees with an aircraft on-time departure and arrival incentive program and a perfect attendance program. Our annual incentive awards to executives also reward our on-time arrival performance, a key driver of customer satisfaction (30% of our 2016 Annual Incentive Program awards). We believe that these programs ensure a focus on operational performance that aligns pay with customer satisfaction, enhances our product, and ultimately drives financial performance.

        Linking executive pay to performance.    The 2016 awards to our executives are directly tied to the financial performance metrics that we believe are appropriate measures of success in our business: annual pre-tax income; long-term pre-tax margin performance improvement relative to our industry peers; and our absolute ROIC performance. In addition, all of the targeted value of our 2016 long-term incentive awards is tied to our stock price performance. We believe our compensation programs create strong incentives to align our executives' performance to the successful execution of our strategic plan, as well as longer term shareholder value creation.

        Attracting, retaining and appropriately rewarding our executives in line with market practices.    We seek to attract world-class executives and to retain our existing executives by setting our compensation and benefits at competitive levels relative to companies of similar size, scope and complexity. Because we believe that our senior executives have skills that are transferrable across industries, and because we recruit for talent both within the airline industry and also from a broad spectrum of leading businesses, we compare the overall compensation levels of our executives with the compensation provided to executives of a benchmarking peer group, as discussed in further detail in "Compensation Process and Oversight—Benchmarking" below. Compensation decisions are also considered and balanced in light of an executive's responsibility level within the organization.

        In prior years, the Committee emphasized internal pay equity as an important factor in setting executive compensation levels. In 2016, the Committee placed greater emphasis on adjusting compensation packages based on market conditions and other factors specific to individual executives. The structure of the 2016 Annual Incentive Program awards was tailored to allow the Committee to provide greater reward opportunity and accountability based on individual performance and contributions to the Company's success through application of an individual performance modifier. Compensation and promotion opportunities also take into account each executive's unique skills and capabilities, long-term leadership potential, performance and historic pay levels, and the overall scope of the executive's responsibilities. With regard to new executives, the Committee has given consideration to compensation at a prior employer, including compensation structure and forfeited compensation.

Compensation Process and Oversight

        Compensation Committee Role and Management Participation in Setting Executive Compensation.    All 2016 final executive compensation decisions with respect to the named executive officers were made by the Committee, with input from Exequity, the Committee's independent compensation consultant. In 2015, Exequity assisted the Committee in reviewing the CEO compensation package for Mr. Munoz and the supplemental monthly compensation for Messrs. Hart and Laderman in their roles as acting CEO and acting CFO, respectively, which continued into 2016. This review included consideration of Mr. Munoz's compensation at his prior employer, including forfeited compensation and prospective compensation opportunities, and benchmark comparisons related to the Company's peer group. In 2016, Exequity also assisted the Committee in reviewing the compensation packages for Messrs. Kirby and Levy and Ms. Haywood in connection with their joining the Company, including review of existing compensation levels and structure and benchmark comparisons. The compensation paid to Mr. Compton in connection with his separation and retirement effective as of December 31, 2016 was specified by the terms of the United Continental Holdings, Inc. Executive Severance Plan (the "Executive Severance Plan") based on an involuntary termination and his retirement eligibility under outstanding awards. The Committee reviewed and approved these terms and compensation calculations in advance of the announcement of Mr. Compton's retirement and separation. The compensation paid to Ms. Haywood in connection with her separation, effective as of February 28, 2017, was specified by the terms of the Executive Severance Plan based on an involuntary termination, and included certain payments and benefits related to forfeited compensation opportunities, and was reviewed and approved by the Committee in January 2017. See "Potential Payments upon Termination or Change in Control."

        Exequity provides the Committee with background materials, including preparation of the benchmarking study described below, and participates in Committee meetings to support the Committee's executive compensation decision-making process and to respond to questions. Exequity also assists the Committee in performing an annual compensation risk assessment of the Company's compensation programs. The Committee retained Exequity as its independent compensation consultant in October 2010. Exequity reports directly to the Committee, and the Committee has the sole authority to retain and terminate Exequity and to review and approve Exequity's fees and other retention terms. The Committee has adopted an "Independent Executive Compensation Consultant Conflict of Interest Policy" pursuant to which Exequity is required to provide the Committee with regular reports on any work that it performs for the Company. During 2016, Exequity did not perform any work on behalf of the Company other than the executive compensation services provided to the Committee, and Board compensation services provided to the Nominating/Governance Committee. For additional information concerning the Committee, including its authority and the independent compensation consultant policy, see "Committees of the Board—Compensation Committee" above. The Committee has assessed the independence of Exequity pursuant to SEC rules and concluded that Exequity's work for the Committee does not raise any conflicts of interest.

        The Committee also receives input and recommendations regarding annual executive compensation decisions from management. The Company's Executive Vice President, Human Resources & Labor Relations and members of the human resources team prepare background and supporting materials for Committee meetings. The CEO attends Committee meetings and provides quantitative and qualitative input to the Committee with respect to compensation of the management team other than the CEO, including input regarding individual performance assessments with respect to payments under the Annual Incentive Program. The CFO and other members of the Company's financial planning and analysis group participate in discussions with the Committee relating to the Company's financial plan and proposed performance goals under the executive compensation program, and members of the Company's internal audit group provide special reports to the Committee outlining the review of procedures and calculations relating to the degree of achievement of performance goals and payout of incentives. Management's annual planning process involves preparation of annual financial forecasts, capital expenditure budgets, and the Company's annual business plan. Based on the Company's 2016 planning process and the financial budget approved by the Board, management developed and proposed performance targets under the 2016 incentive compensation programs. These proposals were evaluated by Exequity, in light of compensation trends, benchmarking and compensation risk factors. The Committee made final decisions regarding performance goals and the compensation arrangements of the Company's executive officers, including salary levels and incentive award opportunity levels, following its review and consideration of all recommendations and data it deemed appropriate. The Committee regularly holds executive sessions to discuss executive compensation practices without members of management present.

        Benchmarking.    We recruit and we compete to retain executives not only from within the airline industry, but also from across a broad spectrum of leading businesses. In making compensation decisions, we examine the practices of companies in a general comparator group that is representative of the size (in revenue), scope and complexity of the Company's global business operations, and that includes the largest U.S.-based airline companies (regardless of revenue range).

        The Committee believes that the airline industry does not have enough relevant industry peers, given UAL's current size, to establish reliable ranges of competitive market pay for our top executive talent. Accordingly, our benchmarking peer group represents a cross section of the relevant airline peers and comparably sized companies in general industry that the Committee believes are representative of the competitive talent market. In addition, where relevant and reliable pay information is available from our primary airline peers, we reference that airline-specific information as a significant input for aligning pay, in addition to the pay information for the full peer set. The following primary factors are considered in identifying the most appropriate peer companies for compensation benchmarking purposes: well-run companies in general industry, with a primary focus on airlines, aerospace and transportation companies; companies of similar revenue size (i.e., 0.5-2.0 times the Company's revenues); talent competitors within the Company's geography; and the largest U.S.-based airlines that are relevant comparators (regardless of revenue range). Using these factors as a guide, the composition of the peer group was reviewed and unchanged for 2016 compensation decisions. The competitive benchmarking analysis presented to the Committee in December 2015, in advance of the February 2016 compensation decisions, included the 21 comparator companies noted below.

• 3M Company	• Illinois Tool Works Inc.
• Alcoa Inc.	• Johnson Controls, Inc.
• American Airlines Group Inc.	• Lockheed Martin Corporation
• The Boeing Company	• McDonald's Corporation
• Caterpillar Inc.	• Northrop Grumman Corporation
• Cummins Inc.	• Raytheon Company
• Deere & Company	• Southwest Airlines Co.
• Delta Air Lines, Inc.	• Union Pacific Corporation
• FedEx Corporation	• United Parcel Service, Inc.
• General Dynamics Corporation	• United Technologies Corporation
• Honeywell International Inc.

        Compensation data was obtained from the then most recent proxy statements of our peer group companies (in most cases, the 2015 proxy statement, reflecting 2014 pay data). In this review, the peer group had median annual revenue of approximately $35.5 billion and the Company's 2015 annual revenue at the time of the review was estimated at approximately $37.9 billion. The benchmarking review also considered information from Equilar's Executive Compensation Survey, which provides information for top executive roles at each of the participating peer companies. Within the peer group, 14 of the 21 peer companies participated in the Equilar survey, with median annual revenue of approximately $36 billion.

        We compare total compensation opportunities for our executives to the market median (50th percentile) of our peer group. Total compensation for our benchmarking purposes means the sum of base salary, annual cash incentive target, and long-term incentive targets. As is customary in these types of pay studies, retirement benefits were not included in the benchmark comparison. The Exequity benchmarking process compares the Company's executive pay by position in comparison to the most similarly situated executive roles among the peer organizations. Data availability is greater for the CEO and CFO positions, and pay comparisons for these roles were made solely against the CEO and CFO positions among the peer companies. For proxy officers without a direct benchmark role comparison, Exequity considered matching roles based on rank within the proxy and with reference to other officer positions to extrapolate pay trajectories across roles.

        The compensation information for our peer group is one factor utilized in setting total compensation for our executives. The Committee balances the benchmarking results with additional factors, such as each executive's experience, knowledge, skills, roles, and contributions to the Company, as well as consideration for internal parity of compensation among our executives. In selected cases in which relevant pay information for a specific role is available from our primary airline peers (Delta and American), we reference that data as a supplemental benchmarking input, in addition to the data from the full peer set. The Committee reviews all of these relevant factors, but does not apply a specific weighting to the various factors. Based on the benchmarking results and with guidance from Exequity, the Committee made adjustments in the 2016 pay allocation by shifting a portion of the total target opportunity from the annual incentive opportunity to the long-term incentive opportunity, further continuing similar adjustments that have been made in prior years.

        In addition, in the case of executives who are recruited to join the Company, the Committee references the executive's pay at his or her prior employer in order to facilitate recruitment of top caliber executives. In 2016, the Company recruited Messrs. Kirby and Levy and Ms. Haywood to join the Company. The Committee reviewed the following factors in connection with the development of competitive pay packages that would support the Company's ability to succeed in this recruitment, and to facilitate the integration of these new compensation packages with the pay arrangements of existing executives:

  •
  Alignment with the median pay levels and practices among the full peer set used from benchmarking executive pay;

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  Alignment with the pay levels and practices among the Company's primary airline peers (Delta and American for this purpose);

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  Desired internal parity relating to individual pay components and total target pay, balanced relative to individual responsibilities; and

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  Transition of an executive's outstanding pay arrangements from his or her prior employer into the Company's executive compensation programs and internal pay parity.

        Tally Sheets.    Comprehensive tally sheets covering each of the Company's Section 16 reporting officers are provided to the Committee annually in advance of the meeting at which incentive compensation performance targets and award level opportunities are set and at which compensation levels and annual incentive awards are considered and decisions are made. The tally sheets provide a summary for each executive of total targeted and actual compensation levels over a multi-year period, an accumulated summary of outstanding awards, and estimated total payments under alternative separation scenarios. These tally sheets allow the Committee to make prospective pay decisions that are informed by compensation opportunities and earnings for past periods.

2016 Compensation Components

        The section and table below summarize the key components of our 2016 executive compensation program. Detailed descriptions of these components appear below the table. In addition, in light of significant changes to our executive leadership team during 2016, our 2016 executive compensation program included several special performance, retention, and sign-on awards that are not a standard part of our annual targeted compensation structure. These special awards are described following the discussion of our key annual compensation components.

  Key Annual Compensation Components

        The 2016 salary and incentive compensation award levels were considered and approved by the Committee through the compensation process described above and with reference to the benchmarking data prepared by and reviewed with Exequity. The salary, compensation opportunities, and employment terms and conditions for Mr. Munoz are set forth in his employment agreement, which was entered into in December 2015. The compensation levels of the remaining named executive officers were considered and approved through the compensation process described above and with reference to the benchmarking data described above, reflecting median pay among the peer companies. In addition, with respect to Messrs. Kirby and Levy and Ms. Haywood, the Committee considered their compensation structure, opportunities and outstanding incentive awards with their prior employers, as applicable, as well as alignment with comparable roles among the Company's primary airline peers, and the desired internal pay parity among the Company's top executive roles. Exequity assisted in the preparation and review of the new hire compensation analysis, and provided advice in connection with establishing the value of outstanding incentives and alignment of the pay packages with peer practices.

        There was no change in the 2016 salary or total target incentive award levels for Messrs. Munoz, Hart, Laderman and Compton as compared to the 2015 salary and total target incentive award levels. However, for 2016, the Committee approved a re-allocation, as compared to 2015, of a portion of the total target level compensation opportunity for Messrs. Hart and Compton from the annual incentive opportunity to the long-term incentive opportunity to align more closely with market practices within our peer group. This shift was made after considering the benchmarking analysis discussed above, which indicated that the Company's total targeted compensation levels for the named executive officers were generally slightly below the 50th percentile of the peer group but that a greater percentage of the named executive officers' total targeted incentives were being delivered in the form of targeted annual bonus opportunities and a lower percentage of the named executive officers' total targeted incentives were being delivered in the form of long-term incentives than was the case among the benchmarking peer companies. The newly hired officers in 2016 (Messrs. Levy and Kirby and Ms. Haywood) were merged into the Company's existing annual and long-term incentive award programs and thus received pay for performance incentives consistent with the remainder of the management team.

Compensation Component	Program Type	Performance Measure
Base Salary	• Fixed cash income stream throughout the year	—

Annual Incentive Award	• Absolute and relative performance • Short-term cash award	• Pre-tax income (70%) • Customer satisfaction (based on on-time arrivals) (30%) • Individual Performance Modifier
Long-term Incentive Awards:

• Performance-Based RSUs—ROIC	• Absolute performance • 3-year cliff vesting • Stock price based • Cash settled	• ROIC • Stock price performance over time

• Performance-Based RSUs—Relative Pre-tax Margin	• Relative performance • 3-year cliff vesting • Stock price based • Cash settled	• Pre-tax margin improvement relative to industry peer group • Stock price performance over time

• Restricted Share Awards	• 3-year ratable vesting	• Stock price performance over time

        Base Salary.    Base salary levels are set in light of competitive practices among our peer companies and our primary airline peers, to reflect the responsibilities of each executive in the Company, in consideration of internal pay equity, and to balance fixed and variable compensation levels. The base salary level for Mr. Munoz was established with reference to the foregoing and in consideration of his compensation and opportunities at his prior employer. The base salary levels for Messrs. Levy and Kirby were primarily established based on reference to the all-peer median levels for their respective roles, with consideration to internal parity. Ms. Haywood's salary was elevated to more closely align with her prior compensation at BCG. Mr. Munoz's annual base salary as set forth in his employment agreement is $1,250,000. The 2016 base salary levels for the remaining named executive officers were as follows: Mr. Hart—$715,000; Mr. Levy—$675,000; Mr. Laderman—$500,000; Mr. Compton—$875,000; Mr. Kirby—$875,000; and Ms. Haywood—$800,000. For Messrs. Munoz, Hart, Laderman and Compton, these salary levels are unchanged from the 2015 levels and remain currently in effect for the continuing named executive officers.

        Annual Incentive Awards.    In 2016, the named executive officers participated in the United Continental Holdings, Inc. Annual Incentive Program (the "AIP"), an annual cash incentive plan adopted pursuant to the Company's Incentive Plan 2010. In order for a payment to be made under the 2016 AIP awards, (i) the Company's 2016 pre-tax income must meet or exceed the entry level pre-tax income established by the Committee and (ii) a payment must have been made (or will be made) under the Company's broad-based profit sharing plans for employees for such fiscal year. If either of these conditions is not satisfied, no payments are made under the AIP. As a risk mitigation factor, payment also requires that the Company must have an adequate level of unrestricted cash at the end of the performance period, as determined by the Committee. The 2016 awards permit the exercise of negative discretion to reduce award payments. In addition, in 2016 the Committee adjusted the AIP structure to include an individual performance modifier feature to permit the Committee to adjust the AIP award payment based on individual performance and contributions to the Company's success. The Committee may exercise discretion to reduce the payment or may increase the payment by up to 50%. The CEO made recommendations to the Committee with respect to the performance of the executive leadership team other than himself. Pursuant to the terms of his offer letter, the AIP award for Mr. Levy did not include the individual performance modifier and, pursuant to the terms of his separation, no adjustment was applied to the AIP award for Mr. Compton. Under the AIP, "pre-tax income" means, with respect to a fiscal year, the aggregated consolidated net income adjusted to exclude reported income taxes of the Company as shown on the Company's consolidated financial statements for such year, but calculated excluding any special, unusual or non-recurring items as determined by the Committee in accordance with applicable accounting rules.(3)

        The 2016 award opportunities under the AIP were based on an individual award opportunity granted to each participant, with threshold payout equal to 50% of the target opportunity, target payout equal to 100% of the target opportunity, and stretch payout equal to 200% of the target opportunity, with the opportunity to earn up to 300% of the target opportunity after the application of the individual performance modifier. The target award opportunity was allocated so that (1) 70% of the target opportunity was based on pre-tax income performance goals and (2) 30% of the target opportunity was based on the achievement of customer satisfaction performance goals (increased from a 20% weight under the 2015 awards). For 2016, the customer service component was changed from a customer survey metric to an operational metric based on on-time arrival performance, which is a leading indicator of customer satisfaction.

        The 2016 AIP individual target level opportunities for each of the named executive officers were expressed as a percentage of the executives' base salary earned during the year as follows: Mr. Munoz—200%; Mr. Hart—106%; Mr. Levy—100%; Mr. Laderman—110%; Mr. Compton—106%; Mr. Kirby—125%, and Ms. Haywood—106%. As discussed above, in 2016, the Committee approved a continued reallocation of the incentive opportunity between AIP and long-term incentive compensation, resulting in a decline in the 2016 AIP opportunity for Messrs. Hart and Compton. The AIP opportunity for Mr. Munoz is set forth in his employment agreement. With respect to the new members of the management team, Mr. Levy's AIP opportunity was primarily established with consideration of alignment to the full peer group median target level bonus and the median of the Company's primary airline peers, particularly Delta and American for purposes of the new officer compensation comparisons. Mr. Kirby's AIP opportunity was established with reference to his prior target bonus opportunity at American, the average target bonus levels for the comparative role at Delta and American, and the median target value bonus for the number two level executive within the full peer group. With respect to Ms. Haywood, her AIP opportunity was set at the same percentage of salary as set for other EVP level officers, and consideration was also given to median target value for the number four level role at the Company's primary airline peers.

        The 2016 pre-tax income performance goals, representing 70% of the targeted award opportunity, were threshold—$3.5 billion, target—$4.5 billion, and stretch—$5.0 billion. The target pre-tax income goal was based on the Company's 2016 full year expectations at the time the performance conditions were established in February 2016. For 2016, measurement of customer satisfaction, representing 30% of the targeted award opportunity, required a specified number of months of top-tier (#1 or #2) on-time arrival performance as compared to an industry peer group (American, Delta, and Southwest), with the goals set as the number of months of top-tier performance as follows: entry—5 months; target—7 months; and stretch—9 months.

(3)
See "Item 16—Special Items" in the 2016 Form 10-K for information on the 2016 special items.

        Our 2016 pre-tax income was $3.8 billion, and we achieved pre-tax income of $4.462 billion for 2016, as measured under the AIP and adjusted for special items, and eligible employees received payments pursuant to the Company's profit sharing plans. The 2016 AIP awards paid out at nearly (98.12%) the target level with respect to the pre-tax income performance goal. With respect to the customer satisfaction goal (measured using top tier on-time arrival performance as a proxy for the customer satisfaction metric), the Company achieved top tier performance in all 12 months of 2016, which resulted in stretch level (200%) performance. The combined 2016 performance relating to pre-tax income and customer satisfaction (measured by on-time arrivals) resulted in achievement at 128.68% of the total target opportunity level. The Committee also considered individual performance and contributions to the Company's success based on input from the CEO with respect to named executive officers other than himself. Based on those considerations, the 2016 AIP individual performance modifier that was applied to the payout for each of the named executive officers was as follows: Mr. Munoz—110%; Mr. Hart—120%; Mr. Laderman—100%; Mr. Kirby—110%; and Ms. Haywood—100%. The sign-on compensation package for Mr. Levy and the separation summary terms for Mr. Compton specified that the individual performance modifier would not apply to the calculation of their 2016 AIP payments. Payments under the AIP are included in the 2016 Summary Compensation Table under the column captioned "Non-Equity Incentive Plan Compensation." The named executive officers are not eligible to receive payments under our profit sharing plans.

        2016 Long-Term Incentive Awards.    In designing the long-term incentive award structure for the Company, the Committee divided the long-term incentive opportunity into three separate awards, each of which has a three-year performance or vesting period. This design was put in place and has continued since our 2011 awards, with the 2016 long-term incentives structured as follows:

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  ROIC Performance Awards:  Designed to reward the creation of economic value, measured by our ROIC achievement;

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  Relative Pre-tax Margin Performance Awards:  Designed to reward improvement in pre-tax margin performance relative to improvement by our airline peers; and

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  Restricted Share Awards:  Intended to align executives' interests with the creation of stockholder value.

        Mr. Munoz's total target long-term incentive opportunity was established in connection with the review, negotiation and finalization of his employment agreement in December 2015. The total target long-term incentive opportunities of the remaining named executive officers were established with reference to the applicable benchmarking analysis conducted by Exequity and discussed with the Committee in December 2015 with respect to Messrs. Hart, Laderman and Compton and in August 2016 with respect to Messrs. Kirby and Levy and Ms. Haywood. As discussed above with respect to the AIP awards, for 2016, the Committee approved a re-allocation of a portion of the total target compensation opportunity for Messrs. Hart and Compton from the annual incentive opportunity to the long-term incentive opportunity to align more closely with market practices within our peer group. This shift was made after considering the benchmarking analysis discussed above, which indicated that the Company's total targeted compensation levels for the named executive officers were generally slightly below the 50th percentile of the peer group but slightly higher than the group with respect to target levels of annual compensation as compared to long-term incentives. With respect to the new members of the management team, Mr. Levy's long-term incentive opportunity was primarily established with consideration of alignment to the full peer group median for targeted long-term incentive value, as well as alignment to compensation for persons in similar roles at Delta and American. Mr. Kirby's opportunity was established with strong consideration to alignment with his prior target long-term incentive value at American, while also considering the target compensation levels for the president role at Delta and American and placement between the CEO and other top executives at United. With respect to Ms. Haywood, her opportunity was influenced by internal parity and in light of the establishment of her salary at a level that took into consideration the fixed compensation elements at her prior employer. See "—Compensation Process and Oversight—Benchmarking" above.

        For the named executive officers, the 2016 total long-term incentive target level opportunities were as follows: Mr. Munoz—$10,500,000; Mr. Hart—$1,637,350; Mr. Levy—$815,533; Mr. Laderman—$1,000,000; Mr. Compton—$2,458,750; Mr. Kirby—$1,872,860; and Ms. Haywood—$649,180. These actual award levels for Messrs. Kirby and Levy and Ms. Haywood represent prorated amounts based on their dates of hire. The 2016 total long-term target opportunities were divided equally among each of the three long-term incentive awards. Consistent with 2015, all of the 2016 long-term incentives are linked to the Company's stock price performance.

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  ROIC Performance Awards.  One-third of the 2016 long-term incentives were based on a ROIC performance measure. In 2011, the Committee adopted the United Continental Holdings, Inc. Performance-Based RSU Program (the "RSU Program"), pursuant to the provisions of the Company's 2008 Incentive Compensation Plan. The RSU Program requires the Company to achieve specified levels of ROIC. The ROIC calculation for the 2016 awards was set to reflect ROIC on a pre-tax basis due to the uncertainty of the timing and amount of the impact of cash taxes on the ROIC calculation. For 2016, the ROIC goals were set as absolute levels of ROIC performance. Each RSU represents the potential right to receive a cash payment at the end of a three-year performance period based on the average closing price per share of Common Stock over the 20 trading days preceding the end of the performance period. The number of RSUs that become vested under the RSU Program increases as the Company's ROIC for the performance period exceeds the specified goal. If the Company achieves at least the minimum level of performance, the awards will be settled in cash following the end of the three-year performance period. As a risk mitigation factor, payment also requires that the Company must have an adequate level of unrestricted cash at the end of the performance period, as determined by the Committee. The Committee did not apply a maximum payment price per share with respect to the 2016 ROIC Performance-Based RSU awards.

    The 2016 Performance-Based RSU awards have a performance period of January 1, 2016 through December 31, 2018. We believe that the ROIC definition applicable to the 2016 awards is aligned with the parameters generally used by investors as well as our external reporting methodology, including capitalizing our aircraft operating lease expense at seven times and only including aircraft operating leases for which we are the lessor in our calculation of invested capital. For 2016, the ROIC goals were set based on the Company's expectations for the performance period at the time the performance goals were established in February 2016. The entry level performance goal (11%) is aligned with our approximate cost of capital. At the time, the target level (17%) was viewed by the Committee as a challenging goal that was established above the ROIC level that the Company has achieved in any prior three-year period but below the Company's single-year achievement in 2015, and the maximum or "stretch" performance goal (19%) requires the Company to achieve three-year average earning greater than any annual earnings in our history. Each performance level was increased from the levels established with respect to the three-year performance under the prior year awards to reflect the Company's recent financial performance improvement. The goals are established with reference to the Company's operating plan, economic conditions at the time the goals were set, and a variety of scenarios for the Company's multi-year financial plan to address the challenges associated with forecasting results for a three-year measurement period. The 2016 ROIC Performance-Based RSUs include a fuel price corridor pursuant to which the Company's results will be adjusted if and to the extent that fuel prices during any year of the performance period vary by more than $5 per barrel based on the fuel curve model used to establish the ROIC goals.

    The 2016 ROIC Performance-Based RSU awards have an entry opportunity equal to 50% of the target award value, a target opportunity of 100% of the target award value, and a maximum or

    "stretch" opportunity equal to 200% of the target award value. Payment opportunities under the ROIC Performance-Based RSU awards are subject to linear interpolation between performance levels. As noted in the 2016 Summary Compensation Table below, the grant date fair value of the 2016 Performance-Based RSUs is the target level of the award based on the probable satisfaction of the required performance conditions as of the grant date. The number of Performance-Based RSUs granted was calculated based on the target opportunity divided by the closing price per share of Common Stock on the date of grant and with the result multiplied by the stretch opportunity level and rounded up to the nearest whole unit.

    The 2014 Performance-Based RSU awards, which had a performance period of January 1, 2014 through December 31, 2016, had the following performance goals: entry—9.1% ROIC; target—10% ROIC; and stretch—11% ROIC. In calculating the number of RSUs subject to the 2014 Performance-Based RSU awards, the Committee applied a discount factor to the closing price per share of Common Stock on the date of grant in recognition of the Company's history of ROIC not exceeding our cost of capital. As a risk mitigation factor, payment of the awards also required that the Company must have an adequate level of unrestricted cash at the end of the performance period, as determined by the Committee. The Committee also established a maximum payment amount with respect to the 2014 awards equal to two times the stock price on the date of grant (representing a $86.56 per unit maximum payment amount). For the 2014-2016 performance period, the Company's ROIC (17.9%) exceeded the required stretch level of performance (11% ROIC), and the 2014 Performance-Based RSUs were settled in cash in the first quarter of 2017 following review and certification by the Committee. The 20-day average closing price per share of Common Stock immediately preceding December 31, 2016 was $73.32 per share. The payments to the named executive officers are included in the "Option Exercises and Stock Vested for 2016" table below.

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  Relative Pre-tax Margin Performance Awards.  In prior years, the Committee has undertaken a series of evaluations of the relative performance component of the long-term incentive program to consider potential alternative award structures, including several alternatives for implementing a total shareholder return ("TSR") metric. For 2016, the Committee determined that the relative performance metric based on improvement in our relative pre-tax margin as compared to industry peers continues to be an appropriate metric for motivating executive performance in line with stockholder interests.

    One-third of the 2016 long-term incentives were based on a relative pre-tax margin performance measure. These incentives were granted in the form of cash-settled Performance-Based RSU awards that measure and reward performance based on the Company's improvement in cumulative pre-tax margin over a three-year performance period as compared to an industry peer group (American, Delta, Southwest, JetBlue Airways Corporation, and Alaska Air Group, Inc.).

    The goals established for the 2016 pre-tax margin Performance-Based RSU awards measure the Company's relative pre-tax margin improvement over the 2016-2018 performance period as compared to the industry peer group. Improvement over the performance period by the Company and the industry group is measured with comparison to pre-tax margin performance achieved in 2015. Performance is generally measured as (A) the Company's pre-tax income over the performance period divided by its revenue over such period minus the Company's 2015 pre-tax margin as compared to (B) the peer companies' aggregate pre-tax income over the performance period divided by the peer companies' aggregate revenue over such period minus the peer companies' aggregate 2015 pre-tax margin. The calculations are adjusted to exclude special items in accordance with applicable accounting rules. If the Company achieves at least the minimum threshold level of performance, the awards will be settled in cash following the end of the three-year performance period. As a risk mitigation factor, payment also requires that the Company must have an adequate level of unrestricted cash at the end of the performance period, as determined by the Committee. The Committee did not apply a maximum payment price per share with respect to the 2016 pre-tax margin Performance-Based RSU awards.

    The 2016 pre-tax margin Performance-Based RSU awards have a performance period of January 1, 2016 through December 31, 2018. The target performance level established for the 2016 relative pre-tax margin PB RSUs was set by the Committee so that executives would earn market-competitive rewards ("target" level) for achieving pre-tax margin improvement substantially in excess of the peer group (equal to peer group pre-tax margin change over the performance period plus 90 basis points). The entry performance level was designed to be achievable with solid relative performance (peer group change plus 20 basis points), while the stretch performance level (peer group change plus 220 basis points) was set at a high level requiring exceptional relative performance. In determining the 2016-2018 performance goals, the Committee considered the historic performance of the Company and the peer group, the Company's multi-year financial plan, and the economic and market conditions at the time the goals were established.

    The 2016 pre-tax margin Performance-Based RSU awards have an entry opportunity equal to 50% of the target award value, a target opportunity of 100% of the target award value, and a maximum or "stretch" opportunity equal to 150% of the target award value. Payment opportunities under the relative pre-tax margin Performance-Based RSUs are subject to linear interpolation between performance levels. In accordance with ASC Topic 718, and as noted in the 2016 Summary Compensation Table below, the grant date fair value of the relative pre-tax margin Performance-Based RSUs is zero because the satisfaction of the required performance conditions was not considered probable as of the grant date. As discussed above, the Committee believes that improvement in pre-tax margin continues to be an appropriate metric for motivating executive performance in line with stockholder interests. Although the performance conditions were not considered probable as of the grant date, the Committee established the goals at a level they believe is appropriate for the Company and stockholders.

    The 2014 relative pre-tax margin awards, which had a performance period of January 1, 2014 through December 31, 2016, were cash-based awards and had the following performance goals using relative improvement in pre-tax margin as the metric: entry—peer group change in pre-tax margin plus 20 basis points; target—peer group change in pre-tax margin plus 90 basis points; and stretch—peer group change in pre-tax margin plus 160 basis points. As a risk mitigation factor, the awards also required that the Company must have an adequate level of unrestricted cash at the end of the performance period, as determined by the Committee. The Company's pre-tax margin performance with respect to the 2014 relative performance awards did not meet the entry level of performance, and no payments were made to the named executive officers with respect to this 2014 long-term incentive award.

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  Restricted Share Awards.  The final one-third of the 2016 long-term incentive opportunity was delivered in the form of restricted share awards that vest in one-third increments on February 28, 2017, 2018 and 2019. These awards were granted pursuant to the Company's 2008 Incentive Compensation Plan. The 2016 restricted share awards were calculated based on the target opportunity divided by the closing price per share of Common Stock on the date of grant, rounded up to the nearest whole share.

  2016 Special Compensation Components

        There were several special performance, retention, and sign-on awards granted during 2016 related to the terms of Mr. Munoz's employment agreement and in recognition of unique circumstances related to interim service in the CEO and CFO roles, performance and retention considerations, and sign-on compensation. The special compensation components applicable to Messrs. Munoz, Hart, Levy, Laderman and Kirby and Ms. Haywood are described below.

        Mr. Munoz.    In December 2015, the Company and Mr. Munoz entered into an employment agreement to memorialize the terms of his employment. As described above, the compensation, benefits, terms and conditions of the employment agreement were approved by the Committee after consideration of Mr. Munoz's compensation at his prior employer, including forfeited compensation and prospective incentive opportunities; the benchmarking analysis of the peer group and our primary airlines peers; general succession planning processes within the Company; and guidance and input from Exequity. In consideration of his commencement of employment, and in part to compensate him for incentive and equity compensation forfeited at his prior employer, the agreement provided him a sign-on cash payment of $5.2 million (paid in 2015) and an initial equity award (granted in 2016) with a grant date value of $6.8 million, vesting over a three-year period. The agreement also provided an annual base salary of $1,250,000 and, beginning in 2016, Mr. Munoz became eligible to participate in the Company's annual cash bonus program, with a target annual bonus not less than 200% of his annual base salary. Also beginning in 2016, Mr. Munoz became eligible to receive an annual long-term incentive award with a grant date target value of at least $10.5 million.

        Mr. Hart.    As referenced above, in connection with Mr. Hart's appointment to serve as acting CEO, the Committee approved an additional monthly cash payment of $100,000 for the duration of his service in such role. This special monthly stipend represents special assignment compensation of a limited duration and was terminated on March 14, 2016. The 2016 special monthly stipend is included in the Bonus column of the 2016 Summary Compensation Table. In addition, on May 5, 2016, the Committee approved a performance award for Mr. Hart in recognition of his continued leadership and extraordinary efforts, his importance to the continued success of the Company, and as an inducement for him to remain employed by the Company over the award vesting periods. Under the terms of the performance award, Mr. Hart received an immediate cash payment of $500,000 and a restricted stock award with a grant date value equal to $1,000,000, vesting in equal installments on January 1, 2017 and January 1, 2018. The unvested portion of the equity award will be forfeited if Mr. Hart's employment with the Company is terminated prior to the applicable vesting date for reasons other than termination by Mr. Hart due to good reason (as defined in the Executive Severance Plan), termination by the Company due to an involuntary termination without cause (as defined in the Executive Severance Plan), death, or disability. The cash portion of the performance award is included in the Bonus column and the equity award is included in the Stock Awards column of the 2016 Summary Compensation Table.

        Mr. Levy.    Effective August 22, 2016, the Committee approved a sign-on award for Mr. Levy of 86,000 stock options. The stock options vest over a three year period on each anniversary of the grant date and have a seven year term. The sign-on award was designed to enhance Mr. Levy's immediate alignment with shareholder value creation, and to bring his total annualized pay into alignment with (i) the average total target pay for the CFO role at United's primary airline peers (Delta and American); and (ii) the desired internal pay parity among the Company's top executives. The options are included in the Option Awards column of the 2016 Summary Compensation Table.

        Mr. Laderman.    As referenced above, in connection with Mr. Laderman's appointment to serve as acting CFO, the Committee approved an additional monthly cash payment of $40,000 for the duration of his service in such role. This special monthly stipend represents special assignment compensation of a limited duration and was terminated as of the end of August 2016. The 2016 monthly stipend for Mr. Laderman is included in the Bonus column of the 2016 Summary Compensation Table. In addition, in connection with his return to the position of Senior Vice President—Finance, Procurement and Treasurer, the Committee approved a retention award for Mr. Laderman. The retention award consists of a $500,000 cash payment and an award of 45,000 restricted stock units that will vest over a three year period and will be settled in stock. The cash portion of the retention award is subject to a clawback provision under which Mr. Laderman will be required to pay back 50% of the cash portion of the retention award if he leaves the Company within two years following the payment date. The cash portion of the performance award is included in the Bonus column and the equity portion is included in the Stock Awards column of the 2016 Summary Compensation Table. The original retention award was approved effective August 16, 2016 and on December 7, 2016 the Committee amended the equity portion of the award to specify the stock settlement feature (rather than cash settlement). As a result of this change in settlement form, this award is included in two lines on the Grants of Plan Based Awards in 2016 table, with one line showing the original grant and another line showing the modification of the original grant.

        Mr. Kirby.    In connection with his appointment as President of the Company, Mr. Kirby received a sign-on transition award consisting of premium-priced stock options (with an exercise price that was set 25% higher than the closing stock price on the date of grant) with a total Black-Scholes grant value of $5 million. The sign-on award was intended to facilitate the transition from American to the Company, as well as to offer an overall pay opportunity that is heavily tied to the delivery of significant shareholder value creation. The options were split into two tranches as follows: (i) $2 million of the grant date value consists of stock options with a seven-year term that vest in one-third increments on the first, second and third anniversary of the grant date; and (ii) $3 million of the grant date value consists of stock options with a ten year term that vest in one-third increments on the fourth, fifth and sixth anniversary of the grant date. These options are included in the Option Awards column of the 2016 Summary Compensation Table.

        Ms. Haywood.    In connection with her appointment to serve as Executive Vice President and Chief Commercial Officer, the Committee approved a sign-on award for Ms. Haywood consisting of (i) a $600,000 cash payment and (ii) an award of $2 million in restricted stock units that vest over a three year period on December 31, 2016, 2017, and 2018. These values were established by reference to the objectives of: (i) maintaining general consistency with the level of Ms. Haywood's fixed forms of compensation at her previous employer; (ii) alignment with peer practices; and (iii) alignment with the annualized total targeted pay of internal roles at the Company. While the cash portion of the sign-on award was subject to clawback for a termination of employment, the repayment obligation was not applied in connection with Ms. Haywood's involuntary termination from the Company. The restricted stock units that were scheduled to vest in 2017 and 2018 were forfeited in connection with her separation. The cash portion of the sign-on award is included in the Bonus column and the equity portion is included in the Stock Awards column of the 2016 Summary Compensation Table.

  2017 Incentive Compensation Structural Changes

        In designing the incentive compensation program for 2017, the Committee made changes to the structure of the Annual Incentive Program awards and the annual long-term incentive program. While retaining pre-tax income as the largest percentage of the award opportunity, the 2017 AIP awards include a broader array of operational metrics that are viewed as important factors in achieving customer satisfaction, including on-time departures, flight completion, and mishandled baggage ratio. A portion of the 2017 AIP award opportunity is linked to management progress toward achieving specified strategic objectives. The individual performance modifier was retained in the 2017 AIP design. With respect to the annual long-term incentive program design, the Company eliminated ROIC as a performance measure for the 2017 awards.

Notice Regarding Adjustments to the 2017 Compensation Program in Response to Recent Events

        The core design construct for the 2017 incentive compensation program was developed early in 2017. Given recent events, management and the Compensation Committee agree that the annual incentive opportunity for management will be made more comprehensively subject to progress in 2017 on significant improvement in the customer experience at United, and aligned changes to United's culture and processes. Progress relative to financial, operational and strategic initiatives will continue to determine the initial sizing of the annual incentive opportunity. However, the Compensation Committee will use its judgment to acknowledge the current state of the customer experience and supporting culture at United, and to strengthen the existing linkage between improvement in the customer experience and earned annual incentives in 2017. The Compensation Committee's judgment on these matters will be applied to adjust the entire 2017 annual incentive opportunity.

        The 2017 long-term incentive target opportunity is equally divided between time-vested RSU awards and Performance-Based RSUs with relative pre-tax margin performance as the performance metric. The Committee believes that the changes in the 2017 program motivate management performance toward achieving goals that are considered by the Board to be important to our customers and investors.

        As noted in the text box above, for 2017, improvement in the customer experience and United's culture will be critical components in the determination of the 2017 earned bonus amounts, making the entire 2017 AIP award opportunity responsive to these imperatives.

2016	2017
Annual Incentive Program	Annual Incentive Program
Pre-tax income (70%)	Pre-tax income (70%)
Operational goals (30%) (measured by on-time arrivals)	Operational goals (20%) (measured by on-time departures, mishandled baggage ratio, and completion factor)
Strategic initiatives (10%)
Long-term Incentive Program	Long-term Incentive Program
Performance-Based RSUs—ROIC (1/3)
Performance-Based RSUs—Relative Pre-tax Margin (1/3)	Performance-Based RSUs—Relative Pre-tax Margin (50%)
Restricted Shares (time-vested) (1/3)	RSUs (time-vested) (50%)

Other Compensation Components

        Severance Benefits.    We have pre-established terms applicable to each of our named executive officers relating to severance and post-employment benefits provided upon certain termination events. In 2014, the Committee determined that individual employment agreements, other than agreements with our CEO, were no longer necessary.

        The Company maintains the Executive Severance Plan, which provides severance benefits to executive officers, including Messrs. Hart, Levy, Compton, and Kirby and Ms. Haywood, and the United Continental Holdings, Inc. Senior Officer Severance Plan, which provides severance benefits to senior officers, including Mr. Laderman. The severance and post-employment benefits provided under the severance plans are consistent with the level of benefits that were provided under the named executive officers' prior employment agreements, which expired in September 2014, and these plans were approved and adopted by the Committee in 2014. The terms of Mr. Compton's and Ms. Haywood's departures were governed by the Executive Severance Plan and the payments and benefits provided upon an involuntary termination. Under the terms of his outstanding incentive awards, Mr. Compton is eligible for payment of the long-term performance awards on a pro-rata basis and based on actual Company performance through the end of the applicable performance period. The Committee also agreed to provide Ms. Haywood with flight benefits through her two year severance period and acknowledged that her cash sign-on award was not subject to repayment based on her involuntary termination.

        Based on advice of Exequity, we believe that the described severance compensation and benefits are competitive with typical practices and that they provide appropriate levels of compensation and terms and conditions related to executive separations. Further, we believe that these arrangements are an important component of our compensation packages in terms of attracting and retaining top caliber talent in senior leadership roles and in defining terms and conditions of executive separation events. See "Potential Payments upon Termination or Change in Control" below for a discussion and estimate of the potential compensation and benefits provided pursuant to these arrangements.

  Retirement Benefits

        Frozen SERP.    Continental maintained supplemental executive retirement plan ("SERP") benefits for Messrs. Laderman and Compton that provides an annual retirement benefit expressed as a percentage of the executives' final average compensation. The SERP is not a current element of the Company's compensation program. The SERP benefit for Mr. Compton was frozen as of December 31, 2010, while the SERP benefit for Mr. Laderman was partially frozen as of December 31, 2010 and fully frozen as of December 31, 2013. The benefit formulas and the compensation limitations applicable to the SERP are described below under "Narrative to Pension Benefits Table."

        Frozen Pension Benefits.    Management and administrative employees from Continental, including Messrs. Laderman and Compton, participate in the Continental Retirement Plan ("CARP"), a non-contributory, defined benefit pension plan in which substantially all of Continental's non-pilot domestic employees participated. The CARP benefits for management and administrative employees were frozen as of December 31, 2013. The CARP benefit is based on a formula that utilizes final average compensation and service while one is an eligible employee. The benefit formulas and the compensation limitations applicable to the CARP are described below under "Narrative to Pension Benefits Table."

        Defined Contribution Retirement Benefits.    We provide retirement benefits including a tax qualified 401(k) plan to all of our non-union employees. The Company maintains a tax qualified 401(k) benefit and an excess 401(k) cash direct and cash match program for management and administrative employees, including the named executive officers. We believe these benefits encourage retention and are part of delivering an overall competitive pay package necessary to recruit and retain talented executives.

        Perquisites.    We offer our named executive officers certain perquisites that we believe are generally consistent with those provided to executives at similar levels at companies within the airline industry and general industry groups. We believe that providing certain benefits to our executives, rather than cash, enhances retention, results in a cost savings to the Company, and strengthens our relationships with our executives. For example, travel privileges on United flights provide our executives and non-management directors the opportunity to become familiar with our network, product and locations and to interact with customers and employees. The incremental cost to the Company of providing such flight benefits is minimal, while we believe the value of these benefits to the named executive officers is perceived by them to be high. Other benefits are primarily linked to maintaining the health of our executives and to financial and tax planning and assistance, or to benefits that were provided by

Continental and were grandfathered in individual benefit packages. Please refer to "2016 Summary Compensation Table" and the footnotes thereto for additional information regarding perquisites.

Other Executive Compensation Matters

        Recoupment of Earned Awards/"Claw-back" Provisions.    All of our incentive award programs include claw-back provisions requiring the return of incentive payments in financial restatement situations to the extent necessary to comply with applicable law including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any SEC rule.

        Stock Ownership Guidelines.    The Committee has approved stock ownership guidelines that apply to our executive officers. The guidelines encourage our executives, including each of the named executive officers, to hold shares of Common Stock or equity-based awards with a fair market value that equals or exceeds a multiple of the executive's base salary. In February 2017, the Committee made adjustments to the guidelines. Currently, the CEO level stock ownership target is six times base salary, the President level stock ownership guideline is four times base salary, the EVP level stock ownership target is three times base salary, and the SVP stock ownership target is two times base salary. For purposes of determining whether an executive satisfies the revised stock ownership guidelines, restricted shares and stock-settled restricted stock units are included in total stock holdings. A newly hired or promoted executive has five years to achieve the stock ownership targets set forth in the guidelines. The Committee reviews equity ownership at least annually. Once an executive is determined to be in compliance with the stock ownership guidelines, the executive will be considered to be in compliance until such time as he or she sells or otherwise disposes of any his or her shares of Common Stock. Following any such sale or disposition, the Committee will reevaluate the executive's compliance with the stock ownership guidelines at the next annual evaluation date. As of April 1, 2017, all of our continuing named executives officers are in compliance with the guidelines. We also maintain stock ownership guidelines that apply to our non-employee directors, which are described below in "2016 Director Compensation."

        Securities Trading Policy.    Our securities trading policy prohibits speculative and derivative trading and short selling with respect to our securities by all officers and directors. Our securities trading policy prohibits pledging and hedging Company securities by our officers and directors.

        Tax Matters.    In designing and implementing the programs applicable to executives, we consider the effects of applicable sections of the Internal Revenue Code of 1986, as amended (the "Code"), including section 162(m). Section 162(m) of the Code limits the tax deductibility by a company of compensation in excess of $1 million paid to the company's chief executive officer and its three other most highly compensated executive officers (other than the chief financial officer). However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals. While the tax impact of any compensation arrangement is one factor that the Committee may consider in its deliberations, this impact would be evaluated in light of the Company's overall compensation philosophy and objectives. Under certain circumstances, the Committee believes that the Company's and stockholders' interests would be best served by providing compensation that is not fully deductible and that its ability to exercise discretion outweighs the advantages of requiring that all compensation be qualified under section 162(m).

        Consistent with historic practice and the travel policies at other airlines, the Company provides tax indemnification on the travel benefits provided to active and certain former officers. The Company has eliminated tax indemnification for post-separation perquisites provided to officers who were not officers as of the date the policy was adopted. The tax indemnification provided to each of the named executive officers with respect to active and former (grandfathered) officer travel is subject to an annual limit.

Compensation Committee Report

        We have reviewed and discussed the CD&A with management. Based on such review and discussions, we recommended to the Board that the CD&A be included in the Company's Proxy Statement on Schedule 14A and the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

Respectfully submitted, James A. C. Kennedy, Chairman Walter Isaacson William R. Nuti Edward L. Shapiro James M. Whitehurst

2016 Summary Compensation Table

        The following table provides information regarding (i) each person who served as the Company's principal executive officer during 2016 (Oscar Munoz and Brett Hart), (ii) each person who served as the Company's principal financial officer during 2016 (Andrew Levy and Gerald Laderman), and (iii) the three other most highly compensated executive officers in 2016 who were serving at year-end (James Compton, Scott Kirby and Julia Haywood), determined in accordance with applicable SEC disclosure rules. The table provides information for 2016 and, to the extent required by applicable SEC disclosure rules, 2015 and 2014.

Name and Principal Position(1)	Year	Salary ($)(1)	Bonus ($)(2)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value ($)(7)	All Other Compensation ($)(8)	Total ($)
Oscar Munoz	2016	1,193,909	0	13,776,729	0	3,374,334	0	375,576	18,720,548
Chief Executive	2015	261,218	5,200,000	124,493	0	0	0	209,748	5,795,459
Officer
Brett Hart	2016	715,000	740,909	2,052,978	0	1,170,319	0	182,120	4,861,326
Executive Vice	2015	715,000	246,154	1,044,692	0	1,472,900	0	182,387	3,661,133
President and
General Counsel;
(Acting CEO
through March 13,
2016)
Andrew Levy	2016	243,750	0	545,222	1,382,880	313,262	0	126,677	2,611,791
Executive Vice
President and
Chief Financial
Officer
Gerald Laderman	2016	500,000	820,000	3,902,439	0	707,740	390,663	171,286	6,492,128
Senior Vice	2015	500,000	200,000	679,642	0	944,167	0	155,349	2,479,158
President—Finance,
Procurement and
Treasurer (Acting
CFO through August 21, 2016)
James Compton	2016	875,000	0	1,581,118	0	1,193,507	429,119	4,323,610	8,402,354
Former Vice	2015	875,000	0	1,581,660	0	1,817,521	0	285,316	4,559,497
Chairman &	2014	875,000	0	1,593,088	0	1,890,000	684,716	204,951	5,247,755
Chief Revenue
Officer
Revenue Officer
J. Scott Kirby	2016	301,763	0	1,251,913	5,000,019	528,750	0	80,570	7,163,015
President
Julia Haywood	2016	288,889	600,000	2,444,705	0	393,550	0	135,312	3,862,456
Former Executive
Vice President and
Chief Commercial
Officer

(1)
The Company named Mr. Munoz as President and CEO, effective September 8, 2015. On October 19, 2015, the Company announced that Mr. Munoz was taking a medical leave of absence, which continued into early 2016. Mr. Munoz returned to work on January 18, 2016 and returned to his role as President and Chief Executive Officer on a full-time basis on March 14, 2016. Brett J. Hart served as acting Chief Executive Officer from October 19, 2015 through March 13, 2016 during Mr. Munoz's medical leave of absence. On March 14, 2016, Mr. Hart resumed his position as Executive Vice President and General Counsel. Mr. Levy joined the Company and was appointed Executive Vice President and Chief Financial Officer, effective August 22, 2016. Mr. Laderman served as Senior Vice President—Finance and Acting Chief Financial Officer from August 3, 2015 until August 21, 2016. On August 22, 2016, Mr. Laderman resumed his role as Senior Vice President—Finance, Procurement and Treasurer. Mr. Kirby joined the Company and was appointed President, effective August 29, 2016. Ms. Haywood joined the Company and was appointed Executive Vice President and Chief Commercial Officer, effective August 22, 2016. Mr. Compton retired and separated from the Company, effective December 31, 2016, and Ms. Haywood separated from the Company, effective February 28, 2017.

(2)
In connection with Mr. Hart's appointment to serve as acting CEO, the Committee approved an additional cash payment of $100,000 per month for the duration of his service as acting CEO. The additional monthly cash payments to Mr. Hart terminated on March 14, 2016. In connection with Mr. Laderman's appointment as acting CFO, the Committee approved an additional cash payment of $40,000 per month for the duration of his service as acting CFO. The additional monthly cash payments to Mr. Laderman terminated at the end of August 2016.

The amount shown for Mr. Munoz for 2015 represents a sign-on cash payment in consideration of his commencement of employment, and in part to compensate him for incentive and equity awards forfeited and prospective compensation opportunities at his prior employer.

(3)
On May 5, 2016, the Committee approved a performance award for Mr. Hart, which included a cash payment of $500,000. On August 16, 2016, the Committee approved a retention award for Mr. Laderman, which included a cash payment of $500,000, of which 50% is subject to a clawback if Mr. Laderman leaves the Company within two years following the payment date. On August 16, 2016, the Committee also approved the compensation package for Ms. Haywood, which included a $600,000 cash sign-on payment.

(4)
For each named executive officer, the amount shown includes the grant date fair value of 2016 long-term incentive awards determined in accordance with ASC Topic 718, Compensation—Stock Compensation.

For Mr. Munoz, the amount also includes the sign-on restricted share award ($6.8 million) granted in February 2016 pursuant to the terms of his 2015 employment agreement. For Mr. Hart, the amount includes the equity portion of his 2016 performance award ($1 million). For Mr. Laderman, the amount includes the equity portion of his retention award (45,000 time vested restricted stock unit ("RSU") awards). For Ms. Haywood, the amount includes the equity portion of her sign-on award granted as cash-settled RSUs ($2 million). For further information on these 2016 special awards, See footnote 5 to the Grants of Plan-Based Awards for 2016 table.

Restricted Share and Restricted Stock Unit Awards.    For the restricted share and time-vested RSU awards, the amount was calculated by multiplying the number of restricted shares or RSUs awarded by the closing price per share of Common Stock on the date of grant. See the footnotes to the Grants of Plan-Based Awards for 2016 table below for the applicable share prices on the date of grant.

Performance-Based RSUs.    The Company's 2016 long-term incentives included two separate awards of Performance-Based RSUs, one with performance based on ROIC achievement and the second with performance based on the Company's pre-tax margin improvement as compared with an industry peer group. In accordance with the SEC disclosure rules, the aggregate grant date fair value of the Performance-Based RSUs has been determined based on the probable satisfaction of the performance condition for those awards at the date of grant. In accordance with ASC Topic 718, the grant date fair value of the ROIC Performance-Based RSUs represents the target value of the awards based on probable satisfaction of the required performance condition as of the grant date and calculated based on the average closing price per share of Common Stock for the 20 trading days immediately preceding the date of grant. In accordance with ASC Topic 718, the grant date fair value of the relative pre-tax margin Performance-Based RSUs is zero because the satisfaction of the required performance conditions was not considered probable as of the grant date. The following table reflects the aggregate grant date fair value of the 2016 Performance-Based RSUs if they were to vest at the maximum or "stretch" level, using the average closing price per share of Common Stock for the 20 trading days immediately preceding the applicable date of grant (as referenced in the table below).

	20-day Average Closing Share Price as of the Applicable Date of Grant ($/Sh)	ROIC Performance-Based RSUs Maximum Value ($)	Pre-tax Margin Performance-Based RSUs Maximum Value ($)
Oscar Munoz	50.70	6,953,404	5,215,053
Brett Hart	47.02	1,014,221	760,690
Andrew Levy	47.20	546,670	410,026
Gerald Laderman	47.02	619,441	464,605
James Compton	47.02	1,522,978	1,142,257
J. Scott Kirby	47.20	1,255,237	941,451
Julia Haywood	47.20	435,184	326,388

  Based on his retirement eligibility and in accordance with the terms of the underlying award agreements, Mr. Compton remains eligible for vesting in his Performance-Based RSU awards based on actual Company performance during the performance period and pro-rated for the portion of the performance period that he served the Company. The unvested incentive awards held by Ms. Haywood were forfeited in connection with her separation from the Company.

(5)
Amounts represent grants of stock options made under the Company's 2008 Incentive Compensation Plan. The award to Mr. Levy was made in connection with the commencement of his employment with the Company and election to the role of Executive Vice President and Chief Financial Officer. The award to Mr. Kirby was made in connection with the commencement of his employment with the Company and election to the role of President. The amounts reported are based on the aggregate grant date fair value computed in accordance with ASC Topic 718. See Note 5 to the Combined Notes to Consolidated Financial Statements included in the 2016 Form 10-K for a discussion of the relevant assumptions used in calculating the amounts reported for 2016.

(6)
Amounts reported for 2016 represent amounts earned under the Company's Annual Incentive Program. Our 2016 Company performance resulted in achievement at 128.68% of the total target opportunity level, with actual payouts modified based on individual performance pursuant to the individual performance modifier under the 2016 AIP design. See "2016 Compensation Components—Annual Incentive Awards" for further information regarding the 2016 AIP. The Company did not achieve the entry level of performance under the Long-term Relative Performance Program awards granted in 2014 for the 2014-2016 performance period and therefore no payments were earned under those awards.

(7)
The amounts shown for 2016 represent the difference in the present value of accumulated benefits determined as of December 31, 2016 and December 31, 2015 for both the CARP and SERP benefits previously established by Continental. These benefits are frozen but the values of the frozen benefits will continue to fluctuate based on changes in actuarial assumptions and the passage of time. Continental maintained SERP benefits for certain officers that provide an annual retirement benefit expressed as a percentage of the executives' final average compensation. The SERP is not an element of the Company's executive compensation program but benefits were maintained in certain individual compensation packages. The SERP benefit for Mr. Compton was frozen as of December 31, 2010. For Mr. Laderman, final average pay used in the SERP calculation was frozen as of December 31, 2010 and the SERP benefit was fully frozen as of December 31, 2013. The remaining named executive officers do not have a SERP benefit. Messrs. Laderman and Compton also participate in the CARP, which was frozen as of December 31, 2013.

(8)
The following table provides details regarding amounts disclosed in the "All Other Compensation" column for 2016:

Name	Insurance Premiums Paid by Company ($)(a)	401(k) Company Contributions ($)(b)	401(k) Cash Direct and Cash Match Program ($)(b)	Perquisites and Other Benefits ($)(c)	Tax Indemnification ($)(d)	Separation Benefits ($)(e)	Total ($)
Oscar Munoz	11,607	17,225	77,358	237,180	32,206	0	375,576
Brett Hart	3,440	17,225	124,989	22,172	14,294	0	182,120
Andrew Levy	1,083	15,234	0	89,180	21,180	0	126,677
Gerald Laderman	7,930	21,200	94,333	26,522	21,301	0	171,286
James Compton	16,605	21,200	194,202	116,173	23,798	3,951,632	4,323,610
J. Scott Kirby	1,746	5,963	827	49,761	22,273	0	80,570
Julia Haywood	757	15,900	478	93,889	24,288	0	135,312

(a)
Represents premiums paid by the Company for supplemental life insurance provided to the named executive officers.

(b)
Amounts shown represent Company contributions to the 401(k) plan. The 401(k) cash direct and cash match program provides cash payments equivalent to direct and matching contributions that could not be made to the applicable 401(k) plan as a result of contribution limits imposed under the Code.

(c)
For each named executive officer, this column includes the Company's incremental cost of providing the named executive officer with air travel on flights operated by any UAL subsidiary or operated as "United Express" and reserved parking at the Company's headquarters. The named executive officers also have access to certain other travel-related benefits with no incremental cost to the Company, such as access to our United Club facilities and status in our Mileage Plus programs for the executives and their immediate family members, complimentary car rentals provided by certain travel partners, and flight privileges on certain other air carriers. In connection with the Company's sponsorship of certain events and partnerships with various organizations and venues, certain perquisites that have no additional aggregate incremental cost to the Company, including tickets, memberships and parking access, are made available to the CEO and in certain circumstances other officers of the Company. Officers of the Company also are eligible to purchase on a voluntary basis group excess liability or "umbrella" insurance. The cost of this coverage may be lower than comparable individual coverage because group rates are typically lower than individual rates. The Company has no interest in these policies and does not subsidize the cost or make any other payment with respect to such coverage. During 2016, Messrs. Munoz, Hart, Levy, Laderman and Kirby and Ms. Haywood purchased such supplemental coverage.

Under his employment agreement, Mr. Munoz was entitled to reimbursement for reasonable expenses associated with traveling between his prior home and Chicago, Illinois and securing temporary housing in Chicago, Illinois in connection with his relocation. Pursuant to the employment agreement, Mr. Munoz also is entitled to reimbursement for additional expenses related to his change in employment and relocation, including matters such as reasonable legal fees, tax planning, financial advisory services, home security and estate planning, up to a maximum of $75,000, which amount was reimbursed in full in 2016. The amount shown for Mr. Munoz also includes relocation benefits ($112,774), car services ($27,707), executive physical and parking in Chicago.

  The amounts shown for Messrs. Hart, Laderman and Compton include an executive physical. The amount shown for Mr. Hart includes health club membership fees and financial planning and tax services. The amount shown for Mr. Laderman also includes health club membership fees and financial planning and tax services. The amount shown for Mr. Levy includes relocation benefits ($75,301) and financial planning and tax services. The amount shown for Mr. Compton includes health club membership fees, financial planning and tax services ($30,000), and an automobile benefit related to the vehicle transferred to him in connection with his separation from service ($60,688). The automobile benefit of Mr. Compton was grandfathered from his employment arrangements prior to the Merger. No other officers have this benefit. The amount for Mr. Kirby includes relocation benefits ($37,401) and financial planning and tax services. The cost of the financial planning and tax services, relocation benefits, and car services is the amount paid by the Company to the service provider or through reimbursement to the officer. The amount for Ms. Haywood includes relocation benefits ($90,956). The incremental cost of the automobile benefit of Mr. Compton is the Company's net purchase price of the vehicle transferred to Mr. Compton at the time of his separation.

(d)
In each case, this amount includes taxes paid on behalf of the named executive officer with respect to air travel on flights operated by any UAL subsidiary or operated as "United Express." The amount for Messrs. Levy and Kirby and Ms. Haywood also includes tax reimbursements related to relocation benefits.

(e)
This amount represents payments made to Mr. Compton in connection with his separation from the Company, consisting of cash severance ($3,867,500) and unused vacation as of his separation date ($84,132). The payments and benefits provided to Mr. Compton in connection with his separation from the Company are discussed below under "Potential Payments upon Termination or Change in Control."

Grants of Plan-Based Awards for 2016

        The following table sets forth information regarding awards granted during 2016 to our named executive officers. The annual incentive awards were granted pursuant to our Annual Incentive Program which is implemented under our Incentive Plan 2010. The ROIC Performance-Based RSUs and relative pre-tax margin Performance-Based RSUs were granted pursuant to our Performance-Based RSU Program, which is implemented under our 2008 Incentive Compensation Plan. The restricted share awards, time-vested RSU awards and stock option awards were granted pursuant to our 2008 Incentive Compensation Plan.

										All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(7)
Name	Grant Date		Approval Date	Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Munoz	2/17/16	(1)	2/17/16	1,250,000	2,500,000	7,500,000	—	—	—	—	—	—	—
	9/22/16	(2)	9/22/16	—	—	—	34,287	68,574	137,148	—	—	—	3,476,702
	9/22/16	(3)	9/22/16	—	—	—	34,287	68,574	102,861	—	—	—	0
	9/22/16	(4)	9/22/16	—	—	—	—	—	—	68,574	—	—	3,500,017
	2/17/16	(5)	2/17/16							134,361			6,800,010
Hart	2/17/16	(1)	2/17/16	378,950	757,900	2,273,700	—	—	—	—	—	—	—
	2/17/16	(2)	2/17/16	—	—	—	5,393	10,785	21,570	—	—	—	507,111
	2/17/16	(3)	2/17/16	—	—	—	5,393	10,785	16,178	—	—	—	0
	2/17/16	(4)	2/17/16	—	—	—	—	—	—	10,785	—	—	545,829
	5/05/16	(5)	5/05/16	—	—	—	—	—	—	22,228	—	—	1,000,038
Levy	8/22/16	(1)	8/16/16	121,722	243,443	730,329	—	—	—	—	—	—	—
	8/22/16	(2)	8/16/16	—	—	—	2,896	5,791	11,582	—	—	—	273,335
	8/22/16	(3)	8/16/16	—	—	—	2,896	5,791	8,687	—	—	—	0
	8/22/16	(4)	8/16/16	—	—	—	—	—	—	5,791	—	—	271,887
	8/22/16	(6)	8/16/16	—	—	—	—	—	—	—	86,000	46.95	1,382,880
Laderman	2/17/16	(1)	2/17/16	275,000	550,000	1,650,000	—	—	—	—	—	—	—
	2/17/16	(2)	2/17/16	—	—	—	3,294	6,587	13,174	—	—	—	309,721
	2/17/16	(3)	2/17/16	—	—	—	3,294	6,587	9,881	—	—	—	0
	2/17/16	(4)	2/17/16	—	—	—	—	—	—	6,587	—	—	333,368
	8/16/16	(5)	8/16/16	—	—	—	—	—	—	45,000	—	—	2,123,100
	8/16/16	(5)	12/07/16	—	—	—	—	—	—	45,000	—	—	1,136,250
Compton(8)	2/17/16	(1)	2/17/16	463,750	927,500	2,782,500	—	—	—	—	—	—	—
	2/17/16	(2)	2/17/16	—	—	—	8,098	16,195	32,390	—	—	—	761,489
	2/17/16	(3)	2/17/16	—	—	—	8,098	16,195	24,293	—	—	—	0
	2/17/16	(4)	2/17/16	—	—	—	—	—	—	16,195	—	—	819,629
Kirby	8/29/16	(1)	8/28/16	186,774	373,548	1,120,644	—	—	—	—	—	—	—
	8/29/16	(2)	8/28/16	—	—	—	6,649	13,297	26,594	—	—	—	627,619
	8/29/16	(3)	8/28/16	—	—	—	6,649	13,297	19,946	—	—	—	0
	8/29/16	(4)	8/28/16	—	—	—	—	—	—	13,297	—	—	624,294
	8/29/16	(6)	8/28/16	—	—	—	—	—	—	—	159,321	58.69	3,000,014
	8/29/16	(6)	8/28/16	—	—	—	—	—	—	—	158,479	58.69	2,000,005
Haywood(8)	8/22/16	(1)	8/16/16	152,918	305,836	917,508	—	—	—	—	—	—	—
	8/22/16	(2)	8/16/16	—	—	—	2,305	4,610	9,220	—	—	—	217,592
	8/22/16	(3)	8/16/16	—	—	—	2,305	4,610	6,915	—	—	—	0
	8/22/16	(4)	8/16/16	—	—	—	—	—	—	4,610	—	—	216,440
	8/22/16	(5)	8/16/16	—	—	—	—	—	—	42,599	—	—	2,010,673

(1)
Represents 2016 award opportunities granted under the Company's Annual Incentive Program. The annual incentive award amounts paid to the named executive officers are included in the "Non-Equity Incentive Plan Compensation" column in the 2016 Summary Compensation Table. The maximum opportunity under the 2016 Annual Incentive Program is 300% of the target level. This maximum includes both the stretch level Company performance opportunity of 200% plus application of the maximum individual performance modifier of 150% of the target level. The amounts were calculated based on base salary earned during the year and therefore represent pro-rated amounts for Messrs. Munoz, Levy and Kirby and Ms. Haywood.

(2)
Represents award opportunities for ROIC Performance-Based RSUs. These awards will be settled in the first quarter of 2019 and payment will depend on the Company's ROIC performance during the period January 1, 2016 through December 31, 2018.

(3)
Represents award opportunities for relative pre-tax margin Performance-Based RSUs. These awards will be settled in the first quarter of 2019 and payment will depend on the Company's improvement in cumulative pre-tax margin performance compared to an industry peer group over the period January 1, 2016 through December 31, 2018.

(4)
Represents a restricted share award granted pursuant to the Company's 2008 Incentive Compensation Plan. This award is scheduled to vest in one-third increments on February 28, 2017, 2018 and 2019.

(5)
For Mr. Munoz, this represents the sign-on restricted share award granted pursuant to the terms of his employment agreement that is scheduled to vest in one-third increments on February 17, 2017, 2018 and 2019. For Mr. Hart, this represents the equity portion of his 2016 performance award granted as a restricted share award that is scheduled to vest in 50% increments on January 1, 2017 and 2018. For Mr. Laderman, this represents the equity portion of his retention award granted as a time-based RSU award that is scheduled to vest in one-third increments on August 16, 2017, 2018 and 2019. The RSU award granted to Mr. Laderman was amended on December 7, 2016 to specify that the RSU award would be settled in shares of common stock rather than cash. The grants reported in the "December 7, 2016" row do not represent a new equity grant, but rather the number of RSUs impacted by the modification and the incremental accounting cost associated with Mr. Laderman's award modification, as further described in footnote (7). For Ms. Haywood, this represents the equity portion of her sign-on award granted as cash-settled RSUs that were scheduled to vest in one-third increments on December 31, 2016, 2017 and 2018. In connection with Ms. Haywood's 2017 separation from the Company, Ms. Haywood forfeited the portion of this grant that was scheduled to vest in 2017 and 2018.

(6)
For Mr. Levy, this represents a sign-on stock option award with a seven-year term ending August 22, 2023 that vests in one-third increments on August 22, 2017, 2018 and 2019. For Mr. Kirby, this represents a sign-on transition award consisting of premium-priced stock options (with an exercise price that is 25% higher than the closing stock price on the date of grant). The options are split into two awards, one with a seven-year term ending August 29, 2023 that vests in one-third increments on August 29, 2017, 2018 and 2019, and one with a ten-year term ending August 29, 2026 that vests in one-third increments on August 29, 2020, 2021 and 2022.

(7)
Represents the grant date fair value of restricted share awards, time-vested RSU awards, Performance-Based RSU awards, and option awards determined in accordance with ASC Topic 718.

For the restricted share awards and time-vested RSUs that are settled in stock, the amount was calculated by multiplying the number of restricted shares or RSUs awarded by the closing price per share of Common Stock on the date of grant. The August 2016 RSU award granted to Mr. Laderman was amended on December 7, 2016 to specify that the award would be settled in shares of Common Stock rather than cash. This amendment resulted in the award being modified to an equity award rather than a liability award and the incremental difference in the value of the award on the date of the amendment as compared to the original date of grant is reflected in the table. The applicable per share prices applicable for the awards set forth in the table are as follows: February 17, 2016—$50.61; May 5, 2016—$44.99; August 16, 2016—$47.18; August 22, 2016—$46.95; August 29, 2016—$46.95; September 22, 2016—$51.04; and December 7, 2016—$72.43.

In accordance with the SEC disclosure rules, the aggregate grant date fair value of the Performance-Based RSUs has been determined based on the probable satisfaction of the performance condition for those awards at the date of grant. In accordance with ASC Topic 718, the grant date fair value of the ROIC Performance-Based RSUs represents the target value of the awards based on probable satisfaction of the required performance condition as of the grant date. For the Performance-Based RSUs and the time-vested RSUs that are settled in cash, the grant date value is calculated based on the average closing price per share of Common Stock for the 20 trading days immediately preceding the date of grant. The applicable average per share prices applicable for the awards set forth in the table are as follows: February 17, 2016—$47.02; August 22, 2016—$47.20; August 29, 2016—$47.20; and September 22, 2016—$50.70. In accordance with ASC Topic 718, the grant date fair value of the relative pre-tax margin Performance-Based RSUs is zero because the satisfaction of the required performance conditions was not considered probable as of the grant date.

The amounts reported for the 2016 stock option grants are based on the aggregate grant date fair value computed in accordance with ASC Topic 718. See Note 5 to the Combined Notes to Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 for a discussion of the relevant assumptions used in calculating the amounts reported for 2016.

(8)
In accordance with the terms of the underlying award agreements, and based on his retirement eligibility, Mr. Compton remains eligible for vesting in his outstanding Performance-Based RSU awards based on actual performance during the performance period and pro-rated for the period in which he served the Company during the performance period. Mr. Compton forfeited restricted shares held by him as of his separation date. Ms. Haywood forfeited all outstanding awards that had not vested as of her separation date. See "Potential Payments upon Termination or Change in Control" below for further information regarding the compensation received by Mr. Compton and Ms. Haywood, including the treatment of outstanding equity awards, in connection with their separations from the Company.

Narrative to 2016 Summary Compensation Table and Grants of Plan-Based Awards for 2016 Table

        The following is a description of material factors necessary to understand the information disclosed in the 2016 Summary Compensation Table and the Grants of Plan-Based Awards for 2016 table.

        Employment Agreement with Mr. Munoz.    On December 31, 2015, Mr. Munoz, the Company and United Airlines entered into an employment agreement memorializing the terms of Mr. Munoz's employment with the Company and United Airlines. The employment agreement has a term of five years from its effective date of September 8, 2015. Pursuant to the employment agreement, Mr. Munoz receives an initial base salary of $1,250,000 per year. Beginning in 2016, Mr. Munoz became eligible to participate in the Company's annual cash bonus program, with a target annual bonus not less than 200% of his annual base salary. Also beginning in 2016, Mr. Munoz receives an annual long-term incentive award with a grant date value of at least $10.5 million, to be delivered through vehicles and designs that are generally consistent with those awarded to the Company's other senior executive officers in each year. Mr. Munoz was not eligible to receive the calendar 2016 long-term incentive award until he had been in continuous active service as Chief Executive Officer for a period of six months. Accordingly, Mr. Munoz received his 2016 annual long-term incentive awards on September 22, 2016, the Committee's first regularly scheduled meeting following the six-month anniversary of his continuous active service as Chief Executive Officer. In consideration of the commencement of Mr. Munoz's employment, and in part to compensate Mr. Munoz for equity awards forfeited and prospective compensation opportunities at his prior employer, Mr. Munoz received a sign-on cash payment of $5.2 million (paid in 2015). Mr. Munoz's sign-on compensation also included a time-based restricted share award which was granted in February 2016 at the same time as the Company's 2016 annual equity awards to similarly situated executive officers. This sign-on award had a grant date value of $6.8 million with vesting to occur in three equal installments on the first three anniversaries of the grant date and is included as 2016 compensation in the 2016 Summary Compensation Table.

  2016 Incentive Compensation Awards

        The individual target level opportunities under the 2016 annual and long-term incentive compensation awards were expressed as a percentage of the executives' base salary earned during the year.

        Annual Incentive Awards.    As discussed in the CD&A, during 2016, each of the named executive officers participated in the AIP, an annual cash incentive plan adopted pursuant to the Company's Incentive Plan 2010. The 2016 AIP award opportunities were as follows: entry—50% of targeted value; target—100% of targeted value; and stretch—200% of targeted value. In addition, the 2016 awards include an "individual performance modifier" of between 0-150%. Application of the individual performance modifier results in a maximum payment opportunity under the 2016 AIP awards equal to 300% of the targeted value. The Company's 2016 performance resulted in achievement at 128.68% of the total target opportunity level. As discussed in the CD&A under "2016 Compensation Components—Annual Incentive Awards," the Committee applied the individual modifier to the named executive officers as follows: Mr. Munoz—110%; Mr. Hart—120%; Mr. Laderman—100%; Mr. Kirby—110%; and Ms. Haywood—100%. The sign-on compensation package for Mr. Levy and the separation summary terms for Mr. Compton specified that the individual performance modifier would not apply to the calculation of their 2016 AIP payments. The annual incentive award amounts paid to the named executive officers are included in the "Non-Equity Incentive Plan Compensation" column in the 2016 Summary Compensation Table. Please see "2016 Compensation Components—Annual Incentive Awards" in the CD&A above for further information regarding the operation of the AIP, including the 2016 performance measures and the application of the individual modifier.

        Annual Long-Term Incentive Awards.    As discussed in the CD&A, the 2016 targeted annual long-term incentive opportunity for each of the named executive officers was divided into one-third increments and granted in the form of the following long-term incentive awards:

  •
  Performance-Based RSU Awards based on ROIC achievement (cash settled);

  •
  Performance-Based RSU Awards based on pre-tax margin improvement relative to industry peers (cash settled); and

  •
  Restricted Share Awards.

        Each of these awards is structured with a three-year performance or vesting period. Please see "2016 Compensation Components—2016 Long-Term Incentive Awards" in the CD&A above for further information regarding the long-term incentive awards, including the establishment of the 2016 opportunity levels and the applicable performance measures.

        Performance-Based RSUs.    The Committee adopted the RSU Program in 2011, pursuant to the provisions of the Company's 2008 Incentive Compensation Plan. For 2016, the Committee granted two forms of Performance-Based RSU awards:

  •
  ROIC PB RSUs with performance measured by the Company's ROIC achievement over the January 1, 2016 through December 31, 2018 performance period; and

  •
  Pre-tax margin PB RSUs with performance based on the Company's cumulative improvement in pre-tax margin for the January 1, 2016 through December 31, 2018 performance period versus an industry peer group and as compared to 2015 pre-tax margin results.

Subject to achievement of the specified performance conditions, the Performance-Based RSUs are cash settled based on the average closing price per share of Common Stock for the 20 trading days immediately preceding the end of the performance period. Participants must remain continuously employed through the end of the performance period to receive a payment, with limited exceptions for pro-rata payments in the case of death, disability, retirement and certain involuntary termination events.

        Restricted Share Awards.    The final one-third of the 2016 long-term incentive opportunity was delivered in the form of restricted share awards granted pursuant to the Company's 2008 Incentive Compensation Plan. These shares are scheduled to vest in one-third increments on February 28, 2017, 2018 and 2019, subject to continued employment through each vesting date. The 2016 restricted share awards vest in full upon the holder's death or disability. The holder of restricted shares will be eligible to receive any dividends or other distributions paid or distributed with respect to the restricted shares at the time the restricted shares vest, if at all. In consideration of the 2016 restricted share awards, the award agreements include restrictive covenants, including post-separation obligations related to confidentiality, non-competition and non-solicitation.

  2016 Special Compensation Components

        There were several special performance, retention, and sign-on awards granted during 2016 related to the terms of Mr. Munoz's employment agreement and in recognition of unique circumstances related to interim service in the CEO and CFO roles, performance and retention considerations, and sign-on compensation. The special compensation components applicable to Messrs. Munoz, Hart, Levy, Laderman and Kirby and Ms. Haywood are highlighted below.

        Mr. Munoz.    In consideration of his commencement of employment, and in part to compensate him for incentive and equity compensation forfeited at his prior employer, the agreement provided him a sign-on cash payment of $5.2 million (paid in 2015) and an initial equity award (granted in 2016) with a grant date value of $6.8 million, vesting over a three-year period. The cash payment is included in the Bonus column (2015) and the equity award is included in the Stock Awards column (2016) of the 2016 Summary Compensation Table.

        Mr. Hart.    As referenced above, in connection with Mr. Hart's appointment to serve as acting CEO, the Committee approved an additional monthly cash payment of $100,000 which was applicable in 2016 and was terminated on March 14, 2016. The 2016 special monthly stipend is included in the Bonus column of the 2016 Summary Compensation Table. In addition, on May 5, 2016, the Committee approved a performance award for Mr. Hart, including an immediate cash payment of $500,000 and a restricted stock award with a grant date value equal to $1,000,000, vesting in equal installments on January 1, 2017 and January 1, 2018. The cash portion of the performance award is included in the Bonus column and the equity award is included in the Stock Awards column of the 2016 Summary Compensation Table.

        Mr. Levy.    Effective August 22, 2016, the Committee approved a sign-on award for Mr. Levy of 86,000 stock options. The stock options vest over a three-year period on each anniversary of the grant date and have a seven-year term. The options are included in the Option Awards column of the 2016 Summary Compensation Table.

        Mr. Laderman.    In connection with Mr. Laderman's appointment to serve as acting CFO, the Committee approved an additional monthly cash payment of $40,000 that was applicable during 2016 and terminated as of the end of August 2016. The 2016 monthly stipend for Mr. Laderman is included in the Bonus column of the 2016 Summary Compensation Table. In addition, in connection with his return to the position of Senior Vice President—Finance, Procurement and Treasurer, the Committee approved a retention award for Mr. Laderman consisting of a $500,000 cash payment and an award of 45,000 restricted stock units that will vest over a three-year period and will be settled in stock. The cash portion of the performance award is included in the Bonus column and the equity portion is included in the Stock Awards column of the 2016 Summary Compensation Table. The original retention award was approved, effective August 16, 2016, as a cash-settled award and on December 7, 2016 the Committee amended the equity portion of the award to specify the stock settlement feature (rather than cash settlement). As a result of this change in settlement form, this award is included in two lines on the Grants of Plan Based Awards in 2016 table, with one line showing the original grant and another line showing the modification of the original grant.

        Mr. Kirby.    In connection with his appointment as President of the Company, Mr. Kirby received a sign-on transition award consisting of premium-priced stock options (with an exercise price that was set 25% higher than the closing stock price on the date of grant) with a total Black-Scholes grant value of $5 million. The options were split into two tranches as follows: (i) $2 million of the grant date value consists of stock options with a seven-year term that vest in one-third increments on the first, second and third anniversary of the grant date; and (ii) $3 million of the grant date value consists of stock options with a ten-year term that vest in one-third increments on the fourth, fifth and sixth anniversary of the grant date. These options are included in the Option Awards column of the 2016 Summary Compensation Table.

        Ms. Haywood.    In connection with her appointment to serve as Executive Vice President and Chief Commercial Officer, the Committee approved a sign-on award for Ms. Haywood consisting of (i) a $600,000 cash payment and (ii) an award of $2 million in restricted stock units that vest over a three year period on December 31, 2016, 2017, and 2018. The restricted stock units that were scheduled to vest in 2017 and 2018 were forfeited in connection with her separation. The cash portion of the sign-on award is included in the Bonus column and the equity portion is included in the Stock Awards column of the 2016 Summary Compensation Table.

Outstanding Equity Awards at 2016 Fiscal Year-End

        The following table presents information regarding the outstanding equity awards held by each named executive officer as of December 31, 2016. In accordance with SEC reporting requirements, if performance through 2016 has exceeded the entry level, then the year-end number of Performance-Based RSUs that have not vested and the related payout value shown in the table below is based on achieving the next higher performance measure that exceeds the performance achieved through the 2016 fiscal year. The final determination of the payout value of each award will be made based upon the achievement of the specified performance conditions and the value of the Common Stock at the time of vesting.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Oscar Munoz(1)	5,250	—		32.48	6/12/17	—		—		—		—
	7,875	—		11.87	6/12/18	—		—		—		—
	7,875	—		8.79	6/10/19	—		—		—		—
	—	—		—	—	134,361	(2)	9,792,230	(4)	—		—
	—	—		—	—	68,574	(3)	4,997,673	(4)	—		—
	—	—		—	—	—		—		137,148	(5)	9,995,346	(7)
	—	—		—	—	—		—		34,287	(6)	2,498,837	(7)
Brett Hart	—	—		—	—	3,672	(8)	267,615	(4)	—		—
	—	—		—	—	5,121	(9)	373,218	(4)	—		—
	—	—		—	—	10,785	(3)	786,011	(4)	—		—
	—	—		—	—	22,228	(10)	1,619,977	(4)	—		—
	—	—		—	—	—		—		15,362	(11)	1,119,583	(7)
	—	—		—	—	—		—		21,570	(5)	1,572,022	(7)
	—	—		—	—	—		—		3,656	(12)	266,449	(7)
	—	—		—	—	—		—		5,393	(6)	393,042	(7)
Andrew Levy	—	86,000	(13)	46.95	8/22/23	—		—		—		—
	—	—		—	—	5,791	(3)	422,048	(4)	—		—
	—	—		—	—	—		—		11,582	(5)	844,096	(7)
	—	—		—	—	—		—		2,896	(6)	211,060	(7)
Gerald Laderman	—	—		—	—	2,568	(8)	187,156	(4)	—		—
	—	—		—	—	3,332	(9)	242,836	(4)	—		—
	—	—		—	—	6,587	(3)	480,061	(4)	—		—
	—	—		—	—	45,000	(14)	3,279,600	(4)	—		—
	—	—		—	—	—		—		9,994	(11)	728,363	(7)
	—	—		—	—	—		—		13,174	(5)	960,121	(7)
	—	—		—	—	—		—		2,378	(12)	173,309	(7)
	—	—		—	—	—		—		3,294	(6)	240,067	(7)
James Compton(15)	—	—		—	—	—		—		15,513	(11)	1,130,587	(7)
	—	—		—	—	—		—		10,817	(5)	788,343	(7)
	—	—		—	—	—		—		3,692	(12)	269,073	(7)
	—	—		—	—	—		—		2,704	(6)	197,068	(7)
J. Scott Kirby	—	159,321	(16)	58.69	8/29/26	—		—		—		—
	—	158,479	(16)	58.69	8/29/23	—		—		—		—
	—	—		—	—	13,297	(3)	969,085	(4)	—		—
	—	—		—	—	—		—		26,594	(5)	1,938,171	(7)
	—	—		—	—	—		—		6,649	(6)	484,579	(7)
Julia Haywood(15)	—	—		—	—	4,610	(3)	335,977	(4)	—		—
	—	—		—	—	28,400	(17)	2,069,792	(4)	—		—
	—	—		—	—	—		—		9,220	(5)	671,954	(7)
	—	—		—	—	—		—		2,305	(6)	167,988	(7)

(1)
The outstanding option awards held by Mr. Munoz at December 31, 2016 were granted to him in connection with his prior service as a non-employee director of Continental.

(2)
Represents restricted shares granted on February 17, 2016 to Mr. Munoz under the terms of his employment agreement in consideration of his commencement of employment, and in part to compensate him for incentive and equity compensation forfeited at his prior employer. The award vests in one-third increments on February 17, 2017, 2018 and 2019, subject to continued employment through each vesting date.

(3)
Represents restricted shares granted in 2016 which vest in one-third increments on February 28, 2017, 2018 and 2019, subject to continued employment through each vesting date. This award represents one-third of the 2016 annual long-term incentives total target opportunity.

(4)
The market value shown in the table was calculated based on the number of restricted shares held as of December 31, 2016 multiplied by the closing price per share of Common Stock on December 30, 2016 ($72.88).

(5)
Represents ROIC Performance-Based RSU awards granted in 2016 assuming that the awards achieve the stretch level of performance. Vesting of these awards is subject to achievement of specified performance conditions over the January 1, 2016 through December 31, 2018 performance period. This award represents one-third of the 2016 annual long-term incentives total target opportunity.

(6)
Represents relative pre-tax margin improvement Performance-Based RSU awards granted in 2016 assuming that the awards achieve the entry level of performance. Vesting of these awards is subject to achievement of specified performance conditions over the January 1, 2016 through December 31, 2018 performance period. This award represents one-third of the 2016 annual long-term incentives total target opportunity.

(7)
The market value of the unvested Performance-Based RSUs shown in the table was calculated based on the number of unvested units or RSUs as of December 31, 2016 that represent the level of performance as reflected in footnotes 5, 6, 11 and 12 to this table, multiplied by the closing price per share of Common Stock on December 30, 2016 ($72.88). Vested Performance-Based RSUs will be settled based on the average closing price per share of Common Stock over the 20 trading days at the end of the performance period.

(8)
Represents the remaining one-third of restricted shares granted on February 19, 2014, which vested on February 28, 2017.

(9)
Represents the remaining two-thirds of restricted shares granted on February 18, 2015, which remainder vests in equal increments on February 28, 2017 and 2018, subject to continued employment through each vesting date.

(10)
Represents restricted shares granted on May 5, 2016 to Mr. Hart under the terms of a performance award. The shares vest in equal installments on January 1, 2017 and 2018.

(11)
Represents ROIC Performance-Based RSU awards granted in 2015 assuming that the awards achieve the stretch level of performance. Vesting of these awards is subject to achievement of specified performance conditions over the January 1, 2015 through December 31, 2017 performance period.

(12)
Represents relative pre-tax margin improvement Performance-Based RSU awards granted in 2015 assuming that the awards achieve the entry level of performance. Vesting of these awards is subject to achievement of specified performance conditions over the January 1, 2015 through December 31, 2017 performance period.

(13)
Represents a sign-on stock option award granted to Mr. Levy that vests in one-third increments on August 22, 2017, 2018 and 2019.

(14)
Represents a time-vested RSU award (stock settled) granted to Mr. Laderman as a retention award that vests in one-third increments on August 16, 2017, 2018 and 2019.

(15)
Mr. Compton's year-end holdings reflect his pro-rated Performance-Based RSU awards (based on the number of days elapsed in the respective performance period as of his separation from the Company on December 31, 2016). Based on his retirement eligibility, these awards will be paid at the end of the respective performance period subject to achievement of the specified performance conditions. All of the outstanding restricted share awards held by Mr. Compton were forfeited in connection with his separation from the Company. Ms. Haywood forfeited all of her awards that were not vested as of her separation from the Company on February 28, 2017.

(16)
In connection with joining the Company, Mr. Kirby received a sign-on transition award consisting of premium-priced stock options (with an exercise price that was set at 25% higher than the closing stock price on the date of grant). The options are split into two awards, one with a seven-year term ending August 29, 2023 that vests in one-third increments on August 29, 2017, 2018 and 2019, and one with a ten-year term ending August 29, 2026 that vests in one-third increments on August 29, 2020, 2021 and 2022.

(17)
Represents the remaining two-thirds of a sign-on time-vested RSU award that was scheduled to vest in one-third increments on December 31, 2016, 2017 and 2018. The unvested awards were forfeited upon separation. See footnote 15 above.

Option Exercises and Stock Vested for 2016

        The following table presents information regarding option exercises and the vesting of restricted share and RSU awards during 2016. Mr. Munoz is the only named executive officer with stock option exercises during 2016 and all of such awards were granted to him as director compensation for his service as a member of the Board prior to his appointment in 2015 as President and CEO.

	Option Awards	Option Awards	Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Units Vesting (#)		Value Realized on Vesting ($)
Oscar Munoz	5,250	115,763	—		—
	—	—	2,361.61	(1)	108,918	(1)
Brett Hart	—	—	12,235	(2)	675,685	(2)
	—	—	24,476	(3)	1,794,580	(3)
Andrew Levy	—	—	—		—
Gerald Laderman	—	—	8,521	(2)	470,281	(2)
	—	—	17,116	(3)	1,254,945	(3)
James Compton	—	—	18,993	(2)	1,048,525	(2)
	—	—	37,742	(3)	2,767,243	(3)
J. Scott Kirby	—	—	—		—
Julia Haywood	—	—	14,199	(4)	1,041,071	(4)

(1)
Represents the vesting of share unit awards granted in June 2015 pursuant to the Company's Director Equity Incentive Plan in connection with re-election to the Board at the 2015 annual stockholder meeting. Each share unit represents the economic equivalent of one share of Common Stock and was settled (i) 50% in cash, including any fractional units, with the value realized for purposes of the above table calculated based on the average of the high and low sale prices of a share of Common Stock on the vesting date ($46.16 on June 11, 2016) and (ii) 50% in shares of Common Stock, with the value realized for purposes of the above table based on the closing price per share of Common Stock on the vesting date ($46.08 on June 11, 2016).

(2)
Represents the vesting in February 2016 of one-third of the restricted shares granted in each of 2013, 2014 and 2015 and valued based on the closing price per share of Common Stock on the vesting date.

(3)
Represents Performance-Based RSU awards granted in 2014 that vested in connection with the Company's achievement of ROIC performance goals over the three-year performance period January 1, 2014 through December 31, 2016. The 2014 Performance-Based RSU awards were settled in cash in the first quarter of 2017 upon certification by the Committee that the Company achieved the stretch level of performance. The RSUs were settled based on the 20-day average closing price prior to the December 31, 2016 vesting date ($73.32 per unit).

(4)
Represents the vesting on December 31, 2016 of one-third of the sign-on equity award granted to Ms. Haywood in August 2016 and settled based on the 20-day average closing price per share of Common Stock on the vesting date ($73.32 per unit).

2016 Pension Benefits Table

        Continental maintained SERP benefits for Messrs. Laderman and Compton that provide an annual retirement benefit expressed as a percentage of the executives' final average compensation. The SERP is not a current element of the Company's compensation program. The SERP benefit for Mr. Compton was frozen as of December 31, 2010. The SERP benefit for Mr. Laderman was partially frozen as of

December 31, 2010 and fully frozen as of December 31, 2013. The final average compensation used for calculating the SERP benefit values for each of these officers will be based on their compensation from Continental, UAL or its affiliates as of December 31, 2010. Mr. Compton did not receive additional service credit for purposes of the SERP benefit after December 31, 2010, while Mr. Laderman did not receive additional service credit for purposes of his SERP benefit after December 31, 2013. The following table sets forth information as of December 31, 2016 for the continuing Continental named executive officers concerning the present value of their accumulated benefits under (i) the CARP, which was frozen with respect to the officers as of December 31, 2013, and (ii) the SERP. The SERP amounts shown in this proxy statement reflect an estimated Medicare tax indemnification that is expected to be paid by the Company in the year the named executive officer retires or terminates.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)(3)
Gerald Laderman	CARP	23.3	564,132	0
	SERP	19.0	4,156,013	0
James Compton	CARP	18.9	533,135	0
	SERP	16.0	4,482,172	196,932

(1)
Years of credited service recognized under the SERP differ from actual service with the Company. Actual Company service (including Continental service) is shown with respect to the CARP.

(2)
The assumptions used to calculate the present value of accumulated benefits under CARP and SERP, including those shown in the 2016 Summary Compensation Table, are set forth in the table below. These assumptions are primarily the same as those used for pension plan accounting under FASB ASC Topic 715-20 "Compensation—Retirement Benefits—Defined Benefit Plans—General" ("ASC 715-20"), as of each measurement date with three exceptions: pre-retirement mortality; pre-retirement turnover; and the age at which participants are assumed to retire.

(3)
Mr. Compton's separation date was December 31, 2016. The payment of $196,932 represents the Medicare tax indemnity payment. The portion of Mr. Compton's SERP benefit that was not subject to the six month delay required under Section 409A of the Code of $1,266,782 was payable on January 1, 2017. Mr. Compton will receive his remaining SERP lump sum payment of $3,283,596 on July 1, 2017. Mr. Compton received the lump sum distribution of his entire benefit earned under the CARP of $535,111 on February 1, 2017. The Present Value of Accumulated Benefit show above for his CARP benefit reflects his February 1, 2017 payment, discounted to December 31, 2016 using the discount rate shown below. The 2016 Summary Compensation Table amounts reflect the Present Value of Accumulated Benefit as of December 31, 2016 plus payments during 2016 minus the Present Value of Accumulated Benefit as of December 31, 2015.

Narrative to Pension Benefits Table

	Measurement Date
Assumption	12/31/2014	12/31/2015	12/31/2016
Discount Rate and Lump Sum Interest Rate:
• CARP	4.31%	4.70%	4.31%
• SERP	4.19%	4.63%	4.29%
Lump Sum Election	100%	100%	100%
Pre-retirement Turnover	None	None	None
Mortality Assumption:
• Pre-retirement	None	None	None
• Lump Sum	2015 IRS 417(e) Table	2016 IRS 417(e) Table	2017 IRS 417(e) Table
Assumed Retirement Age (earliest unreduced age):
• CARP	Age 65	Age 65	Age 65
• SERP	Age 60 (or current age if older)	Age 60 (or current age if older)	Age 60 (or current age if older)

        CARP.    The CARP is a non-contributory, defined benefit pension plan in which substantially all of Continental's non-pilot domestic employees (including Messrs. Laderman and Compton) were entitled to participate. During 2016, the Company contributed $400 million to its tax qualified U.S. defined benefit pension plans, including $350 million contributed to CARP.

        Effective December 31, 2013, the Company froze benefit accruals in CARP for all management and administrative employees, including Messrs. Laderman and Compton. Effective January 1, 2014, all management and administrative employees of the Company, including the named executive officers, participate in a defined contribution plan. In addition, management employees with compensation in excess of the tax-qualified plan limit, including these officers, participate in the United Airlines, Inc. Management Cash Direct & Cash Match Program. The Company's decision to freeze CARP was part of the Company's continuing efforts to standardize management and administrative benefits.

        The CARP benefit is based on a formula that utilizes final average compensation and service while one is an eligible employee of Continental. Compensation used to determine benefits is regular pay, which includes salary deferral elections under broad-based employee programs (such as Continental's 401(k) plan), but excludes bonuses, taxable income derived from group term life insurance, payments pursuant to profit sharing plans, and any form of non-cash or incentive compensation. A limit of $170,000 is applied to each year of compensation. Final average compensation is based on the highest consecutive five calendar years of compensation of the ten most recent calendar years of employment. The final average compensation used to calculate the frozen accrued CARP benefit for Messrs. Laderman and Compton is $170,000.

        The benefit under the CARP is calculated as (A) times (B), where:

  (A)
  is 1.19% of final average compensation plus 0.45% of the final average compensation in excess of the participant's average Social Security wage base; and

  (B)
  is credited service, limited to 30 years.

        Normal retirement under the CARP is age 65, but a participant is entitled to receive a reduced benefit after attaining either age 55 with 10 years of service or age 50 with 20 years of service. The early retirement benefit is the same as the normal retirement benefit, but actuarially reduced from age 65 to the early retirement age. Messrs. Laderman and Compton both were eligible for early retirement as of December 31, 2016.

        The CARP benefit can be received as a single life annuity or an actuarially equivalent contingent annuity with 50%, 66 2/3%, 75%, or 100% of the participant's payments continuing for the life of the surviving spouse following the participant's death, or as an actuarially equivalent lump sum. The lump sum payment option is not available if the participant terminates before being eligible for either normal or early retirement.

        Frozen SERP.    The SERP benefits originally were granted in connection with Messrs. Laderman and Compton's employment agreements with Continental and will be offset by amounts paid or payable under the CARP. These benefits are not protected from bankruptcy, are subject to the rights of creditors of the Company, and are not protected by the Pension Benefit Guaranty Corporation. Continental provided the SERP benefits to address the compensation limits under CARP and to encourage retention by enhancing the financial value of continued employment with Continental. As of December 31, 2010, the SERP benefit was frozen for Mr. Compton, while Mr. Laderman's SERP benefit was partially frozen as of December 31, 2010 and fully frozen as of December 31, 2013.

        Payouts under the SERP are based on final average compensation, which was frozen as of December 31, 2010 for all SERP participants, and credited years of service, which were frozen as of December 31, 2010 for Mr. Compton and as of December 31, 2013 for Mr. Laderman. Under the SERP, final average compensation means the greater of a specified minimum amount or the average of the participant's highest five years of compensation during their last ten calendar years through the freeze date. For purposes of such calculation, compensation includes salary and cash bonuses but excludes certain stay bonus amounts, any termination payments, payments under the Continental Officer Retention and Incentive Award Program (which has been terminated), proceeds from awards under any option or stock incentive plan and any cash awards paid under a long term incentive plan. The final average compensation used to calculate the frozen SERP accrued benefit is $655,357 for Mr. Laderman and $789,860 for Mr. Compton.

        Credited years of service recognized under the SERP began January 1, 2000 for Mr. Laderman and January 1, 2001 for Mr. Compton. Messrs. Laderman and Compton received additional credited years of service under the SERP for each actual year of service during a specific period of time as follows: from 2000 through 2004, one additional year for each year of service for Mr. Laderman; from 2001 through 2006, one additional year for each year of service for Mr. Compton. This additional service credit was provided as a retention incentive. The portion of the Present Value of Accumulated Benefits attributable to years of service credited under the SERP that are in excess of actual years worked while participating in the SERP is as follows: $1,212,311 for Mr. Laderman and $1,801,264 for Mr. Compton.

        The benefit under the SERP is defined as a single life annuity, which is (a) times (b) minus (c), where:

  (a)
  is 2.50% of final average compensation;

  (b)
  is credited service; and

  (c)
  is the benefit payable from the CARP.

        The Company will increase the amount for the executive's portion of any Medicare payroll tax incurred in connection with the SERP payout (plus income taxes on such indemnity payment). This Medicare tax indemnity is expected to be paid in the year the executive terminates.

        Normal retirement under the SERP is age 60, but an officer is entitled to receive a reduced benefit upon the earlier of attaining age 55 or completing 10 years of actual service under the SERP. The benefit is payable as a lump sum, which is the actuarial equivalent of the single life annuity benefit payable at age 60. The lump sum is calculated using the same mortality table that is used in the CARP (currently the Internal Revenue Service ("IRS") prescribed 417(e) table). It is also calculated using an interest rate that is the average of the Moody's Aa Corporate Bond rate for the three month period ending on the last day of the second month preceding payment.

Potential Payments upon Termination or Change in Control

        This section quantifies and describes potential payments that may be made to Messrs. Munoz, Hart, Levy, Laderman, Compton, and Kirby and Ms. Haywood and our potential costs associated with providing them certain additional benefits that would be provided at, following, or in connection with certain terminations of employment or upon a change in control of the Company assuming that such event had occurred on December 31, 2016. For Mr. Compton, this section quantifies and describes actual payments and estimated future payments and benefits based only on the triggering events that actually occurred in connection with his separation from the Company, effective December 31, 2016. The terms of Ms. Haywood's separation, effective as of February 28, 2017, are described below under "—Departure of Ms. Haywood."

        This section does not quantify or include a description of payments that would be made upon certain qualifying terminations of employment or a change in control of the Company with respect to awards that were earned or vested as of December 31, 2016, which includes payments under the following awards:

  (i)
  Annual Incentive Program awards for 2016 (see the Non-Equity Incentive Plan Compensation column of the 2016 Summary Compensation Table and the footnote thereto for information regarding the amounts paid under these awards);

  (ii)
  Long-term Relative Performance awards for the performance period January 1, 2014 through December 31, 2016 (no amounts were earned under these awards, which awards were not applicable to Messrs. Munoz, Levy, and Kirby or Ms. Haywood); and

  (iii)
  Performance-Based RSU awards for the performance period January 1, 2014 through December 31, 2016 (see the Option Exercises and Stock Vested for 2016 table and the footnotes thereto for information regarding amounts paid under these awards, which awards were not applicable to Messrs. Munoz, Levy, and Kirby or Ms. Haywood).

  Termination Benefits of Mr. Munoz

        At December 31, 2016, Mr. Munoz was eligible for the separation benefits pursuant to the terms of his employment agreement. In the event that Mr. Munoz's employment is terminated without "cause" or if he resigns with "good reason," then Mr. Munoz will be entitled to certain payments and benefits, including the following: (i) a cash severance payment in the amount of $7.5 million (representing two times Mr. Munoz's base salary plus target bonus); (ii) full vesting of the initial equity award specified in the agreement (which award was granted in February 2016); (iii) pro-rata payment of Mr. Munoz's annual bonus for the year of termination based on actual achievement of performance targets; and (iv) continuation of Mr. Munoz's welfare benefits for two years. The Company's incentive awards also specify certain separation benefits and obligations. See "—Termination Due to Death or Disability," "—Involuntary Termination Without 'Cause' or Voluntary Termination for 'Good Reason'," and "—Change in Control" below for a description of the separation benefits available to Mr. Munoz under his outstanding incentive awards. See the "Outstanding Equity Awards at 2016 Fiscal Year-End" table above for a summary of Mr. Munoz's outstanding awards as of December 31, 2016.

        Mr. Munoz is bound by certain non-solicitation and non-competition restrictions during the term of his employment and for a period of one year thereafter. Upon separation, Mr. Munoz retains lifetime flight benefits and a related tax indemnification, which benefits he retains from his service as a non-employee director of the Company. As of December 31, 2016, Mr. Munoz is not retirement eligible and a change in control would not impact his compensation. See "—Material Defined Terms" below for a discussion of "cause" and "good reason" definitions.

Estimate of Mr. Munoz's Potential Post-Employment Payments and Benefits at December 31, 2016
Type of Payment or Benefit	Resignation without Good Reason ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	Change In Control ($)	Change In Control With Qualifying Termination ($)
Cash Severance	0	0	0	7,500,000	0	7,500,000
Long-Term Incentives
Pre-tax Margin Performance-Based RSUs (2016)	0	1,665,891	1,665,891	0	0	1,665,891
ROIC Performance-Based RSUs (2016)	0	1,665,891	1,665,891	0	0	1,665,891
Restricted Shares (2016)	0	4,997,673	4,997,673	0	0	4,997,673
2016 Sign-on Equity Award—Restricted Shares	0	9,792,230	9,792,230	9,792,230		9,792,230
Continuation Coverage Benefits
Health and Welfare	0	0	0	36,063	0	36,063
Life Insurance	0	0	0	1,233	0	1,233
Perquisites
Outplacement Services	0	0	0	25,000	0	25,000
Flight Benefits	97,416	97,416	97,416	97,416	0	97,416
Tax Indemnification on Flight Benefits	499,082	499,082	499,082	499,082	0	499,082

  Termination Benefits under Company Severance Plans and Award Agreements

        As of December 31, 2016, Messrs. Hart, Levy, Compton, and Kirby and Ms. Haywood were eligible for benefits pursuant to the Company's Executive Severance Plan and Mr. Laderman was eligible for benefits pursuant to the Company's Senior Officer Severance Plan. The Company's incentive awards also specify benefits and obligations under certain separation scenarios. Below is a description of potential payments upon (i) termination for "cause," (ii) retirement or resignation without "good reason," (iii) termination due to death or disability, (iv) involuntary termination without "cause" or voluntary termination for "good reason," and (v) a change in control. A tabular summary of the estimated payments and benefits for each of these officers as of December 31, 2016 is set forth below the following narrative descriptions. Mr. Compton separated from the Company effective December 31, 2016 and his separation table amounts are included based on his retirement eligibility and involuntary termination without "cause." The terms of Ms. Haywood's separation, effective as of February 28, 2017, are described below under "—Departure of Ms. Haywood" based on her involuntary termination without "cause" and certain enhanced benefits approved by the Committee.

  Termination for "Cause"

        Upon a termination for "cause," our named executive officers are not entitled to any additional payments or benefits. However, upon any termination of employment, including a termination for "cause," Messrs. Laderman and Compton would retain their frozen SERP benefits.

        The value of the frozen SERP benefits as of December 31, 2016 is set forth in the 2016 Pension Benefits Table and the benefits are described under "Narrative to Pension Benefits Table." This is a frozen benefit and there is no enhancement of this benefit under any separation scenario. The SERP benefit payable is not affected by the cause of termination, other than death. Assuming a termination on December 31, 2016 other than due to death, the lump sum benefit payable to Mr. Laderman would be $4,513,419 (payable on July 1, 2017). Assuming a termination on December 31, 2016 due to death, Mr. Laderman's lump sum benefit would be $2,034,823 and the benefit would be payable to his surviving spouse on January 1, 2017. Based on his termination on December 31, 2016, the lump sum benefit payable to Mr. Compton was $1,266,782 (payable January 1, 2017) and $3,283,596 (payable July 1, 2017). For purposes of these calculations, we have assumed that the lump sum interest rate in effect at the time of payment for those benefits payable after January 1, 2017 will be the same as the assumption currently in effect (3.69%). For the lump sum mortality assumption, we have used the 2017 IRS prescribed 417(e) table.

  Retirement or Resignation without "Good Reason"

        Messrs. Laderman and Compton were retirement eligible on December 31, 2016 and were entitled to the retirement benefits described below. Such benefits are in addition to their frozen SERP benefits described above. Messrs. Munoz, Hart, Levy, and Kirby and Ms. Haywood were not retirement eligible as of December 31, 2016 and therefore voluntary separation would occur upon resignation without "good reason" (as defined in the Executive Severance Plan or, in the case of Mr. Munoz, his employment agreement). The only separation benefit provided to Messrs. Munoz and Hart in such circumstance is lifetime flight benefits. Messrs. Levy and Kirby and Ms. Haywood were not eligible for lifetime flight benefits as of December 31, 2016, which benefits require five years of Company service.

  •
  Relative Pre-tax Margin and ROIC Performance Awards.  Retirement eligible participants receive payments (pro-rata through the retirement date) under the relative pre-tax margin Performance-Based RSUs and ROIC Performance-Based RSUs if and when actively employed participants receive payments based on the Company's actual performance results through the end of the performance period. The performance period for the 2015 awards ends on December 31, 2017 and the performance period for the 2016 awards ends on December 31, 2018. The total potential payment opportunities (without pro-ration) under the 2016 awards granted to Messrs. Laderman and Compton is set forth in the Grants of Plan-Based Awards for 2016 table. Assuming retirement at December 31, 2016, Messrs. Laderman and Compton each would be eligible for payment of (i) two-thirds of the 2015 awards based on the Company's actual performance achieved through December 31, 2017 and (ii) one-third of the 2016 awards based on the Company's actual performance achieved through December 31, 2018.

    As an estimate of the future payments to Messrs. Laderman and Compton, the termination tables set forth below include (i) two-thirds of the entry opportunity under the 2015 relative pre-tax margin Performance-Based RSUs assuming that the awards meet the entry level of performance, (ii) one-third of the value of the 2016 relative pre-tax margin Performance-Based RSUs assuming that the awards meet the entry level of performance, (iii) two-thirds of the value of the 2015 ROIC Performance-Based RSU awards assuming that the awards meet the stretch level of performance, and (iv) one-third of the value of the 2016 ROIC Performance-Based RSU awards assuming that the awards meet the stretch level of performance. These estimated performance levels are the same as the performance level estimates used in the Outstanding Equity Awards at 2016 Fiscal Year-End table. The estimated payout value of the 2015 and 2016 Performance-Based RSUs was determined based on the closing price per share of Common Stock on December 30, 2016 ($72.88). Vested pre-tax margin and ROIC Performance-Based RSUs will be settled based on the average closing price per share of Common Stock over the 20 trading days at the end of the performance period. The pre-tax margin and ROIC Performance-Based RSU awards outstanding at December 31, 2016 are set forth in the Outstanding Equity Awards at 2016 Fiscal Year-End table.

    No amounts are payable under the Performance-Based RSU awards in connection with a voluntary resignation without "good reason" and therefore no amounts have been included for these awards under this scenario for Messrs. Munoz, Hart, Levy, and Kirby and Ms. Haywood.

  •
  Restricted Shares.  All outstanding restricted share awards terminate.

  •
  Time-vested Restricted Stock Units.  The time-vested restricted stock units granted to Mr. Laderman in 2016 vest on a pro-rata basis with respect to the portion of the award scheduled to vest on the next vesting date and the remainder of the time-vested restricted stock units are forfeited. One-third of the year-end value of this award is included in the table for Mr. Laderman as an estimate of the value of this benefit under the retirement scenario. The time-vested restricted stock units granted to Ms. Haywood in 2016 would be forfeited.

  •
  Stock Options.  The outstanding stock options held by Messrs. Levy and Kirby terminate upon resignation without "good reason."

  •
  Continuation Coverage Benefits.  Upon any termination other than for "cause," Mr. Laderman is eligible to receive continued coverage under the Company's health and welfare benefit plans for himself and his eligible dependents at rates equivalent to those paid by similarly-situated employees who continue in service until he is eligible for Medicare (but in no event beyond age 65). Messrs. Munoz, Hart, Levy, and Kirby and Ms. Haywood do not have any post-separation continuation coverage benefits upon retirement or voluntary resignation without "good reason."

  •
  Flight Benefits.  Upon any termination other than for "cause," flight benefits are provided for Messrs. Munoz, Hart, Laderman, and Compton for the remainder of the executive's lifetime, subject to an annual limit. Messrs. Levy and Kirby and Ms. Haywood have not yet served with the Company for five years. Messrs. Munoz, Laderman and Compton also receive indemnification for taxes on imputed income related to the flight benefits, subject to an annual limit. The Company previously adopted a policy to eliminate tax indemnification for post-separation perquisites, however Messrs. Munoz, Laderman and Compton had grandfathered rights to these post-separation tax reimbursements. Upon death, certain executive's survivors will receive a limited flight benefit. For purposes of the tables below this has not been separately valued and is shown for each executive at the same value as the other termination scenarios.

  •
  Automobile.  Upon any termination other than for "cause," Mr. Compton was entitled to retain the automobile that he was using at the time his employment terminates and this benefit is included in the "All Other Compensation" column of the 2016 Summary Compensation Table. This was a grandfathered benefit from his employment arrangements prior to the Merger. No other officers have this benefit.

  Termination Due to Death or Disability

        If a named executive officer terminated employment due to death or disability on December 31, 2016, in addition to applicable benefits as described above, he or she would have been entitled to the following benefits:

  •
  Relative Pre-tax Margin and ROIC Performance Awards.  Upon death or disability, the 2015 and 2016 pre-tax margin Performance-Based RSU awards, and the 2015 and 2016 ROIC Performance-Based RSU awards vest at the target level and are paid out immediately on a pro-rata basis. For purposes of the termination tables set forth below, (i) two-thirds of the target opportunity under the 2015 awards has been included as an estimate of the payments to Messrs. Hart and Laderman and (ii) one-third of the target opportunity under the 2016 awards has been included as an estimate of the payments to Messrs. Munoz, Hart, Levy, Laderman, and Kirby and Ms. Haywood. The value of each pre-tax margin and ROIC Performance-Based RSU was determined based on the same stock price assumptions as included for the retirement and resignation scenario and described above.

  •
  Restricted Shares.  The restricted share awards vest in full upon death or disability. The value of each restricted share was estimated based on the closing price of a share of Common Stock on December 30, 2016 ($72.88 per share).

  •
  Time-vested Restricted Stock Units.  The time-vested restricted stock units vest in full upon death or disability. The value of each RSU was estimated based on the closing price of a share of Common Stock on December 30, 2016 ($72.88 per share).

  •
  Stock Options.  The outstanding stock options held by Messrs. Levy and Kirby vest in full upon death or disability and remain exercisable for 12 months. The value of the stock options was estimated based on the difference between the applicable option exercise price and the closing price of a share of Common Stock on December 30, 2016 ($72.88 per share).

  •
  Frozen SERP Benefit.  If the executive dies, the surviving spouse is entitled to immediate payment of the SERP benefit in a lump sum. This lump sum payment is the present value of the hypothetical benefit that would be payable if the participant had terminated employment on the date of death, survived until age 60, been entitled to and elected a contingent annuitant option with 50% of the benefit continuing to his surviving spouse at his death, and died the day after benefits commenced. Assuming a date of death of December 31, 2016, the lump sum benefit would be payable on January 1, 2017 and the amount payable to the beneficiaries of Mr. Laderman would be $2,034,823.

  •
  Continuation Coverage Benefits.  In the case of death, the named executive officers' beneficiaries are entitled to receive proceeds of life insurance benefits equal to three times his base salary at the time of death. In the case of disability, the named executive officer is eligible to receive monthly benefits under the Company's applicable disability policies. There is no additional cost to the Company associated with payments under these policies and therefore no additional amounts are included in the tables with respect to these policies.

  Involuntary Termination Without "Cause" or Voluntary Termination for "Good Reason"

        If any of the named executive officers was terminated by the Company without "cause" or terminated voluntarily for "good reason" (as defined in the applicable severance plan) on December 31, 2016, in addition to the benefits described above (including payments under outstanding awards with respect to the named executive officers who are retirement eligible and excepting disability benefits or life insurance payments and except as modified below), he or she would have been entitled to the following:

  •
  Cash Severance.  For Messrs. Hart, Levy, Compton, and Kirby and Ms. Haywood, a cash severance payment equal to two times the sum of (i) his or her base salary (Hart—$715,000, Levy—$675,000, Compton—$875,000, Kirby—$875,000, and Haywood—$800,000) and (ii) the applicable target bonus percentage under the annual incentive plan for the prior year (current year amounts are used for Messrs. Levy and Kirby and Ms. Haywood) (Hart—120% of base salary; Levy—100% of base salary, Compton—121% of base salary, Kirby—125% of base salary, and Haywood—106% of base salary) multiplied by year-end base salary. For Mr. Laderman, a cash severance payment equal to 1.5 times the sum of (i) his base salary ($500,000) and (ii) his target bonus under the annual incentive plan for 2016 (110% of base salary) multiplied by year-end base salary. To the extent permitted under Section 409A of the Code, the severance payment is made in one lump sum payment. If the severance payment is subject to a six-month delay, interest will be paid on the delayed payment.

  •
  Relative Pre-tax Margin and ROIC Performance Awards.  For Messrs. Laderman and Compton, as a result of their retirement eligibility, the pre-tax margin and ROIC Performance-Based RSUs have the same treatment upon involuntary termination without cause or voluntary termination for good reason as is described above upon retirement. For Messrs. Munoz, Hart, Levy, and Kirby and Ms. Haywood, such awards would be forfeited.

  •
  Restricted Shares.  Outstanding restricted shares granted under the long-term incentive program would be forfeited. The equity portion of the performance award granted to Mr. Hart in 2016 and, as noted above, the sign-on award granted to Mr. Munoz in 2016 would vest in full upon involuntary termination without cause or voluntary termination for good reason.

  •
  Time-vested Restricted Stock Units.  For Mr. Laderman, as a result of his retirement eligibility, the time-vested RSUs have the same treatment upon involuntary termination without cause or voluntary termination for good reason as is described above upon retirement. The time-vested restricted stock units held by Ms. Haywood would be forfeited.

  •
  Stock Options.  The outstanding stock options held by Messrs. Levy and Kirby would be forfeited.

  •
  Continuation Coverage Benefits.  For Mr. Laderman, continued coverage under the Company's health and welfare benefit plans and continued life insurance benefits as set forth above. For Messrs. Hart, Levy, Compton, and Kirby and Ms. Haywood, continued coverage under the Company's welfare benefit plans for themselves and their eligible dependents at rates equivalent to those paid by similarly situated employees who continue in service, for 24 months following termination (until December 31, 2018) or, if earlier, until he or she receives similar benefits from a subsequent employer. The continued welfare benefits shall be subject to any Medicare or other coordination of benefits provisions under a particular welfare benefit plan. Messrs. Hart, Levy, Compton, and Kirby and Ms. Haywood also receive continued life insurance benefits for 24 months following termination.

  •
  Outplacement Services.   Outplacement consulting services for 12 months following termination with an estimated cost based on current contracted rates and officer position.

"Change in Control"

        If a "change in control" of the Company occurred on December 31, 2016, except as noted below with respect to retirement eligible participants and the special sign-on stock option awards, no payments or benefits are provided to the named executive officers unless there is also a qualifying termination of employment. These payments and benefits are generally similar to those provided upon a qualifying termination in the absence of a change in control. For purposes of the termination tables set forth below, "qualifying termination" includes involuntary termination without "cause," voluntary termination for "good reason," death, disability and attainment of retirement eligibility. However, the health and welfare benefits would be provided to Messrs. Hart, Levy, and Kirby and Ms. Haywood only upon involuntary termination without "cause" or voluntary termination for "good reason."

        The outstanding restricted share awards and time-vested RSU awards include a double-trigger with respect to a change in control, with vesting accelerated only if the holder terminates for "good reason" or upon a qualifying termination within two years of the change in control. The outstanding pre-tax margin and ROIC Performance-Based RSU awards also include double-trigger provisions. Pursuant to such awards, the performance goals would be deemed satisfied at the target level of performance. Payments would be subject to continued employment through the end of the performance period except in situations involving a qualifying termination event, death, disability or with respect to a retirement eligible participant, who would be eligible for annual pro-rata payment. Payments with respect to the 2015 Performance-Based RSU awards (with respect to Messrs. Hart and Laderman only) and the 2016 Performance-Based RSU awards (with respect to all named executive officers) would be made on a pro-rated basis upon a qualifying termination event, death or disability. The sign-on stock option awards granted to Messrs. Levy and Kirby would vest upon a change in control without a separate termination event.

        None of our named executive officers will be entitled to indemnification with respect to excise taxes under Section 4999 of the Code for a change in control. Instead, payments to each named executive officer that would be subject to the excise tax will be reduced to the level at which the excise tax will not be applied unless such executive would be in a better net after-tax position by receiving the full payments and paying the excise tax.

Material Defined Terms

        The terms "cause" and "good reason" as used above are defined under Mr. Munoz's employment agreement, as amended, and the Executive Severance Plan and the Senior Officer Severance Plan with respect to the remaining named executive officers and are set forth below.

  •
  "Cause" means, in general, (i) gross neglect or willful gross misconduct; (ii) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (iii) the executive's commission of an act of deceit or fraud intended to result in personal and unauthorized enrichment of the executive at the Company's expense; (iv) a material breach of a material obligation of the executive under the Company's Bylaws or pursuant to any award or agreement with the executive; (v) the executive's abuse of alcohol or drugs rendering the executive unable to perform the material duties and services required by his position; and (vi) a material violation of Company policies.

  •
  "Good Reason" means, in general, (i) a material diminution in the executive's authority, duty or responsibilities; (ii) a material diminution in the executive's base salary, except as part of an across-the-board reduction in salary; (iii) a relocation of the executive's principal place of employment by more than 50 miles; or (iv) a material breach by the Company of the applicable severance plan. With respect to Mr. Munoz, "good reason" also means the failure of any successor or assignee of the Company to assume his employment agreement.

  •
  "Change in Control" means, in general, the occurrence of any one of the following events: (i) certain acquisitions by a third-party or third-parties, acting in concert, of at least a specified threshold percentage of the Company's then outstanding voting securities; (ii) consummation of certain mergers or consolidations of the Company with any other corporation; (iii) stockholder approval of a plan of complete liquidation or dissolution of the Company; (iv) consummation of certain sales or dispositions of all or substantially all the assets of the Company; and (v) certain changes in the membership of the Company's board of directors.

Restrictive Covenants and Release Requirement

        The 2015 and 2016 restricted share awards include restrictive covenants related to non-solicitation, non-competition and no-hire provisions for a period of one year following termination of employment (except, with respect to the non-competition covenant, if such termination is an involuntary termination by the Company without "cause" or by the executive for "good reason"). Similar restrictive covenants apply under the employment agreement of Mr. Munoz and there are related surviving obligations under the prior employment agreements with Messrs. Hart, Laderman and Compton. In addition, each of the above named executives officers is bound by an obligation of confidentiality for an indefinite duration. The Company's officer severance plans and Mr. Munoz's employment agreement contain a requirement to execute a release of claims in favor of the Company in order to receive the above described separation benefits (other than the frozen SERP benefits, if applicable).

Estimate of Mr. Hart's Potential Post-Employment Payments and Benefits as of December 31, 2016
Type of Payment or Benefit	Resignation without Good Reason ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	Change In Control ($)	Change In Control With Qualifying Termination ($)
Cash Severance	0	0	0	3,146,000	0	3,146,000
Long-Term Incentives
Pre-tax Margin Performance-Based RSUs (2015 and 2016)	0	617,237	617,237	0	0	617,237
ROIC Performance-Based RSUs (2015 and 2016)	0	635,198	635,198	0	0	635,198
Restricted Shares (2014, 2015 and 2016)	0	1,426,845	1,426,845	0	0	1,426,845
2016 Performance Award—Restricted Shares	0	1,619,977	1,619,977	1,619,977	0	1,619,977
Continuation Coverage Benefits
Health and Welfare	0	0	0	75,068	0	75,068
Life Insurance	0	0	0	1,235	0	1,235
Perquisites
Outplacement Services	0	0	0	25,000	0	25,000
Flight Benefits	37,783	37,783	37,783	37,783	0	37,783

Estimate of Mr. Levy's Potential Post-Employment Payments and Benefits as of December 31, 2016
Type of Payment or Benefit	Resignation without Good Reason ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	Change In Control ($)	Change In Control With Qualifying Termination ($)
Cash Severance	0	0	0	2,700,000	0	2,700,000
Long-Term Incentives
Pre-tax Margin Performance-Based RSUs (2016)	0	140,683	140,683	0	0	140,683
ROIC Performance-Based RSUs (2016)	0	140,683	140,683	0	0	140,683
Restricted Shares (2016)	0	422,048	422,048	0	0	422,048
Sign-on Stock Option Award	0	2,229,980	2,229,980	0	2,229,980	2,229,980
Continuation Coverage Benefits
Health and Welfare	0	0	0	36,108	0	36,108
Life Insurance	0	0	0	1,235	0	1,235
Perquisites
Outplacement Services	0	0	0	25,000	0	25,000
Flight Benefits	0	0	0	0	0	0

Estimate of Mr. Laderman's Potential Post-Employment Payments and Benefits as of December 31, 2016
Type of Payment or Benefit	Retirement ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	Change In Control ($)	Change In Control With Qualifying Termination ($)
Cash Severance	0	0	0	1,575,000	0	1,575,000
Long-Term Incentives
Pre-tax Margin Performance-Based RSUs (2015 and 2016)	195,561	391,098	391,098	(1)	0	391,098
ROIC Performance-Based RSUs (2015 and 2016)	805,616	402,808	402,808	(1)	0	402,808
Restricted Shares (2014, 2015 and 2016)	0	910,053	910,053	0	0	910,053
2016 Retention Award—RSUs	1,093,200	3,279,600	3,279,600	(1)		3,279,600
Continuation Coverage Benefits
Health and Welfare	211,963	135,442	211,963	211,963	0	211,963
Life Insurance	3,223	0	3,223	3,223	0	3,223
Perquisites and Tax Payments
Outplacement Services	0	0	0	15,300	0	15,300
Flight Benefits	47,024	47,024	47,024	47,024	0	47,024
Tax Indemnification on Flight Benefits	238,903	238,903	238,903	238,903	0	238,903

(1)
The Performance-Based RSU awards and the 2016 retention award would be paid in accordance with the retirement separation scenario based on Mr. Laderman's retirement eligibility at December 31, 2016.

Estimate of Mr. Compton's Potential Post-Employment Payments and Benefits as of December 31, 2016
Type of Payment or Benefit	Retirement ($)	Involuntary Termination without Cause ($)
Cash Severance		3,867,500
Long-Term Incentives
Pre-tax Margin Performance-Based RSUs (2015 and 2016)	245,071	(1)
ROIC Performance-Based RSUs (2015 and 2016)	1,016,506	(1)
Restricted Shares (2014, 2015 and 2016)		0
Continuation Coverage Benefits
Health and Welfare		75,008
Life Insurance		1,232
Perquisites and Tax Payments
Outplacement Services		25,000
Flight Benefits		74,600
Tax Indemnification on Flight Benefits		344,145
Automobile		60,688

(1)
The Performance-Based RSU awards will be paid in accordance with the retirement separation scenario based on Mr. Compton's retirement eligibility at December 31, 2016.

Estimate of Mr. Kirby's Potential Post-Employment Payments and Benefits as of December 31, 2016
Type of Payment or Benefit	Resignation without Good Reason ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	Change In Control ($)	Change In Control With Qualifying Termination ($)
Cash Severance	0	0	0	3,937,500	0	3,937,500
Long-Term Incentives
Pre-tax Margin Performance-Based RSUs (2016)	0	323,028	323,028	0	0	323,028
ROIC Performance-Based RSUs (2016)	0	323,028	323,028	0	0	323,028
Restricted Shares (2016)	0	969,085	969,085	0	0	969,085
Sign-on Stock Option Award	0	4,509,582	4,509,582	0	4,509,582	4,509,582
Continuation Coverage Benefits
Health and Welfare	0	0	0	36,101	0	36,101
Life Insurance	0	0	0	1,235	0	1,235
Perquisites
Outplacement Services	0	0	0	25,000	0	25,000
Flight Benefits	0	0	0	0	0	0

Estimate of Ms. Haywood's Potential Post-Employment Payments and Benefits as of December 31, 2016
Type of Payment or Benefit	Resignation without Good Reason ($)	Death ($)	Disability ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason ($)	Change In Control ($)	Change In Control With Qualifying Termination ($)
Cash Severance	0	0	0	3,296,000	0	3,296,000
Long-Term Incentives
Pre-tax Margin Performance-Based RSUs (2016)	0	111,992	111,992	0	0	111,992
ROIC Performance-Based RSUs (2016)	0	111,992	111,992	0	0	111,992
Restricted Shares (2016)	0	335,977	335,977	0	0	335,977
2016 Sign-on Equity Award—RSUs	0	2,069,792	2,069,792	0	0	2,069,792
Continuation Coverage Benefits
Health and Welfare	0	0	0	12,931	0	12,931
Life Insurance	0	0	0	1,235	0	1,235
Perquisites
Outplacement Services	0	0	0	25,000	0	25,000
Flight Benefits	0	0	0	0	0	0

Departure of Ms. Haywood

        Separation Agreement with Ms. Haywood.    Ms. Haywood and the Company (together with United Airlines) entered into a Separation and Release Agreement (the "Separation Agreement") in connection with Ms. Haywood's separation from the Company effective on February 28, 2017. The payments and benefits under the Separation Agreement are substantially consistent with an involuntary termination without cause under the Executive Severance Plan. In addition, the Committee approved the following enhanced benefits: (i) a cash payment of $1,333,333; (ii) flight benefits (not including tax indemnification) for a two-year period following the Separation Date (estimated incremental cost of approximately $2,500); and (iii) ability to utilize relocation benefits under the Company's officer relocation policy, including a home sale benefit, to protect Ms. Haywood from the potential loss on sale of the Chicago home that Ms. Haywood purchased in 2016 in connection with joining the Company.

  Methodologies and Assumptions used for Calculating Other Potential Post-Employment Payments

        For purposes of quantifying the payments and estimated benefits disclosed in the foregoing tables, the Company utilized the following assumptions and methodologies to calculate the applicable costs to the Company:

  •
  Continuation Coverage benefits.  The present value of medical and prescription drug benefits and life insurance benefits that are continued for a pre-defined period following certain qualifying triggering events was determined based on assumptions used for financial reporting purposes (i.e., FASB ASC 715-20-50 assumptions) using a discount rate of 4.07%. The expected future present values for the continuation coverage benefits were based on 2017 employer gross costs, with a health care cost trend related to the medical and prescription drug benefits (including employer and employee contributions) of 6.5% in 2017, grading down to 5.0% in 2023. The separation scenarios include the portion of the benefits that is greater than the benefit that would be provided to all management employees. Mr. Laderman is assumed to be eligible for Medicare beginning on September 30, 2022. The value of the continued life insurance benefits was calculated using the January 2017 term life insurance cost to the Company of purchasing this coverage and assuming no cost increase because the premium is not age-related.

  •
  Flight benefits and related tax reimbursements.  The value of lifetime travel privileges was determined by utilizing the following assumptions: (i) executive and eligible family members and significant others continue to utilize the travel benefit for a period of 20 years; (ii) the level of usage for each year is the same as the actual usage was for the executive and such persons for 2016; and (iii) the incremental cost to the Company for providing travel benefits for each year is the same as the actual incremental cost incurred by the Company for providing travel benefits to the executive and eligible family members and significant others for 2016. On the basis of these assumptions, the Company determined the value of lifetime travel benefits by calculating the present value of the assumed incremental cost of providing the benefit to the executive and the executive's eligible family members over a 20-year period using a discount rate of 4.07%. The tax indemnification on lifetime flight benefits was determined utilizing the same three assumptions stated above. Using these assumptions, the Company determined the value of the indemnification by calculating the present value of the executive's future assumed annual tax indemnification (equal to the executive's actual 2016 tax indemnity) over a 20-year period using a discount rate of 4.07%. For Ms. Haywood, the two year travel privilege was valued using the same incremental cost information related to her 2016 benefit usage and assuming that she will continue to utilize the travel benefit at the same level, on an annualized basis, as the benefit was utilized in 2016.

2016 DIRECTOR COMPENSATION

        The following table represents the amount of director compensation in 2016 for each director who served during that year other than Mr. Munoz. All of the 2016 compensation of Mr. Munoz is shown in the 2016 Summary Compensation Table. For purposes of the disclosure contained in this section, we refer to the non-employee directors elected by the holders of our Common Stock as "non-employee directors."

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Current Directors who Served as Directors in 2016
Carolyn Corvi	209,994	125,710	3,062	338,766
Jane C. Garvey	130,000	125,710	18,656	274,366
Barney Harford	97,325	125,710	42,999	266,034
Todd Insler	—	—	7,303	7,303
Walter Isaacson	146,500	125,710	36,939	309,149
James A. C. Kennedy	134,965	125,710	30,020	290,695
Robert A. Milton	185,652	193,965	25,891	405,508
William R. Nuti	141,040	125,710	14,561	281,311
Sito Pantoja	—	—	12,340	12,340
Edward M. Philip	58,083	57,679	23,893	139,655
Edward L. Shapiro	95,917	125,710	36,516	258,143
Laurence E. Simmons	149,000	125,710	46,657	321,367
David J. Vitale	207,000	125,710	20,699	353,409
James M. Whitehurst	104,474	125,710	14,486	244,670
Former Directors who Served as Directors in 2016(3)
Richard A. Delaney	—	—	1,937	1,937
James J. Heppner	—	—	10,467	10,467
Henry L. Meyer III	179,664	—	34,047	213,711
John H. Walker	89,842	—	27,458	117,300
Charles A. Yamarone	59,984	—	8,559	68,543

(1)
The amount shown in this column represents the grant date fair value of 2,707.09 restricted share units granted to each of the non-employee directors, other than Mr. Philip, on June 9, 2016, determined in accordance with FASB ACS Topic 718. For Mr. Milton, the amount shown also includes the grant date fair value of 1,469.82 restricted share units granted on June 9, 2016 in connection with his service as Non-Executive Chairman. For Mr. Philip, the amount shown includes the grant date fair value of restricted share units granted on December 8, 2016 in connection with his service as a director following his appointment to the Board on July 14, 2016.

Upon settlement, the restricted share units will be settled: (i) 50% in cash, including any odd or fractional share units, based on the average of the high and low sales prices of Common Stock on the anniversary date (which is treated as a liability award); and (ii) 50% in shares of Common Stock (which is treated as an equity award). With respect to the portion of the restricted share unit award that is treated as a liability award (cash-settled), the grant date fair value was calculated by multiplying the number of units by the average of the high and low trading prices per share of Common Stock on the date of grant ($46.175 per share on June 9, 2016). With respect to the portion of the restricted share unit award that is treated as an equity award (share-settled), the grant date fair value was calculated by multiplying the number of units by the closing price per share of Common Stock on the date of grant ($46.70 per share on June 9, 2016).

  As of December 31, 2016, the aggregate number of share units outstanding (including, as applicable, deferred share units) for each individual who served as a non-employee director was: 2,709.09 for each of Ms. Corvi and Messrs. Harford, Kennedy, Nuti, Shapiro, Simmons and Whitehurst; 795.41 for Mr. Philip; 4,176.91 for Mr. Milton; 6,522.96 for Ms. Garvey; 29,414.77 for Mr. Isaacson; and 9,735.58 for Mr. Vitale.

(2)
All other compensation includes: (a) with respect to certain non-employee directors, matching contributions to nonprofit organization(s) to which the director makes a personal commitment(s) (including contributions of $18,000 with respect to Ms. Garvey and contributions of $20,000 with respect to each of Messrs. Harford, Isaacson, Kennedy, Milton, Philip, Shapiro and Simmons), as discussed under the caption "Charitable Contributions" below; (b) a tax reimbursement relating to flight benefits (which value is greater than the incremental cost to the Company of providing such benefits) for each director as follows: Ms. Corvi—$3,062; Ms. Garvey—$459; Mr. Harford—$17,384; Mr. Insler—$7,303; Mr. Isaacson—$14,526; Mr. Kennedy—$7,965; Mr. Milton—$3,904; Mr. Nuti—$10,723; Mr. Pantoja—$9,058; Mr. Philip—$2,679; Mr. Shapiro—$12,304; Mr. Simmons—$22,069; Mr. Vitale—$8,898; Mr. Whitehurst—$10,120; Mr. Delaney—$1,937; Mr. Heppner—$9,474; Mr. Meyer—$19,621; Mr. Walker—$23,233; and Mr. Yamarone—$3,559; and (c) as required by SEC rules, for certain directors whose perquisites equal or exceed $10,000, the aggregate incremental cost to the Company of such director's flight benefits.

(3)
Messrs. Delaney and Heppner each served as members of the Board until March 1, 2016 and were replaced by Messrs. Pantoja and Insler, respectively.

We do not pay directors who are employees of the Company or directors who are elected by a class of stock other than Common Stock additional cash or equity compensation for their services as directors. However, each of the ALPA director and the IAM director are entitled to receive certain flight benefits. See "—Travel Benefits" below.

        The Nominating/Governance Committee periodically reviews and makes recommendations to the Board regarding the form and amount of compensation of the Company's non-employee directors. The Nominating/Governance Committee has not delegated any authority with respect to director compensation matters, and no executive officer plays a role in determining the amount of director compensation. The Compensation Committee's independent compensation consultant, Exequity, has advised the Nominating/Governance Committee with respect to director compensation matters. These matters include, among other things, a review and market analysis of board of director pay and benefits, and share ownership guidelines.

        The compensation for the Non-Executive Chairman, the members of the Special Committee of the Board, and the members of the Subcommittee of such Special Committee were approved by the Board upon recommendation of the Nominating/Governance Committee. Exequity provided the Nominating/Governance Committee with advice and information regarding market practices in connection with establishing these compensation levels.

Cash Retainers for Board and Committee Service

        Effective January 1, 2015 (except as noted below), in connection with a review by Exequity of the Company's non-employee director compensation program, the Board approved the following cash retainers for Board and committee service:

  •
  an annual retainer of $85,000;

  •
  an additional annual retainer of $20,000 for the Chairperson of each of the Compensation, Executive, Finance, Nominating/Governance and Public Responsibilities Committees and an additional annual retainer of $25,000 for the Chairperson of the Audit Committee; and

  •
  an additional annual retainer of $12,500 for each of the members (other than the Chairperson) of the Compensation, Executive, Finance, Nominating/Governance and Public Responsibility

    Committees and an additional annual retainer of $15,000 for each of the members (other than the Chairperson) of the Audit Committee.

        In addition, effective March 2015, the Board approved an additional monthly cash retainer of $2,000 to the non-employee directors who serve on the Special Committee (but do not serve on the Subcommittee) and an additional monthly cash retainer of $6,000 to the non-employee directors who serve on both the Special Committee and the Subcommittee of the Special Committee.

Equity Compensation

        To attract and retain the services of experienced and knowledgeable non-employee directors, the Company adopted the 2006 Director Equity Incentive Plan, as amended and restated on February 20, 2014 (the "DEIP"). Under the DEIP, non-employee directors may receive as compensation periodic awards, stock compensation and/or cash compensation. Periodic awards are equity-based awards including options, restricted stock, SARs and/or shares that are granted to non-employee directors from time to time at the discretion of the Board.

        The Board has approved annual equity compensation under the DEIP valued at $125,000 based on the average of the high and low sales prices of Common Stock on the date of grant. Such awards are granted in connection with the non-employee directors' election to the Board at the annual stockholder meeting. For the year ended December 31, 2016, non-employee directors received an annual grant of share units on June 9, 2016, with a grant date value equal to $125,000. In addition, in connection with his role as non-executive chairman, Mr. Milton received a share unit award with respect to the non-executive chairman compensation described above. In each case, each share unit represents the economic equivalent of one share of Common Stock and vests on the one-year anniversary of the date of grant. Upon settlement, the share units will be settled: (i) 50% in cash based on the average of the high and low sales prices of Common Stock on the anniversary date and (ii) 50% in shares of Common Stock. Any odd or fractional units will be settled in cash.

        Effective January 1, 2017, in connection with a review by Exequity of the Company's non-employee director compensation program, to better align with median director pay levels among the companies that comprise the pay benchmarking peer companies for purposes of assessing the competitiveness of the Company's executive and director pay, the Board approved an increase in the annual equity compensation granted to each non-employee director from $125,000 to $160,000. The annual cash retainers for Board and committee service will continue in 2017 unchanged from their current levels.

Stock Ownership Guidelines

        The stock ownership guidelines that apply to our non-employee directors encourage our non-employee directors to hold shares of Common Stock or equity-based awards (including share units and restricted shares) with a fair market value equal to or exceeding five times the annual cash retainer paid to the non-employee directors, which is currently set at $85,000. The guidelines provide for a transition period of five years for non-employee directors to achieve the ownership requirement. The Nominating/Governance Committee reviews equity ownership of the non-employee directors annually. Once a non-employee director is determined to be in compliance with the stock ownership guidelines, the non-employee director will be considered to be in compliance until such time as he or she sells or otherwise disposes of any of his or her Common Stock, at which time the Nominating/Governance Committee will re-evaluate the non-employee director's compliance with the stock ownership guidelines. Messrs. Harford, Kennedy, Milton, Philip, Shapiro and Whitehurst joined the Board in 2016 and will have a transition period of five years to achieve compliance with the share ownership guidelines. All other non-employee directors are currently in compliance with the guidelines.

Non-Executive Chairman Compensation

        In addition to the cash and equity compensation described above, on September 17, 2015, the Board considered and approved additional compensation for the Non-Executive Chairman of $200,000 annually, of which: (i) $80,000 is paid in four equal quarterly installments and (ii) $120,000 is granted in share units under the DEIP.

Director Compensation Deferral under the DEIP

        Effective January 1, 2017, non-employee directors may defer the receipt of some or all cash compensation through credits to a cash and/or share account established and maintained by the Company on behalf of the director. Non-employee directors may also defer the receipt of shares that would otherwise be issued under an equity compensation award through credits to his/her share account. Distribution from the cash and/or share accounts will be made, if in a lump sum, or will commence, if in installments, within 60 days following the date on which the non-employee director terminates his/her position as a director of the Company. The compensation deferral option was not available to non-employee directors in 2016.

Travel Benefits

        We consider it important for our directors to understand our business and to have exposure to our operations and employees. For that reason, our directors receive flight benefits, including a travel card permitting positive space travel by the director, the director's spouse or qualified domestic partner and certain other eligible travelers, and access to our United Club facilities. These benefits are taxable to the director, subject to the reimbursement of certain of such taxes by the Company. Prior to the Merger, the Company and Continental adopted policies to eliminate tax indemnification for post-separation perquisites provided to non-employee directors who did not have an existing right to such benefits as of the date the respective policy was adopted. The tax indemnification provided to the non-employee directors is subject to an annual limit. A non-employee director who retires from the Board with at least five consecutive years of service as a director will receive lifetime travel benefits, subject to certain exceptions.

Charitable Contributions

        We adopted a program in 2009 through which the Company provides a matching charitable contribution to qualifying nonprofit organizations to which a director makes a personal commitment in an aggregate amount of up to $20,000 per year. In the case of each of the ALPA director and the IAM director, the Company will provide a matching charitable contribution to qualifying nonprofit organizations to which the director or the director's union contributes up to $20,000 per year in the aggregate. During 2016, directors elected by the holders of Common Stock were also entitled to donate ten round trip tickets for complimentary positive space travel to charity.

 AUDIT COMMITTEE REPORT

United Continental Holdings, Inc. Audit Committee Report

To the Board of United Continental Holdings, Inc.:

        The Audit Committee is comprised of six non-employee members of the Board. After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board has determined that: (1) all current Audit Committee members are "independent" as that concept is defined in Section 10A of the Exchange Act; (2) all current Audit Committee members are "independent" as that concept is defined in the applicable NYSE listing standards; (3) all current Audit Committee members are financially literate under the applicable NYSE listing standards; and (4) each of Mr. Vitale and Mr. Philip qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act.

        The Board appointed the undersigned directors as members of the Audit Committee and adopted a written charter setting forth the procedures and responsibilities of the Audit Committee. Each year, the Audit Committee reviews the adequacy of the charter and recommends any changes to the Board for approval. In addition, the Company will furnish an annual written affirmation to the NYSE relating to, among other things, clauses (2)-(4) of the first paragraph of this report and the adequacy of the committee charter.

        During the last year, and earlier this year in preparation for the filing with the SEC of the 2016 Form 10-K, the Audit Committee, among other matters:

  •
  reviewed and discussed the audited financial statements included in the 2016 Form 10-K with management and the Company's independent registered public accounting firm, referred to in this report as the "independent auditors;"

  •
  reviewed the overall scope and plan for the annual audit of the Company's financial statements to be included in the 2016 Form 10-K and the results of the examinations by the Company's independent auditors;

  •
  met with management periodically during the year to consider the adequacy of the Company's internal control over financial reporting and the quality of its financial reporting and discussed these matters with the Company's independent auditors and with appropriate Company financial personnel and internal auditors;

  •
  reviewed and discussed with the independent auditors: (1) their judgments as to the quality of the accounting principles applied in the Company's financial reporting; (2) the written disclosures and the letter received from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the Audit Committee concerning independence, and the independence of the independent auditors; and (3) the matters required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including Auditing Standard No. 1301, "Communications with Audit Committees," as amended;

  •
  based on these reviews and discussions, as well as private discussions with the independent auditors and the Company's internal auditors, recommended to the Board the inclusion of the audited financial statements of the Company and its subsidiaries in the 2016 Form 10-K; and

  •
  determined that the non-audit services provided to the Company by the independent auditors (discussed below under Proposal No. 2) are compatible with maintaining the independence of the independent auditors. The Audit Committee's pre-approval policies and procedures are discussed below under Proposal No. 2.

        Notwithstanding the foregoing actions and the responsibilities set forth in the committee charter, the charter clarifies that the Audit Committee is not responsible for certifying the Company's financial statements or guaranteeing the independent auditors' report. The functions of the Audit Committee are not intended to duplicate or substitute for the activities of management and the independent auditors, and the Audit Committee members cannot provide any expert or special assurance as to the Company's financial statements or internal controls or any professional certifications as to the work of the independent auditors. Management is responsible for the Company's financial reporting process, including its system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of the Company and are not acting as professional accountants or auditors on behalf of the Company. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company's financial statements.

        The Audit Committee meets periodically with management and the independent and internal auditors, including private discussions with the independent auditors and the Company's internal auditors, and receives the communications described above. The Audit Committee has also established procedures for: (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, auditing or internal accounting control matters and (2) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide the Audit Committee with an independent basis to determine that management has maintained: (1) appropriate accounting and financial reporting principles or policies or (2) appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with accounting principles generally accepted in the United States or that the audit of the Company's financial statements has been carried out in accordance with auditing standards generally accepted in the United States.

        The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Respectfully submitted,
Audit Committee
David Vitale, Chair Carolyn Corvi Barney Harford Robert A. Milton Edward M. Philip Laurence E. Simmons

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017

Independent Public Accountants

        Ernst & Young LLP was the Company's independent registered public accounting firm for the fiscal year ended December 31, 2016. The Audit Committee has approved the appointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.

Audit Committee Pre-approval Policy and Procedures

        The Audit Committee has adopted a policy on pre-approval of services of the Company's independent registered public accounting firm. The policy provides that the Audit Committee shall pre-approve all audit and non-audit services to be provided to the Company and its subsidiaries and affiliates by its independent auditors. The process by which this is carried out is as follows:

        For recurring services, the Audit Committee reviews and pre-approves the independent registered public accounting firm's annual audit services in conjunction with the annual appointment of the outside auditors. The reviewed materials include a description of the services along with related fees. The Audit Committee also reviews and pre-approves other classes of recurring services along with fee thresholds for pre-approved services. In the event that the additional services are required prior to the next scheduled Audit Committee meeting, pre-approvals of additional services follow the process described below.

        Any requests for audit, audit-related, tax and other services not contemplated with the recurring services approval described above must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chair of the Audit Committee. The Chair must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

        On a periodic basis, the Audit Committee reviews the status of services and fees incurred year to date and a list of newly pre-approved services since its last regularly scheduled meeting. The Audit Committee has considered whether the 2016 and 2015 non-audit services provided by Ernst & Young LLP are compatible with maintaining auditor independence and concluded that such services were compatible with maintaining Ernst & Young LLP's independence.

        All of the services in 2016 and 2015 under the Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees categories below have been approved by the Audit Committee pursuant to paragraph (c)(7) of Rule 2-01 of Regulation S-X of the Exchange Act.

Independent Registered Public Accounting Firm Fees

        The aggregate fees billed for professional services rendered by the Company's independent auditors in 2016 and 2015 are as follows (in thousands):

Service	2016	2015
Audit Fees	$3,751	$4,193
Audit-Related Fees	215	98
Tax Fees	1,252	2,050
All Other Fees	2	5

Total	$5,220	$6,346

  Audit Fees

        For 2016 and 2015, audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements and the audit of the effectiveness of internal control over financial reporting of the Company and its wholly-owned subsidiaries. Audit fees also include the audit of the consolidated financial statements of United Airlines, employee benefit plan audits, attestation services required by statute or regulation, comfort letters, consents, assistance with and review of documents filed with the SEC, and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.

  Audit-Related Fees

        For 2016 and 2015, fees for audit-related services consisted of understanding key process changes and identifying and testing changes in the internal control environment prior to implementation of system conversions, and an assessment of certain information technology security-related controls.

  Tax Fees

        Tax fees for 2016 and 2015 include professional services provided for preparation of tax returns of federal, foreign and state tax returns, research and consultations regarding tax accounting, and tax compliance matters and assistance in assembling data to prepare for and respond to governmental reviews of past tax filings, exclusive of tax services rendered in connection with the audit.

  All Other Fees

        Fees for all other services billed in 2016 and 2015 consist of subscriptions to Ernst & Young LLP's on-line accounting research tool.

Ratification of Appointment of Independent Registered Public Accounting Firm

        The Audit Committee has appointed Ernst & Young LLP as the Company's independent registered public accounting firm to audit the Company's consolidated financial statements for fiscal year 2017. Ernst & Young LLP has served as the Company's independent registered public accounting firm since 2010. It is anticipated that representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from those attending the Annual Meeting.

        The stockholders are being asked to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2017. Although ratification is not required by law or the Bylaws, the Board is submitting the appointment to the stockholders as a matter of good corporate governance. In the event of a negative vote on such ratification, the Audit Committee may reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

        THE BOARD AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017, WHICH IS DESIGNATED AS PROPOSAL NO. 2.

 PROPOSAL NO. 3

ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE
COMPANY'S NAMED EXECUTIVE OFFICERS

        In accordance with Section 14A of the Exchange Act, we are providing stockholders with the opportunity to vote on an advisory resolution, commonly known as a "say-on-pay" proposal, approving the Company's executive compensation as reported in this proxy statement:

  RESOLVED, that the stockholders approve the compensation of the named executive officers of United Continental Holdings, Inc., as disclosed in the proxy statement for the 2017 Annual Meeting of Stockholders under the section captioned "Executive Compensation" including the Compensation Discussion and Analysis, the compensation tables, the accompanying footnotes, and the related disclosure contained therein.

        At the 2011 annual meeting of stockholders, stockholders were asked to cast a non-binding advisory vote on whether the say-on-pay vote should be held every year, every two years or every three years (the "Frequency Vote"). A majority of stockholders voting on the matter indicated a preference for holding the say-on-pay vote on an annual basis. Accordingly, the Board resolved that the non-binding advisory vote to approve the compensation of the Company's named executive officers will be held on an annual basis at least until the 2017 Frequency Vote (Proposal 4). At the Company's annual meeting on June 8, 2016, approximately 97% of the votes cast were voted in favor of the "say-on-pay" proposal.

        Our executive compensation program for 2016 is described in this proxy statement under the section captioned "Executive Compensation" including the Compensation Discussion and Analysis ("CD&A"), the compensation tables, the accompanying footnotes and the related disclosure contained therein.

        As discussed in the CD&A, our executive compensation programs are designed to achieve the following objectives: (i) aligning the interests of our stockholders and executives; (ii) linking executive pay to Company performance; and (iii) attracting, retaining and appropriately rewarding our executives in line with market practices.

        Our 2016 executive compensation policies and practices include the following features, which we believe illustrate our commitment to corporate governance "best practices" and the principles described in the CD&A:

  •
  Multiple performance metrics aimed at stockholder value.  We utilize multiple performance metrics (pre-tax income, customer satisfaction (measured by on-time arrivals), ROIC, relative pre-tax margin, and stock price) to motivate and reward achievements that we believe are complementary of one another and that contribute to the long-term creation of stockholder value.

  •
  Focus on both relative and absolute performance goals.

  •
  Pay is targeted with reference to peer group median levels.

  •
  Balanced peer group companies.  We have maintained the same standards for our peer group since it was established in 2011. Our peer group for compensation benchmarking purposes was carefully selected to include well-run companies in general industry, with a primary focus on airlines, aerospace and transportation companies; companies of similar revenue size (i.e., 0.5-2.0 times UAL's revenue); and the largest U.S.-based airlines (regardless of revenue range).

  •
  "Double-triggers" on change in control.  Our annual long-term incentive grants have "double-trigger" accelerated vesting provisions. A "double-trigger" means that acceleration of vesting requires two events: first, the transaction that represents the change in control, and second, a qualified termination of service, such as an involuntary termination without "cause."

  •
  No change in control tax indemnity.  Company policy prohibits excise tax indemnity for change in control transactions.

  •
  Stock ownership guidelines.  Our named executive officers are subject to stock ownership guidelines based on a multiple of base salary. These guidelines were revised most recently in February 2017. The changes increased the target ownership levels and eliminated the counting of cash-settled equity awards toward the specified ownership levels. The current ownership guidelines for our NEOs are as follows: CEO—6x base salary; President—4x base salary; EVP—3x base salary; and SVP—2x base salary. A newly hired or promoted executive has five years to achieve the stock ownership targets set forth in the guidelines.

  •
  Prohibition on pledging and hedging.  We maintain a securities trading policy, which prohibits pledging and hedging Company securities by our officers and directors.

  •
  "Claw-back" provision.  Our programs include claw-back provisions, requiring the return of incentive payments in certain financial restatement situations.

  •
  Profit sharing hurdle.  No annual incentives are paid to officers unless other employees receive a profit-sharing payment for the year.

  •
  Risk mitigation.  Our executive pay programs have been designed to discourage excessive risk-taking by our executives.

  •
  Standardized severance policies.  We maintain standardized severance policies for our officers, other than the CEO. We previously eliminated employment agreements for all officers other than our CEO.

  •
  Annual say-on-pay vote.  We have adopted an annual say-on-pay policy for our say-on-pay vote as recommended by our stockholders at our 2011 annual meeting. The say-when-on-pay proposal included in this proxy statement (Proposal 4) includes a recommendation to continue the annual vote for say-on-pay.

  •
  Communication with investors.  We communicate with the investment community regarding our performance that is linked to our incentive awards.

  •
  Independent Compensation Committee.  The Compensation Committee is comprised solely of independent directors and approves all compensation for our Section 16 reporting officers.

  •
  Independent Compensation Consultant.  The Compensation Committee has retained an independent compensation consultant, who provides services directly to the Compensation Committee, and has adopted an "Independent Executive Compensation Consultant Conflict of Interest Policy," compliance with which is regularly monitored by the Compensation Committee.

        We urge our stockholders to read the CD&A section of this proxy statement, which discusses in greater detail how our 2016 executive compensation program implemented our guiding principles. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement.

        Because this vote is advisory, it will not be binding upon the Board. Moreover, this vote will not be construed as overruling a decision by the Board, creating or implying any additional fiduciary duty by the Board, or restricting or limiting the ability of the Company's stockholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, WHICH IS DESIGNATED AS PROPOSAL NO. 3.

 PROPOSAL NO. 4

ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE
COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

        The Dodd-Frank Act requires us to include, at least once every six years, an advisory vote to approve how often the Company will hold a "say-on-pay" vote. Stockholders may select "one," "two" or "three" years for such frequency (or may abstain from voting) pursuant to the following advisory resolution:

  RESOLVED, that the stockholders recommend United Continental Holdings, Inc. to include an advisory vote on the compensation of its named executive officers pursuant to Section 14A of the Securities Exchange Act every:

  •
  one year (annual);

  •
  two years (biennial); or

  •
  three years (triennial).

        Even though this vote will neither be binding on the Company or the Board, the Board will take into account the outcome of this vote in making a determination on the frequency at which advisory votes on executive compensation will be included in the Company's Proxy Statement.

        An annual vote on executive compensation will encourage open communication with our stockholders on our pay practices and will provide us with stockholder input on our new compensation programs in a timely manner. Therefore, the Board believes that an annual "say-on-pay" vote is in the best interests of the Company and its stockholders.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR "ONE YEAR" AS THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, WHICH IS DESIGNATED AS PROPOSAL 4.

PROPOSAL NO. 5

APPROVAL OF UNITED CONTINENTAL HOLDINGS, INC. 2017 INCENTIVE COMPENSATION PLAN

        At the Annual Meeting, our stockholders will be asked to approve the United Continental Holdings, Inc. 2017 Incentive Compensation Plan (the "2017 Plan"). The 2017 Plan was approved by the Board on February 23, 2017, subject to stockholder approval, and will replace the United Continental Holdings, Inc. 2008 Incentive Compensation Plan (the "2008 Plan"). As of March 29, 2017, there were approximately 600,300 shares of Common Stock that remained available for future issuances under the 2008 Plan and which will cease to be available for future grants if the 2017 Plan is approved by stockholders. If the 2017 Plan is approved by stockholders, we will continue to be able to make awards of long-term equity incentives, which we believe are critical for attracting, motivating, rewarding and retaining a talented management team who will contribute to our success. The Company believes that it has used equity in a reasonable manner.

General

        Under the 2017 Plan, the Company may grant: nonqualified stock options; incentive stock options (within the meaning of Section 422 of the Code); stock appreciation rights ("SARs"); restricted shares; restricted share units ("RSUs"); performance compensation awards; performance units; cash incentive awards; other equity-based and equity-related awards; and dividends and dividend equivalents (collectively, the "Awards").

        Total shares outstanding as of March 29, 2017 was 314,518,909. As of March 29, 2017, 475,518 options were outstanding with a weighted average exercise price of $50.68 and weighted average remaining term of 6.7 years. In addition, as of March 29, 2017, there were 271,764 restricted share awards outstanding and 1,395,816 stock-settled restricted share units outstanding. As of March 29, 2017, there were no other outstanding stock-settled Awards under the Company's 2008 Plan. See "Beneficial Ownership of Securities—Equity Compensation Plan Information" for information as of December 31, 2016 regarding the number of shares of our Common Stock that may be issued under the Company's equity compensation plans.

Purpose of the 2017 Plan

        The purpose of the 2017 Plan is to promote the interests of the Company and its stockholders by (i) aligning the interests of the Company's stockholders and award recipients by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) providing opportunities to link compensation of award recipients to the Company's short-term and/or long-term performance, and (iii) attracting, retaining and rewarding officers and employees (including prospective officers and employees) through compensation opportunities designed to motivate such persons to act in the best interests of the Company and its stockholders.

Certain Features of the 2017 Plan

        The following features of the 2017 Plan are designed to reinforce alignment between the equity compensation arrangements awarded pursuant to the 2017 Plan and our stockholders' interests:

  •
  10,000,000 shares of Common Stock will initially be available for Awards under the 2017 Plan;

  •
  No discounting of stock options or SARs;

  •
  No repricing or replacement of underwater stock options or SARs without stockholder approval;

  •
  No dividend equivalents on stock options or SARs;

  •
  Dividends and dividend equivalents paid with respect to Awards other than options and SARs will be subject to the same restrictions as the underlying Award;

  •
  No liberal definition of "change of control;" and

  •
  Awards granted under the 2017 Plan will be subject to any clawback policy adopted by the Company, as in effect from time to time.

Description of the 2017 Plan

        The following description is qualified in its entirety by reference to the plan document, a copy of which is attached as Appendix B and incorporated into this proxy statement by reference.

Administration

        The 2017 Plan will be administered by the Compensation Committee of the Board, or a subcommittee thereof, or such other committee of the Board as may be designated by the Board to administer the plan (the "Committee"). Subject to the terms of the 2017 Plan and applicable law, the Committee will have sole authority to administer the 2017 Plan, including, but not limited to, the authority to (i) designate plan participants, (ii) determine the type or types of Awards to be granted to a participant, (iii) determine the number of shares of Common Stock to be covered by Awards, (iv) determine the terms and conditions of Awards, (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the 2017 Plan, (vii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it should deem appropriate for the proper administration of the 2017 Plan, (viii) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, and (ix) make any other determination and take any other action that the Committee deemed necessary or desirable for the administration of the 2017 Plan.

        The Committee may delegate some or all of its power and authority under the 2017 Plan to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, or to one or more senior officers of the Company as the Committee deems appropriate, except that (i) it may not delegate its power and authority to the Board (or any members thereof) or senior officers of the Company with regard to Awards to persons who are "covered employees" (within the meaning of Section 162(m) of the Code) or are likely to become such while an Award is outstanding and (ii) it may not delegate its power and authority to a member of the Board or senior officers of the Company with regard to the selection for participation in the 2017 Plan of an officer or other employee subject to Section 16 of the Exchange Act.

Available Shares

        Subject to adjustment for changes in capitalization in accordance with the terms of the 2017 Plan, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan, other than substitute awards in a corporate transaction, is 10,000,000, all of which may be delivered as incentive stock options. On March 29, 2017, the closing sales price per share of our Common Stock as reported on the NYSE was $69.85.

        Each share with respect to which any Award denominated in shares is granted under the 2017 Plan will reduce the aggregate number of shares available under the 2017 Plan by one. Upon exercise of a stock-settled SAR, each share with respect to which such stock-settled SAR was exercised would be counted as one share against the aggregate number of shares available under the 2017 Plan, regardless of the number of shares actually delivered upon settlement of such stock-settled SAR.

        If, after the effective date of the 2017 Plan, any Award granted under the 2017 Plan or the 2008 Plan, other than a substitute award granted in connection with a corporate transaction, (i) is forfeited, or otherwise expires, terminates or is canceled without the delivery of all of the shares subject to such Award (including the forfeiture of shares subject to a performance-based Award due to the failure to achieve the maximum level of performance) or (ii) is settled in cash, then the shares covered by such Award would again be available to be delivered pursuant to Awards under the 2017 Plan. In addition, shares subject to an Award under the 2017 Plan will again be available for issuance under the 2017 Plan if such shares are delivered to or withheld by the Company to pay the withholding taxes related to an outstanding Award. Shares of Common Stock subject to an Award under the 2017 Plan or the 2008 Plan will not again be available for issuance under the 2017 Plan if such shares are (x) shares that were subject to an option or a stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (y) shares delivered to or withheld by the Company to pay the purchase price related to an outstanding Award, or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise.

        Subject to adjustment for changes in capitalization in accordance with the terms of the 2017 Plan, (i) in the case of Awards that are settled in shares, the maximum aggregate number of shares of Common Stock with respect to which Awards may be granted during any fiscal year of the Company to any person is 1,000,000 and (ii) in the case of Awards that are settled in cash based on the fair market value of a share, the maximum aggregate amount of cash that may be paid pursuant to Awards granted during any fiscal year of the Company to any person will be equal to the per share fair market value as of the relevant vesting, payment or settlement date multiplied by 1,000,000. In the case of Awards other than those described in the preceding sentence, the maximum aggregate amount of cash and other property (valued at fair market value) other than shares that may be paid or delivered pursuant to Awards under the 2017 Plan to any person during any fiscal year of the Company is $10,000,000. Each of the per person limits described in the preceding two sentences will be multiplied by two for Awards granted to a participant in the year in which the participant's employment with the Company commences.

Change of Control

        Unless otherwise provided in an Award agreement, in the event of a change of control of the Company, the Board (as constituted prior to such change of control) may, in its discretion, provide that (i) some or all outstanding options and SARs will become exercisable in full or in part, either immediately upon the change of control or upon a subsequent termination of employment (other than voluntary or for cause termination events), (ii) the time-based vesting requirements applicable to some or all outstanding Awards will lapse in full or in part, either immediately upon the change of control or upon a subsequent termination of employment (other than voluntary or for cause termination events), (iii) the performance period applicable to some or all outstanding Awards will lapse in full or in part, and (iv) the performance goals applicable to some or all outstanding Awards will be deemed satisfied at the target or actual level of performance. In addition, in the event of a change of control, the Board may, in its discretion, require that shares of stock of the company resulting from such change of control, or the parent thereof, be substituted for some or all of the shares of Common Stock subject to outstanding Awards and/or require outstanding Awards, in whole or in part, to be surrendered to the Company in exchange for a payment of cash, shares of capital stock in the company resulting from the change of control, or the parent thereof, or a combination of cash and shares.

        Under the terms of the 2017 Plan, a change of control is generally defined as (i) the consummation of a merger or consolidation that results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent less than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (ii) the acquisition of securities of the Company representing 25% or more of the total combined voting power of the Company's then outstanding securities by any person or entity, or group of persons or entities acting in concert, subject to certain exceptions, (iii) the disposition by the Company of all or substantially all of the Company's assets to an entity, other than an entity of which at least 80% of the combined voting power of the voting securities are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, (iv) stockholder approval of a liquidation of the Company, or (v) change in the composition of the majority of our Board over a 12-month period.

Award Agreements

        Each Award will be evidenced by an Award agreement, which will be delivered to the participant and will specify the terms and conditions of the Award and any rules applicable thereto. Notwithstanding anything contained in the 2017 Plan to the contrary, the Committee may approve an Award agreement that, upon the termination of a participant's employment, provides that, or may, in its sole discretion based on a review of all relevant facts and circumstances, otherwise take action regarding an Award agreement such that (i) any or all outstanding options and SARs will become exercisable in part or in full, (ii) all or a portion of the time-based vesting requirements applicable to any outstanding Award will lapse, (iii) all or a portion of the performance period applicable to any outstanding Award will lapse and (iv) the performance goals applicable to any outstanding Award (if any) will be deemed to be satisfied at the target or any other level.

No Repricing

        Under the terms of the 2017 Plan, in no event may any stock option or SAR (i) be amended to decrease the exercise price thereof, (ii) be cancelled at a time when its exercise price exceeds the fair market value of the underlying shares in exchange for another Award or any cash payment, or (iii) be subject to any action that would be treated, for accounting purposes, as a "repricing" of such option or SAR, unless such amendment, cancellation, or action is approved by the Company's stockholders, other than in connection with a change of control or pursuant to the adjustment provisions of the 2017 Plan.

Clawback of Awards

        Awards granted under the 2017 Plan and any cash payment or shares of Common Stock delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award agreement or any clawback or recoupment policy which the Company may adopt from time to time, including any policy which the Company may be required to adopt under the Dodd-Frank Act or as otherwise required by law.

Transferability of Awards

        Awards generally will not be transferable, except by will or the laws of descent and distribution, provided that, unless prohibited by the applicable Award agreement, Awards may be transferred for no consideration to immediate family members, family partnerships and family trusts and other individuals and entities that are considered "family members" within the meaning of the instructions to Registration Statements on Form S-8 under the Securities Act of 1933. In no event may any Award be transferred to any third party in exchange for value.

Effective Date, Termination and Amendment

        The 2017 Plan became effective on February 23, 2017, the date of its adoption by the Board, subject to stockholder approval at the Annual Meeting. The 2017 Plan will terminate as of the tenth anniversary of the date of such stockholder approval, unless earlier terminated by the Board. The

Board may amend the 2017 Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and any rule of the NYSE. No modification, amendment or termination of the 2017 Plan that is materially adverse to a participant will be effective without the consent of the affected participant, unless otherwise provided by the Committee in the applicable Award agreement.

        Subject to the prohibition on stock option and SAR repricings, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award previously granted, prospectively or retroactively. However, unless otherwise provided by the Committee in the applicable Award agreement or in the 2017 Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any participant with respect to any Award previously granted will not be effective without the consent of the affected participant.

Eligibility

        Participants in the 2017 Plan will consist of such officers or employees (including any prospective officer or employee) of the Company and its affiliates as selected by the Committee. As of March 29, 2017, all 88,000 employees of the Company would be eligible to participate in the 2017 Plan if selected by the Committee; however, our historical practice has been to limit participation to officers and management employees at levels 1 through 4, representing approximately 3,800 officers and employees.

Types of Awards

        Stock Options.    The Committee will be permitted to grant both incentive stock options and nonqualified stock options under the 2017 Plan. The exercise price for options may not be less than the fair market value (as defined in the 2017 Plan) of a share of Common Stock on the grant date. Options will vest and become exercisable as set forth in the applicable Award agreement. Provisions regarding the exercisability of options following termination of employment, other than as a result of death or disability, would be as set forth in the applicable Award agreement. Except as otherwise provided for in an Award agreement, in the event of a termination of a participant's employment due to death or disability (as defined in the 2017 Plan), unvested options would immediately vest and all options held by the participant would remain exercisable for 12 months following such termination of employment. Notwithstanding any provision in the 2017 Plan, in no event will an option be exercisable more than ten years after its grant date. The 2017 Plan prohibits the payment of dividend equivalents with respect to options.

        Stock Appreciation Rights.    The Committee will be permitted to grant SARs under the 2017 Plan. The exercise price for SARs will not be less than the fair market value (as defined in the 2017 Plan) of a share of our Common Stock on the grant date. Upon exercise of an SAR, the holder will receive cash, shares of our Common Stock, other securities, other Awards, other property or a combination of any of the foregoing, as determined by the Committee, equal in value to the excess, if any, of the fair market value of a share of our Common Stock on the date of exercise of the SAR over the exercise price of the SAR. Subject to the provisions of the 2017 Plan and the applicable Award agreement, the Committee will determine the vesting criteria, term, methods of exercise, and any other terms and conditions of any SAR. Provisions regarding the exercisability of SARs following termination of employment, other than as a result of death or disability, will be as set forth in the applicable Award agreement. Except as otherwise provided for in an Award agreement, in the event of termination of a participant's employment due to death or disability (as defined in the 2017 Plan), unvested SARs will immediately vest and all SARs held by the participant will remain exercisable for 12 months following such termination. Notwithstanding any provision in the 2017 Plan, in no event would an SAR be exercisable more than ten years after its grant date. The 2017 Plan prohibits the payment of dividend equivalents with respect to SARs.

        Restricted Shares and Restricted Stock Units.    Subject to the provisions of the 2017 Plan, the Committee will be permitted to grant restricted shares and RSUs. Restricted shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the 2017 Plan or the applicable Award agreement. Restricted shares will be evidenced in such manner as the Committee determines.

        An RSU may be granted with respect to one share of Common Stock or have a value equal to the fair market value of one such share. Upon the lapse of restrictions applicable to an RSU, the RSU may be paid in cash, shares of our Common Stock, other securities, other Awards or other property, as determined by the Committee, or in accordance with the applicable Award agreement. In connection with each grant of restricted shares, except as provided in the applicable Award agreement, the holder would be entitled to the rights of a stockholder (including the right to vote) in respect of such restricted shares. Except as otherwise provided for in an Award agreement, in the event of termination of a participant's employment due to death or disability (as defined in the 2017 Plan), unvested restricted shares and RSUs subject to time-based vesting restrictions will immediately vest upon such termination.

        Performance Units.    Subject to the provisions of the 2017 Plan, the Committee may grant performance units to participants. Performance units will have an initial value established by the Committee (or that was determined by reference to a valuation formula specified by the Committee) at the time of the grant. In its discretion, the Committee may set performance goals that, depending on the extent to which they were met during a specified performance period, will determine the number and/or value of performance units that would be paid out to the participant. The Committee, in its sole discretion, will be permitted to pay earned performance units in the form of cash, shares of our Common Stock or any combination thereof that would have an aggregate fair market value equal to the value of the earned performance units at the close of the applicable performance period. The determination of the Committee with respect to the form and timing of payout of performance units will be set forth in the applicable Award agreement.

        Cash Incentive Awards.    Subject to the provisions of the 2017 Plan, the Committee will be permitted to grant cash incentive Awards payable upon the attainment of performance goals.

        Other Stock-Based Awards.    Subject to the provisions of the 2017 Plan, the Committee will be permitted to grant to participants other equity-based or equity-related compensation Awards, including vested stock. The Committee will determine the amounts and terms and conditions of any such Awards.

        Dividends and Dividend Equivalents.    In the discretion of the Committee, an Award, other than an option, SAR or a cash incentive Award, may provide the participant with dividends or dividend equivalents, payable in cash, shares, other securities, other Awards or other property on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, (A) withholding of such amounts by the Company subject to vesting of the Award or (B) reinvestment in additional shares, restricted shares or other Awards; provided, however, that any dividends or dividend equivalents shall be subject to the same restrictions as the underlying Award to which they relate.

        Performance Compensation Awards.    The Committee will be permitted to designate any Award granted under the 2017 Plan (other than options and SARs) as a performance compensation Award in order to qualify such Award as "performance-based compensation" under Section 162(m) of the Code. The performance criteria that will be used to establish the performance goal(s) with respect to performance compensation Awards will be based on the attainment of specific levels of performance of the Company or any of its subsidiaries, affiliates, divisions or operational units, or any combination of the foregoing, and will be limited to the following: (A) net income before or after taxes; (B) earnings before interest, taxes, depreciation and amortization ("EBITDA") or EBITDA margin; (C) earnings before interest, taxes, depreciation, amortization and rent; (D) operating income; (E) earnings per share; (F) total shareholder return, return on shareholders' equity, or shareholder value appreciation; (G) return on investment or capital; (H) return on assets; (I) net operating profit; (J) share price; (K) profitability/profit margins; (L) market share (in the aggregate or by segment); (M) revenues or sales (in the aggregate or by segment) (based on units and/or dollars); (N) costs (including cost reductions or costs by category (e.g. interest expense); (O) cash flow; (P) cost per available seat mile (CASM); (Q) CASM ex-fuel; (R) economic value added; or (S) strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to on-time arrivals, on-time departures, baggage delivery, customer satisfaction, employee satisfaction, or any combination of the foregoing.

        Such performance criteria may be applied on an absolute basis and/or be relative to one or more peer companies of the Company or indices or any combination thereof. The Committee is authorized at any time during the first 90 days of a performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the performance compensation Awards granted to any participant for the performance period to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code), in its sole and plenary discretion, to include or exclude objectively determinable components of any performance measure, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

        In the case of any performance compensation Award that is subject to performance-based vesting conditions, such performance compensation Award will be payable, in the discretion of the Committee, in cash or in restricted shares, RSUs or fully vested shares of equivalent value, in each case, as specified in the Award agreement, and will be subject to such other terms as determined by the Committee in its discretion and set forth in the Award agreement.

New Plan Benefits

        The number of stock options and other forms of Awards that will be granted under the 2017 Plan is not currently determinable.

Federal Income Tax Consequences

        The following is a brief summary of certain United States federal income tax consequences generally arising with respect to Awards under the 2017 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2017 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2017 Plan. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant's particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any Awards.

Section 162(m)

        Section 162(m) generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation's 162(m) Covered Employees. However, "qualified performance-based compensation" is not subject to the $1 million deduction limit. To qualify as performance based-compensation, the following requirements must be satisfied: (1) the performance goals are determined by a committee consisting solely of two or more "outside directors;" (2) the material terms under which the compensation is to be paid, including the performance goals, are approved by the corporation's stockholders; and (3) the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. Compensation payable with respect to stock options and SARs will be considered payable solely on account of the attainment of pre-established objective performance measures (i) if such Award has a purchase or base price at least equal to the fair market value of the underlying stock on the date of grant, (ii) if such Award is granted by a committee, or a subcommittee thereof, consisting solely of two or more "outside directors," and (iii) if the plan under which the stock option or SAR is granted states the maximum number of shares with respect to which stock options or SARs may be granted during a specified period to any employee.

Stock Options

        A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction (except to the extent the deduction limits of Section 162(m) apply). A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition, and (2) the excess of the fair market value of those shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction (except to the extent the deduction limits of Section 162(m) apply).

SARs

        A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Stock Awards

        A participant will not recognize taxable income at the time restricted shares are granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) apply.

        A participant will not recognize taxable income at the time RSUs or performance units are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of the RSUs or performance units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

        A participant who receives shares of Common Stock that are not subject to any restrictions under the Plan will recognize compensation taxable as ordinary income on the date of grant in an amount equal to the fair market value of such shares on that date, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Cash Incentive Awards

        A participant will not recognize taxable income at the time a cash incentive Award is granted and the Company will not be entitled to a tax deduction at that time. Upon payment of a cash incentive Award, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

General

        Any compensation includable in the gross income of a 2017 Plan participant will generally be subject to applicable federal, state and local income tax withholding.

Recommendation of the Board

        THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE 2017 PLAN, WHICH IS DESIGNATED AS PROPOSAL NO. 5.

 SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

        If a stockholder of record wishes to submit a proposal for inclusion in next year's proxy statement for the annual meeting, the proposal must be received by the Company no later than December 22, 2017 and otherwise comply with SEC rules. Failure to otherwise comply with SEC rules will cause the proposal to be excluded from the proxy materials. All notices must be submitted to the Corporate Secretary—United Continental Holdings, Inc., 233 S. Wacker Drive, Chicago, Illinois 60606.

        Stockholders who intend to submit director nominees for inclusion in the Company's proxy materials for the 2018 annual meeting of stockholders must comply with the requirements of proxy access as set forth in the Bylaws. The stockholder or group of stockholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to the Company no earlier than November 22, 2017, and no later than December 22, 2017.

        To propose business or nominate a director at the 2018 annual meeting of stockholders without inclusion of such matters in our proxy materials, proper notice must be submitted by a stockholder of record no earlier than January 24, 2018 and no later than February 23, 2018 in accordance with the Bylaws. The notice must contain the information required by the Bylaws. No business proposed by a stockholder can be transacted at the 2018 annual meeting of stockholders, and no nomination by a stockholder will be considered, unless the notice satisfies the requirements of the Bylaws. If we do not receive timely notice of any other matter that a stockholder wishes to raise at the 2018 annual meeting of stockholders, the Bylaws provide that the matter shall not be transacted and the nomination shall not be considered.

ANNUAL REPORT

        A copy of our 2016 Form 10-K has been made available with this proxy statement and is also available at http://www.envisionreports.com/ual. Additional copies of the 2016 Form 10-K and this Notice of Annual Meeting and proxy statement, and accompanying proxy card, may be obtained from the Corporate Secretary—United Continental Holdings, Inc., 233 S. Wacker Drive, Chicago, Illinois 60606.

        COPIES OF OUR 2016 FORM 10-K FILED WITH THE SEC MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE CORPORATE SECRETARY—UNITED CONTINENTAL HOLDINGS, INC., 233 S. WACKER DRIVE, CHICAGO, ILLINOIS 60606. YOU CAN ALSO OBTAIN A COPY OF OUR 2016 FORM 10-K AND OTHER PERIODIC FILINGS AT THE COMPANY'S WEBSITE AT IR.UNITED.COM OR FROM THE SEC'S EDGAR DATABASE AT WWW.SEC.GOV.

OTHER BUSINESS

        The Company knows of no other matters to be submitted to stockholders at the Annual Meeting, other than the proposals referred to in this proxy statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the proxy holders to vote the shares represented thereby on such matters in accordance with the Board's recommendations.

APPENDIX A

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

        The Company evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America ("GAAP") and non-GAAP financial measures, including pre-tax income excluding special charges and return on invested capital ("ROIC"). The Company believes that adjusting for special items is useful because the special items are non-recurring items not indicative of the Company's ongoing performance. For additional information related to special items, see "Note 16—Special Items" in the 2016 Form 10-K. ROIC is a non-GAAP financial measure that we believe provides useful supplemental information for management and investors by measuring the effectiveness of our operations' use of invested capital to generate profits. 2016 ROIC is calculated as the Company's net operating profit after tax ("NOPAT") divided by the Company's average invested capital (as defined in the Performance-Based RSU Program). Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to the most closely comparable financial measures reported on a GAAP basis (in millions, except ratios).

	2016
Pre-tax income	$3,819
Less: Special items before income tax benefit	643

Pre-tax income excluding special items	4,462
NOPAT adjustments	998	(a)

NOPAT	$5,460

Effective tax rate	0.3	%(b)
Invested Capital (five-quarter average):
Total assets	$40,435
Invested capital adjustments	12,182	(c)

Average invested capital	$28,253

Return on invested capital	19.3%

(a)
NOPAT adjustments include: adding back (net of tax shield) interest expense, the interest component of capitalized aircraft rent, and net interest on pension.

(b)
Effective cash tax rate is calculated by dividing cash taxes paid by adjusted pre-tax income.

(c)
Invested capital adjustments include: adding back capital aircraft rent (at 7.0x) and deferred income taxes, less advance ticket sales, frequent flyer deferred revenue, tax valuation allowance, and other non-interest bearing liabilities.

A-1

APPENDIX B

UNITED CONTINENTAL HOLDINGS, INC.
2017 INCENTIVE COMPENSATION PLAN

1.    Purpose

        The purpose of this United Continental Holdings, Inc. 2017 Incentive Compensation Plan (the "Plan") is to promote the interests of United Continental Holdings, Inc. and its stockholders by (i) aligning the interests of the Company's stockholders and award recipients by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) providing opportunities to link compensation of award recipients to the Company's short-term and/or long-term performance, and (iii) attracting, retaining and rewarding officers and employees (including prospective officers and employees) through compensation opportunities designed to motivate such persons to act in the best interests of the Company and its stockholders;

        This Plan replaces the United Continental Holdings, Inc. 2008 Incentive Compensation Plan, as amended from time to time (the "Prior Plan"), which Prior Plan shall be automatically terminated and replaced and superseded by this Plan on the date on which this Plan is approved by the Company's stockholders, except that any outstanding awards granted under the Prior Plan shall remain in effect pursuant to their terms. In addition, effective February 23, 2017, the Board terminated the Company's ability to grant any new equity award pursuant to the United Continental Holdings, Inc. Incentive Plan 2010, as amended from time (the "IP 2010), provided that any outstanding awards granted under the IP 2010 shall remain in effect pursuant to their terms.

2.    Definitions

        As used herein, the following terms shall have the meanings set forth below:

  (a)
  "Affiliate" means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and/or (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

  (b)
  "Award" means any award that is permitted under Section 6 and granted under the Plan.

  (c)
  "Award Agreement" means any written or electronic agreement, contract or other instrument or document evidencing any Award, which may, but need not, require execution or acknowledgment by a Participant.

  (d)
  "Board" means the Board of Directors of the Company.

  (e)
  "Cash Incentive Award" means an Award (i) that is granted pursuant to Section 6(g), (ii) that is settled in cash and (iii) the value of which is set by the Committee and is not calculated by reference to the Fair Market Value of Shares.

  (f)
  "Change of Control" shall mean the first of the following events to occur:

  (A)
  there is consummated a merger or consolidation to which the Company or any Subsidiary of the Company is a party if the merger or consolidation would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) less than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation;

  (B)
  the direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) in the aggregate of securities of the Company representing 25% or more of the total combined voting power of the Company's then issued and outstanding securities is acquired by any person or entity, or group of associated persons or entities acting in concert; provided, however, that for purposes hereof, the following acquisitions shall not constitute a Change of Control: (1) any acquisition by the Company or any of its Subsidiaries; (2) any acquisition by any employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or any corporation controlled by the Company; (3) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities; (4) any acquisition by a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company and (5) any acquisition in connection with a merger or consolidation which, pursuant to paragraph (A) above, does not constitute a Change of Control;

    (C)
    there is consummated a transaction contemplated by an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale;

    (D)
    the stockholders of the Company approve any plan or proposal for the liquidation of the Company; or

    (E)
    the occurrence within any 12-month or shorter period of a change in the composition of the Board such that the "Continuity Directors" cease for any reason to constitute at least a majority of the Board. For purposes of this subparagraph, "Continuity Directors" means (1) those members of the Board who were directors on the date hereof and (2) those members of the Board (other than a director whose initial assumption of office was as a result of an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) who were elected or appointed by, or on the nomination or recommendation of, at least a two-thirds majority of the then-existing directors who either were directors on the date hereof or were previously so elected or appointed.

  (g)
  "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

  (h)
  "Committee" means the Compensation Committee of the Board, or a subcommittee thereof, or such other committee of the Board as may be designated by the Board to administer the Plan.

  (i)
  "Company" means United Continental Holdings, Inc., a corporation organized under the laws of Delaware, together with any successor thereto.

  (j)
  "Disability" means disability of a Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code; provided, however, if an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) and payment of such amount is intended to be triggered pursuant to Section 409A(a)(ii) of the Code by a Participant's disability, such term shall mean that the Participant is considered "disabled" within the meaning of Section 409A of the Code.

  (k)
  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.

  (l)
  "Exercise Price" means (i) in the case of Options, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (ii) in the case of SARs, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant.

  (m)
  "Fair Market Value" means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the NYSE or such other established stock exchange on which the Shares are principally traded on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, Fair Market Value shall be deemed to be equal to the reported closing price of a Share on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the preceding date for which transactions were reported; provided, however, that if the Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate and in accordance with Section 409A of the Code.

  (n)
  "Incentive Stock Option" means an option to purchase Shares from the Company that (i) is granted under Section 6(b) of the Plan and (ii) is intended to qualify for special Federal income tax treatment pursuant to Section 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

  (o)
  "Independent Director" means a member of the Board (i) who is neither an employee of the Company nor an employee of any Affiliate, and (ii) who, at the time of acting, is a "Non-Employee Director" under Rule 16b-3.

  (p)
  "IRS" means the Internal Revenue Service or any successor thereto and includes the staff thereof.

  (q)
  "NYSE" means the New York Stock Exchange.

  (r)
  "Nonqualified Stock Option" means an option to purchase Shares from the Company that (i) is granted under Section 6(b) of the Plan and (ii) is not an Incentive Stock Option.

  (s)
  "Option" means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

  (t)
  "Participant" means any officer or employee (including any prospective officer or employee) of the Company or its Affiliates who is eligible for an Award under Section 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Rollover Award pursuant to Section 4(c).

  (u)
  "Performance Compensation Award" means an Award (other than an Option or SAR) that (i) is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, (ii) is designated as a Performance Compensation Award by the Committee and (iii) is granted to a Participant pursuant to Section 6(e) of the Plan.

  (v)
  "Performance Criteria" means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award, Performance Unit or Cash Incentive Award under the Plan.

  (w)
  "Performance Formula" means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award, Performance Unit or Cash Incentive Award of a particular Participant, whether all, some portion but less than all, or none of such Award has been earned for the Performance Period.

  (x)
  "Performance Goal" means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

  (y)
  "Performance Period" means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Performance Compensation Award, Performance Unit or Cash Incentive Award.

  (z)
  "Performance Unit" means an Award under Section 6(f) of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee or the Fair Market Value of Shares), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

  (aa)
  "Person" means a "person" as such term is used in Section 13(d) of the Exchange Act.

  (bb)
  "Plan" shall have the meaning specified in Section 1.

  (cc)
  "Prior Plan" shall have the meaning specified in Section 1.

  (dd)
  "Restricted Share" means a Share that is granted under Section 6(d) of the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

  (ee)
  "RSU" means a restricted stock unit Award that is granted under Section 6(d) of the Plan and is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

  (ff)
  "Rule 16b-3" means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

  (gg)
  "SAR" means a stock appreciation right Award that is granted under Section 6(c) of the Plan and that represents an unfunded and unsecured promise to deliver, Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

  (hh)
  "SEC" means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

  (ii)
  "Shares" means shares of common stock of the Company, par value $0.01 per share, or such other securities of the Company (i) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b).

  (jj)
  "Subsidiary" means any entity in which the Company, directly or indirectly, possesses fifty percent (50%) or more of the total combined voting power of all classes of its stock.

  (kk)
  "Substitute Award" shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term "Substitute Award" be construed to refer to an award made in connection with the cancellation and repricing of an Option or SAR.

  (ll)
  "Termination of Employment" means a complete severance of an employee's relationship with the Company and all Affiliates for any reason; provided, however, that if an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) and payment of such amount is intended to be triggered pursuant to Section 409A(a)(i) of the Code by a Participant's separation from service, such term shall mean that the Participant has experienced a "separation from service" within the meaning of Section 409A of the Code.

  (mm)
  "Treasury Regulations" means all proposed, temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

3.    Administration

  (a)
  Composition of Committee.    The Plan shall be administered by the Committee, which shall be composed of one or more directors, as determined by the Board; provided that, to the extent necessary to comply with the rules of the NYSE and Rule 16b-3 and to satisfy any applicable requirements of Section 162(m) of the Code and any other applicable laws or rules, the Committee shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall (i) qualify as "outside directors" under Section 162(m) of the Code and (ii) meet the independence requirements of the NYSE. Notwithstanding the foregoing, in no event shall any action taken by the Committee be considered void or be considered an act in contravention of the terms of the Plan solely as a result of the failure by one or more members of the Committee to be an Independent Director or to satisfy the requirements set forth in clause (i) or (ii) of the immediately preceding sentence.

  (b)
  Authority of Committee.    Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including, but not limited to, the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, including imposing, incidental to the grant of an Award, conditions with respect to the Award, such as limiting competitive employment or other activities or requiring adherence to stock ownership guidelines, (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine the treatment of an Award upon various Termination of Employment events, including terminations due to retirement, without cause or due to good reason, (vii) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee, (ix) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (xi) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (xii) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated; provided, however, that in no event may any Award be amended or any replacement Award be granted in a manner that would violate the prohibitions on repricing of Options and SARs, as set forth in clauses (i), (ii) and (iii) of Section 7(b), and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

  (c)
  Committee Decisions.    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.

  (d)
  Indemnification.    No member of the Board, the Committee or any employee of the Company (each such person, a "Covered Person") shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company from and against (i) any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company's approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person's bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company's Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

  (e)
  Delegation of Authority.    The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, or to one or more senior officers of the Company as the Committee deems appropriate, provided, however, that (i) the Committee may not delegate its power and authority to the Board (or any members thereof) or senior officers of the Company with regard to the grant of an award to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to a member of the Board or senior officers of the Company with regard to the selection for participation in this Plan of an officer or other employee subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other employee.

4.    Shares Available for Awards; Cash Payable Pursuant to Awards

  (a)
  Shares and Cash Available.    Subject to adjustment as provided in Section 4(b), the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan, other than Substitute Awards, shall be equal to 10,000,000, all of which may be delivered pursuant to Incentive Stock Options. Each Share with respect to which any Award denominated in Shares is granted under the Plan shall reduce the aggregate number of Shares that may be delivered under the Plan by one.

      Upon exercise of a stock-settled SAR, each Share with respect to which such stock-settled SAR is exercised shall be counted as one Share against the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan as provided above, regardless of the number of Shares actually delivered upon settlement of such stock-settled SAR.

      If, after the effective date of the Plan, any Award granted under the Plan or the Prior Plan, other than a Substitute Award, (1) is forfeited, or otherwise expires, terminates or is canceled without the delivery of all Shares subject thereto (including the forfeiture of Shares subject to a performance-based award due to the failure to achieve the maximum level of performance), or (2) is settled in cash, then, in the case of clauses (1) and (2), the number of Shares subject to such Award that were not issued with respect to such Award shall again be available under this Plan. In addition, the Shares subject to an Award under this Plan or a Prior Plan shall again be available for issuance under this Plan if such Shares are Shares delivered to or withheld by the Company to pay the withholding taxes related to an outstanding Award. For the avoidance of doubt, any Award granted under the Plan that in accordance with its terms may only be settled in cash, including cash-settled RSUs, shall not reduce the number of Shares available for issuance under the Plan. Notwithstanding the foregoing, Shares subject to an Award under this Plan or a Prior Plan shall not again be available for issuance under this Plan if such Shares are (x) Shares that were subject to an Option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such Option or SAR,

      (y) Shares delivered to or withheld by the Company to pay the purchase price related to an outstanding Award or (z) Shares repurchased by the Company on the open market with the proceeds of an Option exercise.

      The number of Shares available for awards under this Plan shall not be reduced by (i) the number of Shares subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to Awards granted under this Plan (subject to applicable stock exchange requirements).

      Subject to adjustment as provided in Section 4(b), (A) in the case of Awards that are settled in Shares, the maximum aggregate number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company under the Plan shall be 1,000,000 (each such Share counting as one Share for purposes of this clause (A)), and (B) in the case of Awards that are settled in cash based on the Fair Market Value of a Share, the maximum aggregate amount of cash that may be paid pursuant to Awards granted to any Participant in any fiscal year of the Company under the Plan shall be equal to the per Share Fair Market Value as of the relevant vesting, payment or settlement date multiplied by the number of Shares described in the preceding clause (A). In the case of all Awards other than those described in the preceding sentence, the maximum aggregate amount of cash and other property (valued at its Fair Market Value) other than Shares that may be paid or delivered pursuant to Awards under the Plan to any Participant in any fiscal year of the Company shall be equal to $10,000,000. Notwithstanding the foregoing, each of the per person limits set forth in this paragraph shall be multiplied by two for Awards granted to a Participant in the year in which such Participant's employment with the Company commences.

  (b)
  Adjustments for Changes in Capitalization and Similar Events.

  (i)
  In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off or any other event that constitutes an "equity restructuring" (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) with respect to Shares, the Committee shall, in the manner determined by the Committee to be appropriate or desirable, adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan (including pursuant to Incentive Stock Options) and (2) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company, in each case, as provided in Section 4(a), and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price, if applicable, with respect to any Award; provided, that, such adjustments to be made in the case of outstanding Options and SARs shall be in accordance with Section 409A of the Code.

    (ii)
    In the event that the Committee determines that any reorganization, merger, consolidation, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may (A) in such manner as it may deem appropriate or desirable, adjust any or all of (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (X) the maximum aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan and (Y) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company, in each case, as provided in Section 4(a), and (2) the terms of any outstanding Award, including (X) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (Y) the Exercise Price, if applicable, with respect to any Award, (B) if deemed appropriate or desirable by the Committee, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (C) if deemed appropriate or desirable by the Committee, cancel and terminate any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

  (c)
  Sources of Shares Deliverable Under Awards.    Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

5.    Eligibility

        Any officer or employee (including any prospective officer or employee) of the Company or any of its Affiliates shall be eligible to be designated a Participant.

6.    Awards

  (a)
  Types of Awards.    Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Performance Compensation Awards, (vi) Performance Units, (vii) Cash Incentive Awards, and (viii) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.

  (b)
  Options.

  (i)
  Grant.    Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Options shall be granted, (B) subject to Section 4(a), the number of Shares subject to Options to be granted to each Participant, (C) whether each Option will be an Incentive Stock Option or a Nonqualified Stock Option and (D) the conditions and limitations applicable to the vesting and exercise of each Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if, for any reason, such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to Nonqualified Stock Options. Options are intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

    (ii)
    Exercise Price.    The Exercise Price of each Share covered by an Option shall be not less than 100% of the Fair Market Value of such Share, determined as of the date the Option is granted; provided, however, in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or Subsidiary, the per-Share Exercise Price shall be no less than the price (currently 110% of Fair Market Value) required by the Code on the date of the grant.

    Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the per-Share Exercise Price of the Shares subject to such Option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

    (iii)
    Vesting and Exercise.    Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise. An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Award is exercised has been received by the Company. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and, except as expressly set forth in Sections 4(a) and 4(c), in the number of Shares that may be available for purposes of the Plan, by the number of Shares as to which the Option is exercised. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any conditions relating to the application of Federal or state securities laws, as it may deem necessary or advisable. In the event of a Participant's Termination of Employment due to death or Disability, the terms of Section 9(a) shall apply with respect to such Participant's outstanding Options.

    (iv)
    Payment.    No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company (or the Company has withheld in accordance with Section 10(d)) an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, in the Committee's sole and plenary discretion as specified in the Award Agreement, (1) by delivery (either actual delivery or by attestation procedures established by the Company) of Shares (2) authorizing the Company to withhold whole Shares, (3) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price, or (4) through any other method (or combination of methods) as approved by the Committee; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to or withheld by the Company, together with any Shares tendered to or withheld by the Company in accordance with Section 10(d), as of the date of such tender or withholding is at least equal to such aggregate Exercise Price and the amount of any Federal, state, local or foreign income or employment taxes required to be withheld, if applicable.

    (v)
    Dividend Equivalents.    Notwithstanding anything in an Award Agreement to the contrary, the holder of an Option shall not be entitled to receive dividend equivalents with respect to the number of Shares subject to such Option.

    (vi)
    Automatic Exercise.    The Company may, in its discretion, provide in an Award Agreement or adopt procedures that an Option outstanding on the last business day of the term of such Option (the "Automatic Exercise Date") that has a "Specified Minimum Value" shall be automatically and without further action by the Participant (or in the event of the Participant's death, the participant's personal representative or estate), be exercised on the Automatic Exercise Date. Payment of the Exercise Price may be made pursuant to such procedures as may be approved by the Company from time to time and the Company shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 10(d). For purposes of this Section 6(b)(vi), the term "Specified Minimum Value" means that the Fair Market Value per Share exceeds the Exercise Price of a Share subject to an expiring Option by at least $0.50 cents per Share or such other amount as the Company shall determine from time to time. The Company may elect to discontinue the automatic exercise of Options pursuant to this Section 6(b)(vi) at any time upon notice to a Participant or to apply the automatic exercise feature only to certain groups of Participants. The automatic exercise of an Option pursuant to this Section 6(b)(vi) shall apply only to an Option that has been timely accepted by a Participant under procedures specified by the Company from time to time.

    (vii)
    Other Terms and Conditions.    Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine and set forth in the Award Agreement, the vesting criteria, term, methods of exercise and any other terms and conditions of any Option; provided, however, that in no event may any Option be exercisable after the tenth anniversary of the date the Option is granted. Provisions relating to exercisability of Options following Termination of Employment will be determined pursuant to Section 9(a) or as set forth in the applicable Award Agreement. Any determination by the Committee that is made pursuant to this Section 6(b)(viii) may be changed by the Committee from time to time and may govern the exercise of Options granted or exercised thereafter.

  (c)
  SARs.

  (i)
  Grant.    Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom SARs shall be granted, (B) subject to Section 4(a), the number of Shares subject to SARs to be granted to each Participant, (C) the Exercise Price thereof and (D) the conditions and limitations applicable to the exercise thereof. SARs are intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

  (ii)
  Exercise Price.    The Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share, determined as of the date the SAR is granted; provided, however, that the Exercise Price of an SAR granted in tandem with an Option shall be the per-Share Exercise Price of the related Option.

  Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the per-Share Exercise Price of the shares subject to such SAR may be less than 100% of the Fair Market Value per Share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

  (iii)
  Exercise.    A SAR shall entitle the Participant to receive an amount upon exercise equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine and specify in the Award Agreement, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.

  (iv)
  Dividend Equivalents.    Notwithstanding anything in an Award Agreement to the contrary, the holder of an SAR shall not be entitled to receive dividend equivalents with respect to the number of Shares subject to such SAR.

  (v)
  Automatic Exercise.    The Company may, in its discretion, provide in an Award Agreement or adopt procedures that an SAR outstanding on the last business day of the term of such SAR (the "Automatic Exercise Date") that has a "Specified Minimum Value" shall be automatically and without further action by the Participant (or in the event of the Participant's death, the participant's personal representative or estate), be exercised on the Automatic Exercise Date. Payment of the Exercise Price may be made pursuant to such procedures as may be approved by the Company from time to time and the Company shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 10(d). For purposes of this Section 6(c)(v), the term "Specified Minimum Value" means that the Fair Market Value per Share exceeds the Exercise Price of a Share subject to an expiring SAR by at least $0.50 cents per Share or such other amount as the Company shall determine from time to time. The Company may elect to discontinue the automatic exercise of SARs pursuant to this Section 6(c)(v) at any time upon notice to a Participant or to apply the automatic exercise feature only to certain groups of Participants. The automatic exercise of an SAR pursuant to this Section 6(c)(v) shall apply only to an SAR that has been timely accepted by a Participant under procedures specified by the Company from time to time.

    (vi)
    Other Terms and Conditions.    Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine and set forth in the Award Agreement, the vesting criteria, term, methods of exercise and any other terms and conditions of any SAR; provided, however, that in no event may any SAR be exercisable after the tenth anniversary of the date the SAR is granted. Provisions relating to exercisability of SARs following Termination of Employment will be determined pursuant to Section 9(a) or as set forth in the applicable Award Agreement. Any determination by the Committee that is made pursuant to this Section 6(c)(vi) may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter.

  (d)
  Restricted Shares and RSUs.

  (i)
  Grant.    Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine (A) the Participants to whom Restricted Shares and RSUs shall be granted, (B) subject to Section 4(a), the number of Restricted Shares and the number of Shares subject to RSUs to be granted to each Participant, (C) the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and (D) the other terms and conditions of such Awards.

  (ii)
  Transfer Restrictions.    Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement. Restricted Shares may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the applicable Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse. If the Restricted Shares shall be held by a custodian in book entry form, restrictions on such Shares shall be duly noted.

  (iii)
  Payment/Lapse of Restrictions.    Each RSU shall be granted with respect to one Share or shall have a value equal to the Fair Market Value of one Share. RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee and set forth in the applicable Award Agreement, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. If a Restricted

      Share or an RSU is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, unless the grant of such Restricted Share or RSU is contingent on satisfaction of the requirements for the payment of "qualified performance-based compensation" under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for the restrictions applicable thereto to lapse. In the event of a Participant's Termination of Employment due to death or Disability, such Participant's outstanding Restricted Shares and RSUs shall be governed by Section 9(a) or as set forth in the applicable Award Agreement.

  (e)
  Performance Compensation Awards.

  (i)
  General.    The Committee shall have the authority, at the time of grant of any Award, to designate an Award (other than an Option or SAR) as a Performance Compensation Award in order for such Award to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

  (ii)
  Eligibility.    The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant as eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle such Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(e). Moreover, designation of a Participant as eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant as eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

  (iii)
  Discretion of Committee with Respect to Performance Compensation Awards.    With regard to a particular Performance Period, the Committee shall have full discretion to select (A) the length of such Performance Period, (B) the type(s) of Performance Compensation Awards to be issued, (C) the Performance Criteria that will be used to establish the Performance Goal(s), (D) the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and (E) the Performance Formula. Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

  (iv)
  Performance Criteria.    Notwithstanding the foregoing, the Performance Criteria that will be used to establish the Performance Goal(s) with respect to Performance Compensation Awards shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following:

      (A)
      net income before or after taxes,

      (B)
      earnings before interest, taxes, depreciation and amortization ("EBITDA") or EBITDA margin,

      (C)
      earnings before interest, taxes, depreciation, amortization and rent,

      (D)
      operating income,

      (E)
      earnings per share,

      (F)
      total shareholder return, return on shareholders' equity, or shareholder value appreciation,

      (G)
      return on investment or capital,

      (H)
      return on assets,

      (I)
      net operating profit,

      (J)
      share price,

      (K)
      profitability/profit margins,

      (L)
      market share (in the aggregate or by segment),

      (M)
      revenues or sales (in the aggregate or by segment) (based on units and/or dollars),

      (N)
      costs (including cost reductions or costs by category (e.g. interest expense),

      (O)
      cash flow,

      (P)
      cost per available seat mile (CASM),

      (Q)
      CASM ex-fuel,

      (R)
      economic value added, or

      (S)
      strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to on-time arrivals, on-time departures, baggage delivery, customer satisfaction, employee satisfaction, or any combination of the foregoing.

    Such performance criteria may be applied on an absolute basis and/or be relative to one or more peer companies of the Company or indices or any combination thereof. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective manner the method of calculating the Performance Criteria it selects to use for such Performance Period.

    (v)
    Modification of Performance Goals.    The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code), in its sole and plenary discretion, to include or exclude objectively determinable components of any performance measure, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.

    (vi)
    Payment of Performance Compensation Awards.

    (A)
    Condition to Receipt of Payment.    A Participant must be employed by the Company or one of its Affiliates on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing and to the extent permitted by Section 162(m) of the Code, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated prior to the last day of the Performance Period for which a Performance Compensation Award is made, or to the designee or estate of a Participant who died prior to the last day of a Performance Period.

    (B)
    Limitation.    Except as otherwise permitted by Section 162(m) of the Code, a Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goal(s) for the relevant Performance Period are achieved and certified by the Committee in accordance with Section 6(e)(vi)(C) and (2) the Performance Formula as applied against such Performance Goal(s) determines that the Participant's Performance Compensation Award has been earned for such Performance Period.

    (C)
    Certification.    Following the completion of a Performance Period and prior to the payment of the Performance Compensation Award, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant's Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(e)(vi)(D).

    (D)
    Negative Discretion.    In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if applicable Performance Goals have been attained and, in exercising such discretion, may consider additional performance criteria, whether or not listed herein.

    (E)
    Discretion.    Except as otherwise permitted by Section 162(m) of the Code, in no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals

        for such Performance Period have not been attained or to increase the payment with respect to a Performance Compensation Award above the resulting payment level from the achievement of the Performance Goals, (2) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m) of the Code) or (3) increase a Performance Compensation Award above the maximum amount payable under Section 4(a) of the Plan.

      (F)
      Form of Payment.    In the case of any Performance Compensation Award that is subject to performance-based vesting conditions, such Performance Compensation Award shall be payable, in the discretion of the Committee, in cash or in Restricted Shares, RSUs or fully vested Shares of equivalent value, in each case, as specified in the Award Agreement, and shall be subject to such other terms as determined by the Committee in its discretion and set forth in the Award Agreement. The number of Restricted Shares, RSUs or Shares that is equivalent in value to a dollar amount shall be determined in accordance with a methodology specified by the Committee within the first 90 days of the relevant Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code).

  (f)
  Performance Units.

  (i)
  Grant.    Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Performance Units shall be granted.

  (ii)
  Value of Performance Units.    Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine in accordance with Section 4(a) the number and/or value of Performance Units that will be paid out to the Participant.

  (iii)
  Earning of Performance Units.    Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goals have been achieved.

  (iv)
  Form and Timing of Payment of Performance Units.    Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement. If a Performance Unit is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.

  (g)
  Cash Incentive Awards.    Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, shall have the authority to grant Cash Incentive Awards. Subject to Section 4(a), the Committee shall establish Cash Incentive Award levels to determine the amount of a Cash Incentive Award payable upon the attainment of Performance Goals. If a Cash Incentive Award is intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.

  (h)
  Other Stock-Based Awards.    Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including, but not limited to, fully vested Shares) in such amounts and subject to such terms and conditions as the Committee shall determine, provided that any such Awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.

  (i)
  Dividends and Dividend Equivalents.    In the sole and plenary discretion of the Committee, an Award, other than an Option or SAR or a Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including, without limitation, (A) withholding of such amounts by the Company subject to vesting of the Award or (B) reinvestment in additional Shares, Restricted Shares or other Awards; provided, however, that any dividends or dividend equivalents shall be subject to the same restrictions as the underlying Award to which they relate.

7.    Amendment and Termination

  (a)
  Amendments to the Plan.    Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Plan is intended to be a shareholder-approved plan for purposes of Section 162(m) of the Code, and to the rules of the NYSE or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan or increase the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan; provided, however, that any adjustment under Section 4(b) shall not constitute an increase for purposes of this Section 7(a), or (ii) change the class of employees eligible to participate in the Plan. No amendment, modification or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofor have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement.

  (b)
  Amendments to Awards.    The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofor granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancelation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofor granted shall not to that extent be effective without the consent of the applicable Participant, holder or beneficiary. Notwithstanding the preceding sentence or any other provision of the Plan, in no event may any Option or SAR (i) be amended to decrease the Exercise Price thereof, (ii) be cancelled at a time when its Exercise Price exceeds the Fair Market Value of the underlying Shares in exchange for another Award or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a "repricing" of such Option or SAR, unless such amendment, cancellation, or action is approved by the Company's stockholders, it being understood that an adjustment to the Exercise Price of an Option or SAR that is made in accordance with Section 4(b) or Section 8(a) shall not be considered a reduction in Exercise Price or "repricing" of such Option or SAR.

  (c)
  Adjustment of Awards Upon the Occurrence of Certain Unusual, Infrequently Occurring or Nonrecurring Events.    Subject to Section 6(e)(v) and the final sentence of Section 7(b), the Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual, infrequently occurring, nonrecurring or one-time events (including, without limitation, the events described in Section 4(b) or the occurrence of a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event, (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancelation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR and (iii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by canceling and terminating any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR without any payment or consideration therefor.

8.    Change of Control

        Subject to the terms of the applicable Award Agreements, in the event of a "Change of Control," the Board, as constituted prior to the Change of Control, may, in its discretion:

  (a)
  require that (A) some or all outstanding Options and SARs shall become exercisable in full or in part upon the Change of Control or a subsequent Termination of Employment (other than voluntary or for cause termination events), (B) the time-based vesting requirements applicable to some or all outstanding Restricted Shares, RSUs or other Awards shall lapse in full or in part upon the Change of Control or subsequent Termination of Employment (other than voluntary or for cause termination events), (C) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (D) the Performance Goals applicable to some or all outstanding awards shall be deemed to be satisfied at the target or actual level of performance;

  (b)
  require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change of Control, or a parent corporation thereof, be substituted for some or all of the Shares subject to an outstanding Award, with an appropriate and equitable adjustment to such award as determined by the

    Committee or the Board in accordance with Section 4(b) and Section 409A of the Code; and/or

  (c)
  require outstanding Awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive, as of the date of the Change of Control or as otherwise required under Section 409A of the Code, (I) a cash payment in an amount equal to (A) in the case of an Option or an SAR, the aggregate number of Shares then subject to the portion of such Option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a Share as of the date of the Change of Control, over the per-Share Exercise Price subject to such Option or SAR, (B) in the case of a Restricted Share, RSU, or other Award denominated in Shares, the number of Shares then subject to the portion of such Award surrendered to the extent the Performance Goals applicable to such Award have been satisfied or are deemed satisfied pursuant to Section 8(a) above, whether or not vested, multiplied by the Fair Market Value of a Share as of the date of the Change of Control, and (C) in the case of an Award denominated in cash, the value of the Award then subject to the portion of such Award surrendered to the extent the Performance Goals applicable to such Award have been satisfied or are deemed satisfied pursuant to Section 8(a) above; (II) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change of Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (I) above; or (III) a combination of the payment of cash pursuant to clause (I) above and the issuance of shares pursuant to clause (II) above.

9.    Effect of Termination of Employment

  (a)
  Termination of Employment Due to Death or Disability.    Except as otherwise provided for in an Award Agreement, in the event of a Participant's Termination of Employment by reason of death or Disability (i) all outstanding Options and SARs then held by the Participant that are subject to vesting based solely on the Participant's continued employment shall become immediately vested and exercisable in full and shall remain exercisable for a period of 12 months after such termination (but in no event after the tenth anniversary of the date of grant of any such Option or SAR), (ii) all outstanding Restricted Shares and RSUs then held by the Participant that are subject to vesting based solely on the Participant's continued employment shall become fully vested and (iii) all outstanding Awards then held by the Participant that are subject to performance-based vesting criteria will vest at the "target" performance level on a prorated basis based on the number of days elapsed during the applicable Performance Period up to and including the date of Termination of Employment due to death or Disability

  (b)
  Termination of Employment for Reasons Other than Death or Disability.    In the event of a Participant's Termination of Employment for any reason other than death or Disability, or if a Participant is employed by an Affiliate of the Company and the entity ceases to be an Affiliate of the Company (unless the Participant continues in the employ of the Company or another Affiliate), the Committee shall determine, in its sole and plenary discretion, the treatment of any outstanding Awards held by the Participant.

10.    General Provisions

  (a)
  Nontransferability.    During the Participant's lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant's legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) unless prohibited by the applicable Award Agreement, Awards may be transferred for no consideration to immediate family members, family partnerships and family trusts and other individuals and entities that are considered "family members" within the meaning of the instructions to Registration Statements on Form S-8 under the Securities Act of 1933, as amended; provided, however, that Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations and in no event may any Award (or any rights and obligations thereunder) be transferred to a third party in exchange for value. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

  (b)
  No Rights to Awards.    No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

  (c)
  Share Certificates.    All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the NYSE or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

  (d)
  Withholding.

  (i)
  Authority to Withhold.    A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.

  (ii)
  Alternative Ways to Satisfy Withholding Liability.    Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of cash, Shares owned by the Participant (which are not subject to any pledge or other security interest) having a Fair Market Value equal to such withholding liability or, to the extent permitted by the Company, by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option or SAR, or the lapse of the restrictions on any other Award (in the case of SARs and other Awards, if such SARs and other Awards are settled in Shares), a number of Shares having a Fair

      Market Value equal to such withholding liability, or any combination of the foregoing methods.

    (iii)
    Shares to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules). Any fraction of a Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Award holder.

  (e)
  Section 409A.

  (i)
  It is intended that the provisions of the Plan comply with, or be exempt from, Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

  (ii)
  No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.

  (iii)
  If, at the time of a Participant's "separation from service" (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an Award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable individual agreement between the Company and the relevant Participant.

  (iv)
  Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant's account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

  (f)
  Award Agreements.    Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. Notwithstanding anything contained herein to the contrary, the Committee may approve an Award Agreement that, upon the termination of a Participant's employment, provides that, or may, in its sole discretion based on a review of all relevant facts and circumstances, otherwise take action regarding an Award Agreement such that (i) any or all outstanding Options and SARs shall become exercisable in part or in full, (ii) all or a portion of the time-based vesting requirements applicable to any outstanding Award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding award shall lapse and (iv) the Performance Goals applicable to any outstanding award (if any) shall be deemed to be satisfied at the target or any other level.

  (g)
  No Limit on Other Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, other types of equity-based awards (subject to stockholder approval if such approval is required) and cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases.

  (h)
  No Right to Employment.    The grant of an Award shall not be construed as giving a Participant the right to be retained as an officer or employee of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

  (i)
  No Rights as Stockholder.    No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall be entitled to the rights of a stockholder (including the right to vote and receive dividends) in respect of such Restricted Shares; provided, however, that any dividends paid with respect to Restricted Shares shall be subject to the same vesting conditions as applicable to the underlying Restricted Shares. Except as otherwise provided in Section 4(b), Section 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

  (j)
  Governing Law.    The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

  (k)
  Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or

    Award and the remainder of the Plan and any such Award shall remain in full force and effect.

  (l)
  Other Laws; Restrictions on Transfer of Shares.    The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.

  (m)
  No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

  (n)
  No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

  (o)
  Clawback.    The Awards granted under this Plan and any cash payment or Shares delivered pursuant to such an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

  (p)
  Foreign Employees.    Without amending this Plan, the Committee may grant awards to eligible Participants who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

  (q)
  Headings.    Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

11.    Term of the Plan

  (a)
  Effective Date.    This Plan became effective on the date of its adoption by the Board (February 23, 2017), subject to approval by the stockholders of the Company at the

    Company's 2017 annual meeting of stockholders. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

  (b)
  Expiration Date.    No Award shall be granted under the Plan after the tenth anniversary of the date the Plan is approved by the Company's stockholders under Section 11(a); provided, however, no Incentive Stock Option may be granted later than ten years after the date on which the Plan was approved by the Board. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.

MMMMMMMMMMMM . Proxy/Voting Instruction Card MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week Instead of mailing your proxy or voting instructions, you may choose one of the two methods outlined below to vote your proxy or direct the trustee as to shares held in your 401(k) plan. We encourage you to vote by Internet. Internet • Log on to the Internet and go to http://www.envisionreports.com/ual. • Follow the steps outlined on the secured website. Telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. * Proxies submitted by Internet or telephone must be received by 11:59 p.m., Central Time, on Tuesday, May 23, 2017. Voting instructions to the trustee of the United 401(k) plans must be received by 5:00 a.m., Central Time, on Monday, May 22, 2017. This Proxy is solicited on behalf of the Board of Directors. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all the nominees listed under Proposal 1, FOR Proposal 2, FOR Proposal 3, ONE YEAR as the vote frequency under Proposal 4 and FOR Proposal 5. + 1. Election of Directors 01 - Carolyn Corvi For Against Abstain For Against Abstain For Against Abstain 02 - Jane C. Garvey 03 - Barney Harford 04 - Walter Isaacson 05 - James A. C. Kennedy 06 - Robert A. Milton 07 - Oscar Munoz 08 - William R. Nuti 09 - Edward M. Philip 10 - Edward L. Shapiro 11 - Laurence E. Simmons 12 - David J. Vitale 13 - James M. Whitehurst For Against Abstain ForAgainst Abstain 2. Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2017. 1 Year 3. Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers. 2 Years 3 Years Abstain 4. Advisory Vote to Approve the Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers. 5. Approval of the United Continental Holdings, Inc. 2017 Incentive Compensation Plan. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 P C F 3 2 6 3 5 6 1 02JX7F MMMMMMMMM B A Annual Meeting Proxy/Voting Instruction Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. Admission Ticket 2017 Annual Meeting of Stockholders of United Continental Holdings, Inc. Wednesday, May 24, 2017 9:00 a.m., Central Time Willis Tower 233 S. Wacker Dr. Chicago, IL 60606 Doors will open for registration and admittance at 8:30 a.m., Central Time. Upon arrival, you must present this admission ticket and valid picture identification at the registration desk to be admitted to the Annual Meeting. * The Proxy Statement and 2016 Annual Report are available at http://www.envisionreports.com/ual. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Annual Meeting Proxy/Voting Instruction Card – United Continental Holdings, Inc. The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby appoints Oscar Munoz and Brett J. Hart, and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock of United Continental Holdings, Inc. owned of record by the undersigned on the matters listed on the reverse side of this proxy card and, in their discretion, on such other matters as may properly come before the 2017 Annual Meeting of Stockholders to be held at the Willis Tower, 233 S. Wacker Dr., Chicago, IL 60606 on May 24, 2017 at 9:00 a.m., Central Time, and at any adjournments or postponements thereof, unless otherwise specified herein. This proxy, when properly executed, will be voted in the manner directed. If no direction is made, this proxy will be voted FOR all the director nominees listed under Proposal 1, FOR Proposal 2, FOR Proposal 3, ONE YEAR as the vote frequency under Proposal 4 and FOR Proposal 5. In their discretion, the proxies are each authorized to vote upon other business as may properly come before the Annual Meeting. EMPLOYEES/PARTICIPANTS HOLDING SHARES IN UNITED AIRLINES 401(K) PLANS: This card constitutes your voting instructions to Evercore Trust Company, N.A. or its successor, as trustee under the United Airlines 401(k) plans. By signing on the reverse side, you are instructing the trustee to vote the shares of common stock of United Continental Holdings, Inc. held in the 401(k) plan in which you participate with regard to the matters listed on the reverse side of this proxy card and to act in its discretion upon other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof, all as set forth in the Notice to Plan Participants. Your voting instructions to the trustee are confidential. If properly executed and timely received, this voting instruction card will constitute a direction to the trustee to vote on the matters as directed. In its discretion, the trustee is authorized to vote upon other business as may properly come before the Annual Meeting. If no choice is made or no timely direction is received, the trustee will vote your shares in proportion to allocated shares in such plan for which timely instructions are received, subject to applicable law. The proxies cannot vote your shares, and the trustee cannot ensure that your instructions are tabulated, unless you vote or instruct the trustee by telephone, Internet or sign and return this card. Voting instructions to the trustee from employees/participants holding shares in the 401(k) plans must be received prior to 5:00 a.m., Central Time, on Monday, May 22, 2017. Votes from all other stockholders that are submitted by Internet or telephone must be received prior to 11:59 p.m., Central Time, on Tuesday, May 23, 2017. TO BE SIGNED AND DATED ON THE REVERSE SIDE Non-Voting Items Change of Address — Please print new address below. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. C